================================================================================



AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 1999
                                                   COMMISSION FILE NO. 333-84945


================================================================================

     UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D. C. 20549


                          AMENDMENT NO. 3 TO FORM SB-2


             REGISTRATION STATEMENT UNDERTHE SECURITIES ACT OF 1933

                                 QUEST NET CORP.
             (Exact Name of Registrant As Specified In Its Charter)

                     FLORIDA                    [4813]               84-1331134

            (State of Incorporation)  Primary Standard Industrial   IRS Employer
                                      (Classification Code Number   I.D. Number)


                           2999 NE 191ST STREET, PH-8
                            AVENTURA, FLORIDA 33180
          (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                            CAMILO PEREIRA, CHAIRMAN
                                 QUEST NET CORP.
                           2999 NE 191ST STREET, PH-8
                             AVENTURA, FLORIDA 33180
                                 (305) 935-1080
            (Name, address and telephone number of Agent for Service)

                  Please send a copy of all communications to:
                           REBECCA J. DEL MEDICO, ESQ.
                           2999 NE 191ST STREET, PH-8
                             AVENTURA, FLORIDA 33180
                                 (305) 935-1080

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time, at the discretion of the selling shareholder after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------ ---------------- -------------------- ------------------- -----------------
TITLE OF SECURITIES BEING REGISTERED       AMOUNT TO BE     PROPOSED MAXIMUM     PROPOSED MAXIMUM    AMOUNT OF
                                           REGISTERED       OFFERING PRICE PER   AGGREGATE           REGISTRATION FEE
                                                            SHARE (1)            OFFERING PRICE(1)
------------------------------------------ ---------------- -------------------- ------------------- -----------------
------------------------------------------ ---------------- -------------------- ------------------- -----------------


COMMON STOCK, $.0 PAR VALUE                   1,700,000            $4.56             $7,752,000          $2,155.06


------------------------------------------ ---------------- -------------------- ------------------- -----------------
------------------------------------------ ---------------- -------------------- ------------------- -----------------


                       TOTAL (4)              1,700,000            $4.56             $7,752,000          $2,155.06


------------------------------------------ ---------------- -------------------- ------------------- -----------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the closing trade price of our common stock on the NASDAQ Electronic Bulletin Board on November 26, 1999.


(2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminable additional shares of common stock as may be issuable, to prevent dilution resulting from Stock splits, or stock dividends.

(3) The amount being registered is Quest's good faith estimate of the shares required to be issued pursuant to the terms of the Subscription Agreement, based on the fluctuation in the price of Quest's Common stock during the 7 months immediately preceding the filing of this Registration Statement. The actual number of shares to be issued is subject to adjustment and could be materially less or more than the estimated amount depending upon factors that cannot be predicted by us at this time, including, among others, the future market price of the common stock. This presentation is not intended to constitute a prediction as to the future market price of the common stock or as to the number of shares of common stock, which, will be required to be issued pursuant to the Registration Rights Agreement
(4) The sum of $1,654.10 was paid in connection with the filing of the initial Registration Statement.

         WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION MAY DETERMINE.



                                 QUEST NET CORP.
                              CROSS REFERENCE SHEET

FORM SB-2 ITEM NUMBERS AND CAPTION                                              HEADING IN PROSPECTUS
----------------------------------                                              ---------------------

1.       Front of the Registration Statement and
         Outside Front Cover of Prospectus......................................Cover Page of Form SB-2 and
                                                                                Prospectus
2.       Inside Front and Outside Back Cover Pages of
           Prospectus...........................................................Inside Front and Outside Back Cover
                                                                                Pages of Prospectus
3.       Summary Information and Risk Factors...................................Prospectus Summary,
                                                                                Selected Financial
                                                                                Information and Risk
                                                                                Factors
4.       Use of Proceeds........................................................Not Applicable
5.       Determination of Offering Price........................................Cover page of Prospectus and
                                                                                Selling Security Holders
6.       Dilution...............................................................Not Applicable
7.       Selling Security Holders...............................................Selling Security Holders
8.       Plan of Distribution...................................................Cover Page of Prospectus, Selling
                                                                                Security Holders and Plan of
                                                                                Distribution
9.       Legal Proceedings......................................................Business-Legal Proceedings
10.      Directors, Executive Officers, Promoters,
           and Control Persons .................................................Management
11.      Security Ownership of Certain Beneficial Owners
           and Management ......................................................Principal Stockholders
12.      Description of Securities. ............................................Description of Securities
13.      Interest of Named Experts and Counsel..................................Legal Matters and Experts
14.      Disclosure of Commission Position on
           Indemnification for Securities Act ..................................
             Liabilities........................................................Indemnification of
                                                                                Officers and Directors

15.      Organization Within Last Five Years....................................Business
16.      Description of Business................................................Business
17.      Management's Discussion and Analysis or Plan

           of Operation ........................................................Management's Discussion and
                                                                                Analysis or Plan of Operation.

18.      Description of Property. ..............................................Business-Property
19.      Certain Relationships and Related Transactions.........................Certain Transactions
20.      Market for Common Equity and Related

           Stockholder Matters..................................................Market Price of
                                                                                Securities

21.      Executive Compensation. ...............................................Management-Executive
                                                                                Compensation
22.      Financial Statements. .................................................Financial Statements
23.      Changes In and Disagreements With Accountants

         on Accounting and Financial Disclosure ................................Not Applicable
24.      Indemnification of Directors and Officers. ............................Part II
25.      Other Expenses of Issuance and Distribution............................Part II
26.      Recent Sales of Unregistered Securities. ..............................Part II
27.      Exhibits...............................................................Part II
28.      Undertakings ..........................................................Part II

SUBJECT TO COMPLETION, DATED NOVEMBER 22, 1999



         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY COMPLETE OR AMEND THIS PROSPECTUS WITHOUT NOTICE. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS
                                 QUEST NET CORP.


                                     QUEST
                              INTERNET PERFORMANCE
                                     [LOGO]









                        1,700,000 SHARES OF COMMON STOCK





            We are a provider of secure, full-service global Internet and Intranet broadband digital and wireless networking solutions for businesses and individuals. Our common stock is traded on the OTC Bulletin Board under the symbol "QNET". On November 19, 1999, the closing bid and asked price of the common stock as reported on the OTC Bulletin Board was $1.94 and $2.00 respectively.


            The selling security holders named under Plan of Distribution-Selling Security Holders, are selling the shares for this offering. We will not receive any of the proceeds from the sale of common stock by the Selling Security Holders. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses will be borne by the Selling Security Holders.

         INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN THE COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3, ALONG WITH THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.


           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                  THE DATE OF THIS PROSPECTUS IS ________, 1999

                               PROSPECTUS SUMMARY

         THIS BRIEF SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THE PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ THE ENTIRE PROSPECTUS BEFORE CONSIDERING INVESTING IN ANY COMMON STOCK OF OUR COMPANY. SEE APPENDIX A FOR THE DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS.


         QUEST NET CORP. AND UNLESS OTHERWISE NOTED, ITS WHOLLY OWNED SUBSIDIARIES IPQUEST CORP., QUEST WIRELESS CORP., GLOBALBOT CORP., QUESTEL CORP. AND QUEST FIBER CORP. ARE REFERRED TO IN THIS PROSPECTUS AS "QUEST", OUR, WE OR US".

QUEST
         We are a provider of secure, full-service global Internet and Intranet broadband digital and wireless networking solutions for businesses and individuals.

         We have a high bandwidth low-delay connection to the Internet Web (referred to as an ATM).

         We offer:

o        Dedicated high speed Internet access.

o Metropolitan and wide area network data transport services, including virtual private networks.

o        Wireless Internet connection.

         The solutions provided by us include:

o        Dedicated and wireless Internet connectivity.

o        Co-location, hosting, content, e-commerce, and search engine services.

         We anticipate that in the future we will be able to provide discounted long distance services and offshore optical fiber capacity to the islands in the Caribbean Sea, including Cuba.


         For more information regarding our business, our finances and the risk associated with a purchase of our common stock, see " Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors",

         Our executive offices are located at 2999 NE 191st Street, PH-8, Aventura, Florida 33180. Our telephone number is (305) 935-1080

THE OFFERING

SECURITIES OFFERED BY SELLING SECURITY HOLDERS


  COMMON STOCK                                                 1,700,000



EQUITY SECURITIES OUTSTANDING


COMMON STOCK                                                  22,207,022
PREFERRED SHARES                                                     -0-
WARRANTS                                                          47,000
OPTIONS                                                          777,999


o The number of shares being registered is our good faith estimate, based on the fluctuation in the price of our Common stock during the 7 months immediately preceding the filing of this Registration Statement.
o The number of shares outstanding does not include warrants to purchase 47,000 shares and options to purchase 777,999 shares.
o We redeemed 100,000 shares of Preferred Stock in July 1999, at a redemption price of $10.00 per share.
o The options were issued in connection with Employment Agreements, grants to our Board of Directors and grants to our consultants. The exercise price of the options range from $6.00 to $7.25 per share. The warrants were issued to private placement investors, their attorneys and consultants and are exercisable at $9.40 per share.



TRADING SYMBOL                                 QNET

USE OF PROCEEDS                                We will not receive
                                               any proceeds from
                                               the sale of common
                                               stock by the
                                               Selling Security
                                               Holders.

RISK FACTORS                                   AN INVESTMENT IN THE
                                               SECURITIES OFFERED
                                               HEREBY INVOLVES A
                                               HIGH DEGREE OF
                                               RISK. YOU SHOULD
                                               REVIEW CAREFULLY
                                               AND CONSIDER THE
                                               FACTORS DESCRIBED
                                               IN "RISK FACTORS".



                                  RISK FACTORS


IN MAKING AN INVESTMENT DECISION, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS. ALSO, SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT FOR AN INVESTOR TO EVALUATE OUR BUSINESS AND PROSPECTS

         We have minimal business history that investors can analyze to help them decide whether or not to invest in us. Any investment in us should be considered a high-risk investment because investors will be placing their funds at risk in an unseasoned development stage company with unforeseen costs, expenses and problems often experienced by development stage companies.

WE HAVE HAD HISTORY OF LIMITED REVENUES THIS MAY CONTINUE TO BE THE CASE.



         From inception to June 30, 1999, we generated revenues of approximately $1,070,198 and incurred operating expenses of $10,013,079. At June 30, 1999, we had an accumulated deficit of approximately $8,598,558 after discounts and dividends.

WE HAVE HAD HISTORY OF A LIMITED CUSTOMER BASE AND THIS MAY CONTINUE TO BE THE CASE.

         At present, our customer base consists of 104 hosting sites, 3 IP Co-locations (excluding wireless), 35 dial up customers (excluding wireless), and 48 wireless connections. Our ability to operate profitably depends on increasing our customer base and achieving sufficient gross profit margins. We cannot assure you that we will be able to increase our customer base or to operate profitably.

WE ARE SUBJECT TO ALL OF THE SUBSTANTIAL RISKS INHERENT IN AN INTERNET BUSINESS, WHICH MAY HARM OUR ABILITY TO OPERATE SUCCESSFULLY.

     We are subject to all of the substantial risks inherent in an Internet related business, any one of which may harm our ability to operate successfully. These include, but are not limited to:

o Our inability to develop, maintain and/or increase levels of traffic on our Internet sites.
o        Our inability to attract or retain customers.
         Our inability to generate significant Web-based revenue from our customers.
o Our failure to anticipate and adapt to a developing market and the level of use of the Internet and online services for the purchase of consumer products and in general.
         Our inability to upgrade and develop competitive systems and infrastructures.
o The failure of our servers and networking systems to efficiently handle our Web traffic.
o        Technical difficulties and system downtime or Internet brownouts.

IF WE CANNOT MANAGE OUR GROWTH EFFECTIVELY, OUR BUSINESS COULD BE HARMED.

         We are currently experiencing a period of significant growth. As part of this growth, we will have to:

o        Implement new operational procedures and controls.
o        Train and manage our employees.
o        Expand and coordinate the operations of our various subsidiaries.
o        Expand our wireless network throughout Florida and into other states.
o        Hire additional staff.
o        Expand existing offices and open new offices.

         If we cannot manage the growth of our network, staff, offices, and business and coordinate the activities of our technical, accounting, finance, marketing, and sales staff effectively, we will:

o        Commit funds that may not produce revenue.
o        Increase our operational overhead.
o        Expend management time and effort on operations that may not succeed.

IF WE CANNOT INTEGRATE NEW BUSINESSES, OPERATIONS, TECHNOLOGY, AND PERSONNEL OUR GROWTH AND OUR BUSINESS COULD BE HARMED.

         If we acquire new businesses, we will need to integrate new operations, technologies and personnel. Acquisitions and business combinations entail numerous operational risks, including:

o Difficulty in the assimilation of acquired operations, technologies or products.
o        Diversion of management's attention from other business operations.
         Risks of entering markets in which we have limited or no experience. Potential loss of key employees of acquired businesses.

IF WE RAISE ADDITIONAL CAPITAL THROUGH THE ISSUANCE OF EQUITY OR CONVERTIBLE DEBT, YOUR PROPORTIONATE INTEREST WILL BE DILUTED.

            We will need more working capital to expand our operations. If we raise additional capital by issuing equity or convertible debt securities, the percentage ownership of our then-current stockholders will be reduced, and such securities may have senior rights, preferences, or privileges.

WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON THE MOST FAVORABLE TERMS

         We may not be able to obtain financing on favorable terms, or at all, which will limit our ability to:

         Expand.

o Take advantage of unanticipated opportunities, develop or enhance services.
         Otherwise respond to competitive pressures.

           This limitation could harm our business and decrease the value of the shares or cause us to go out of business. If we are unable to continue our operations, your entire investment in us will be lost. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations--Liquidity and Capital Resources" for a discussion of our working capital and capital expenditures.


ACCEPTANCE AND EFFECTIVENESS OF INTERNET ADVERTISING AND ELECTRONIC COMMERCE IS UNPROVEN

         The E-Commerce and web-hosting portions of our business are dependent on an increase in the use of the Internet for advertising and electronic commerce. The Internet advertising market is new and rapidly evolving, and the effectiveness of Internet advertising cannot be accurately measured. As a result, demand and market acceptance for Internet advertising is uncertain and may not increase as necessary for this portion of our business to grow, become competitive, or succeed. The following factors may contribute to slow or minimal use:


o Many advertisers have little or no experience using the Internet for advertising purposes.
o The adoption of Internet advertising requires the acceptance of a new way of conducting business, exchanging information and advertising products and services.

o Potential advertisers may believe Internet advertising to be undesirable or less effective for promoting their products and services relative to traditional advertising media.
o Filter software programs that limit or prevent advertising from being delivered to an Internet user's computer are commonly available.

OUR DATA CENTERS AND THE NETWORKS ON WHICH WE RELY ARE SENSITIVE TO HARM FROM HUMAN FACTIONS AND NATURAL DISASTERS. ANY RESULTING DISRUPTION COULD SIGNIFICANTLY DAMAGE OUR BUSINESS AND REPUTATION.

         Our reputation for providing reliable service largely depends on the performance and security of our data centers equipment and the network infrastructure on which we rely. Our customers often maintain confidential information on our servers.

         Our data centers, equipment and networks, and our customers' information are subject to damage and unauthorized access from:

o        Human error and tampering.
o        Breaches of security.
o        Natural disasters.
o        Power loss.
o        Capacity limitations.
o        Software defects.
o        Telecommunications failures.
o        Intentional acts of vandalism, including computer viruses.

         All of which, will cause interruptions in service or reduced capacity for our customers. These events could potentially jeopardize the security of our customers' confidential information such as credit card and bank account numbers.

         Despite precautions we have taken and plan to take, the occurrence of any one of the events listed above or other unanticipated problems could seriously damage our business and reputation and cause us to lose customers.

         The time and expense required to eliminate computer viruses and alleviate other security problems could be significant and could impair our service quality.

         In the event of any resulting harm to customers, we could be held liable for damages. Awards for such damages might exceed our $1,000,000 liability insurance policy by an unknown but significant amount and could seriously harm our business.


WE COULD NOT PROVIDE ADEQUATE SERVICE TO OUR CUSTOMERS IF WE WERE UNABLE TO SECURE SUFFICIENT NETWORK CAPACITY TO MEET OUR FUTURE NEEDS ON REASONABLE TERMS OR AT ALL.

         Our failure to achieve or maintain high capacity data transmission could negatively impact service levels to our existing customers and limit our ability to attract new customers, which would harm our business.

WE ARE DEPENDENT ON INTERNET NETWORK ACCESS SERVICES WE RECEIVE FROM OTHERS , ANY DISRUPTION OF THESE SERVICES COULD HARM OUR BUSINESS

         We rely on third-party networks, local telephone companies, and other companies to provide data communications capacity. Any disruption of these services could cause our customers to find other providers and prohibit us from obtaining new customers.

OUR BUSINESS DEPENDS IN PART ON OUR NETWORK SERVICE PROVIDER'S NUMEROUS PEERING RELATIONSHIPS. THEIR INABILITY TO MAINTAIN THEIR PEERING RELATIONSHIPS COULD BE COSTLY AND HARMFUL TO OUR BUSINESS.

         The Internet is composed of many Internet service providers that operate their own networks and interconnect with other Internet Service Providers at various peering points.

         If our network service provider's network or infrastructure fails to continue to meet industry requirements for peering or it loses its peering relationships for any reason, our transmission rates could be reduced, resulting in a decrease in the quality of service we provide to our customers.

THE "GOING CONCERN" EMPHASIS ON THE REPORT OF OUR INDEPENDENT ACCOUNTANTS MAY REDUCE OUR ABILITY TO RAISE ADDITIONAL FINANCING.

         The report of our independent accountants on our June 30, 1999 Consolidated Financial Statements contains an explanatory paragraph regarding our ability to continue as a going concern. Our independent accountants cited our history of operating losses, limited operating history, and negative cash flow from operations, which raised substantial doubt as to our ability to continue as a going concern. This "going concern", emphasis may reduce our ability to raise additional financing.

WE COULD LOSE REVENUES AND OUR REPUTATION MAY BE DAMAGED IF OUR SYSTEMS OR THOSE OF OUR CUSTOMERS OR OUR SUPPLIERS ARE NOT YEAR 2000 COMPLIANT.

         We established a program during 1998 to ensure that, to the extent reasonably possible, all systems are Year 2000 compliant.

            Although there is inherent uncertainty in the Year 2000 issue, based on the results of our Y2K program, we currently do not believe that the Year 2000 issues will have a material effect on our internal network, computer systems, or operations.

         We are dependent on a number of third party network service providers. Although we are not presently aware of any third party Year 2000 issues that are likely to result in any disruption of our services, the failure of our third party network service providers to properly correct a Year 2000 problem could result in the interruption or failure of certain normal business activities or operations.


         A significant Year 2000-related disruption of these network services could cause customers to consider seeking alternate service providers or cause a significant burden on customer service and technical support.



YOU MAY NOT BE ABLE TO RESELL SHARES OF OUR STOCK AT OR FOR MORE THAN THE PRICE YOU PAID.
            The price of our common stock and Internet and telecommunication stock in general, have recently experienced extreme volatility that often has been unrelated to the operating performance of any specific public companies. During the period from July 10, 1998 to November 19, 1999 the bid and ask price of our common stock has ranged from a high of $30.71 to a low of $.43. If continued, these broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance. This volatility may negatively impact the liquidity and value of your shares.


POTENTIAL LACK OF LIQUIDITY OF OUR COMMON STOCK
            Our common stock trades on the OTC Electronic Bulletin Board. Stocks trading on the OTC Electronic Bulletin Board generally attract a smaller number of market makers and a less active public market.

            Moreover, since our common stock is traded on the OTC Electronic Bulletin Board, investors may find it difficult to dispose of or obtain accurate quotations as to the value of our common stock.

WE MAY NOT BE ABLE TO QUALIFY FOR OR MAINTAIN LISTING ON THE NASDAQ SMALLCAP MARKET

         We are in the process of applying for listing on the NASDAQ Small Cap Market. The trading of our common stock on the NASDAQ Small Cap Market is conditioned upon us meeting certain quantitative criteria related to the market price of the common stock, net tangible assets, market capitalization, and certain other quantitative and non-quantitative requirements established by such stock market.

         We currently meet the initial listing criteria except for the minimum $4.00 per share bid price.


         To maintain eligibility for trading on the NASDAQ Small-Cap Market, among other requirements, we are required to have net tangible assets in excess of $4,000,000 and have a minimum bid price of $1 per share.


         Our failure to meet such maintenance requirements could result in the de-listing of the common stock from trading on the NASDAQ Small Cap Market. Our failure to be listed or to maintain listing on the NASDAQ Small Cap may restrict investors' interest in the common stock and materially adversely affect the trading market, the price of our common stock, and our ability to secure equity or debt financing.


WE ARE SUBJECT TO PENNY STOCK REGULATIONS AND RESTRICTIONS


         The Securities Exchange Commission has adopted regulations, which generally define Penny Stocks to be an Equity Security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. As of November 26, 1999, the closing trade price of our common stock was $4.56 per share and therefore is designated as a "penny stock". Such a designation requires any broker or dealer selling such securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser, and determine that the purchaser is reasonably suitable to purchase such securities. These rules will restrict the ability of Broker / Dealers to sell our common stock and may affect the ability of Investors to sell their shares.

WE HAVE A SUBSTANTIAL AMOUNT OF STOCK THAT WILL BECOME AVAILABLE FOR RESALE UNDER RULE 144


         We have issued and outstanding 22,207,022 shares of common stock of which 19,994,011 shares are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. Substantially all of these shares, except those held by affiliates, will be available for resale in January 2000.


         Future sales of such shares made under Rule 144 may have an adverse effect on the then prevailing market price of the common stock and adversely affect our ability to obtain future financing in the capital markets and may create a potential market overhang.


OUR ARTICLES OF INCORPORATION ALLOW AUTHORIZATION AND DISCRETIONARY ISSUANCE OF PREFERRED STOCK

         Our Articles of Incorporation authorize the issuance of "blank check", preferred stock. The board of directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting or other rights, including the right to issue convertible securities with no limitations on conversion. Any such designations and issuances, could:

         Adversely affect the voting power or other rights of the holders of our common stock.
         Substantially dilute the common shareholder's interest.
         Depress the price of our common stock.


THE ISSUANCE OF "BLANK CHECK" PREFERRED STOCK COULD DELAY, DETER, OR PREVENT A TAKE OVER, MERGER OR CHANGE OF CONTROL AND MAY PREVENT YOU FROM REALIZING A PREMIUM RETURN


            Our Certificate of Incorporation gives the Board of Directors the sole authority to issue "blank check" preferred stock. The issuance of "blank check" preferred stock could have the effect of delaying, deterring, or preventing a merger, take over or change in control without any action by the shareholders. The Board of Directors, by the issuance of preferred stock, could make it more difficult for a third party to acquire us, even if the acquisition would be beneficial to you. You may not realize the premium return that stockholders may realize in conjunction with corporate takeovers.

UNITED STATES REGULATORY AND LEGAL UNCERTAINTIES COULD HAVE SIGNIFICANT COSTS OR OTHERWISE HARM OUR BUSINESS.

         We provide Internet access and business services, in part, using telecommunications services provided by carriers that are subject to the jurisdiction of state and federal regulators. Due to the increasing popularity and use of the Internet, state and federal regulators may adopt additional laws and regulations relating to content, user privacy, pricing, and copyright infringement. We cannot predict the impact, if any, that future regulation or regulatory changes may have on our business.

         We are subject to applicable provisions of Federal and State securities laws as well as to regulations normally incident to business operations (e.g., telemarketing regulation, occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation and income tax and social security related regulations). Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of these laws and regulations on our proposed activities.

         In addition, we will need the approval of the Foreign Asset Control, the Federal Communications Commission, the State and Commerce Department and the Cuban government in order to complete our proposed Project Unidad. We cannot begin construction until such time as permission has been secured and the proper licenses have been obtained from both governments. Although no assurances can be given, we believe that we will be able to comply with all requirements in order to complete this project.



OUR BUSINESS PLAN CONTEMPLATES FUTURE INTERNATIONAL OPERATIONS BUT THERE ARE NUMEROUS RISKS AND UNCERTAINTIES IN OFFERING SERVICES OUTSIDE OF THE UNITED STATES.

         We intend to expand into international markets. We cannot be sure that we will be able to successfully sell our services or adequately maintain operations outside the United States. In addition, there are certain risks inherent in conducting business internationally. These include:


o             Unexpected changes in regulatory requirements.
o Ability to secure and maintain the necessary physical and telecommunications infrastructure.

o             Challenges in staffing and managing foreign operations.

o             Employment laws and practices in foreign countries.


         Any of these could adversely affect our proposed international operations. Furthermore, some foreign governments have enforced laws and regulations on content distributed over the Internet that are more restrictive than those currently in place in the United States. Any one or more of these factors could adversely affect our contemplated future international operations, and consequently, our business.



WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR TO CONTINUE USING INTELLECTUAL PROPERTY THAT WE LICENSE FROM OTHERS.

         We rely and will rely on a combination of copyright, trademark, service mark, and trade secret laws and contractual restrictions to establish and protect certain of our proprietary rights. We have no patented technology that would bar competitors from our market. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our data or technology.

THE UNCERTAINTY ASSOCIATED WITH UNPROVEN BUSINESS MODELS

      Since Quest Net's business model is relatively new and unproven, we may not be able to anticipate and adapt to a developing market, or may be unable to manage its network infrastructure (including server, hardware, and software, to handle our Internet traffic, or to effectively manage our rapidly expanding operations.


WE LACK UNIQUE SERVICES OR MARKET NICHE IN AN INDUSTRY CHARACTERIZED BY SIGNIFICANT OVERCAPACITY FOR CURRENT DEMAND

            The market for Internet access is highly competitive and fragmented with over 4,800 Internet service providers, primarily in local markets and averaging less than 5,000 customers each. Multiple Internet access providers serve every local market we have entered, or intend to enter. We offer the same type of services as other Internet service providers. Due to our lack of working capital in the past, we have not obtained any significant market share.


WE CANNOT BE CERTAIN THAT WE WILL BE ABLE TO COMPETE WITH SIGNIFICANT PRICING PRESSURE BY OUR COMPETITORS.

         As a result of increased competition in our industry, we expect to encounter significant pricing pressure. We cannot be certain that we will be able to offset the effects of any required price reductions through an increase in the number of our subscribers, higher revenues from our business services, cost reductions or otherwise, or that we will have the resources to continue to compete successfully.


WE MAY NOT BE ABLE TO COMPETE IN THE INTERNET SERVICE MARKET

            We operate in the Internet services market, which is extremely competitive. Our current and prospective competitors include many large companies that have substantially greater market presence, financial, technical, marketing, and other resources than we have. We compete directly or indirectly with the following categories of companies:

o Established online services, such as America Online, the Microsoft Network, CompuServe, and Prodigy.
o Local, regional, and national Internet service providers, such as MindSpring, Earthlink, Network, Inc., Internet America, and PSINet.
o National telecommunications companies, such as AT&T Corp., MCI WorldCom, Inc., Sprint, and GTE.
o        Regional Bell operating companies, such as BellSouth and SBC
         Communications.

            Our competition is likely to increase. We believe this will probably happen as large diversified telecommunications and media companies acquire Internet service providers and as Internet service providers consolidate into larger, more competitive companies.

            Diversified competitors may bundle other services and products with Internet connectivity services, potentially placing us at a significant competitive disadvantage. As a result, our business may suffer.


WE MAY NOT BE ABLE TO COMPETE IN THE LONG-DISTANCE TELEPHONE MARKET
            We intend to enter the long distance telephone market at the beginning of the year 2000. We will compete with long distance carriers and other long distance resellers and providers, including large carriers such as AT&T, MCI WorldCom and Sprint and new entrants to the long distance market. Many of our competitors are significantly larger and have substantially greater market presence and financial, technical, operational, marketing and other resources. We will face stiff price competition and may not be able to compete.

QUEST HAS LIMITED MARKETING AND SALES CAPABILITY.

         Because of our limited working capital in the past, we have not had the resources to develop a marketing and sales force.


         In order to increase our revenues, we are in the process of developing a marketing and sales force with technical expertise and marketing capability. There can be no assurance that we will be able to:

o        Establish such sales force.
o        Gain market acceptance for our services.
o        Retain a qualified Director of Sales.
o        Develop our sales force.
o Obtain and retain qualified sales personnel on acceptable terms, if at all.
o        Meet our proposed marketing schedules or plans.

         To the extent that we arrange with third parties to market our services, the success of such products may depend on the efforts of such third parties.



DEPENDENCE ON QUALIFIED PERSONNEL.

         Due to the specialized nature of our business, we are highly dependent upon our ability to attract and retain qualified technical and managerial personnel. Therefore we have entered into employment agreements with certain of our executive officers. The loss of the services of existing personnel, especially Mr. Pereira, our Chairman/Chief Executive Officer, as well as the failure to recruit key technical and managerial personnel in a timely manner would be detrimental and could have an adverse impact upon our business affairs or finances.

         Our anticipated growth and expansion into areas and activities requiring additional expertise, such as marketing, will require the addition of new management personnel. Competition for qualified personnel is intense and there can be no assurance that we will be able to continue to attract and retain qualified personnel necessary for the development of our business. See "Management".

OUR EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS, TOGETHER, MAY BE ABLE TO EFFECTIVELY EXERCISE CONTROL OVER ALL MATTERS SUBMITTED TO A VOTE OF STOCKHOLDERS.

         Our executive officers, directors, and principal stockholders beneficially own, in the aggregate, approximately 79.9% of our outstanding shares of common stock. In addition, relatives of the executive officers, directors, and principals own approximately 4.5% of the outstanding shares of common stock and most likely would vote their shares with such officers, directors, and principal stockholders.

            These stockholders, if acting together, will be able to effectively control most matters requiring approval by our stockholders, including the election of our Board of Directors. These shareholders can designate the members of our Board of Directors and can decide our operations and business strategy. You may disagree with these shareholders decisions. Even if you do not like our Directors, you will not be able to remove them from office.

            Additionally, such persons would be able to influence significantly a proposed amendment to our charter, a merger proposal, a proposed sale of assets or other major corporate transaction or a non-negotiated takeover attempt. Their influence may not be beneficial to you. If they prevent or delay a merger or takeover, you may not realize the premium return that stockholders may realize in conjunction with corporate takeovers.



THIS PROSPECTUS INCLUDES FORWARD-LOOKING STATEMENTS, WHICH COULD DIFFER FROM ACTUAL FUTURE RESULTS.

         Some of the information in this Prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect", "anticipate", "continue", or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other "forward-looking" information.

         Examples of forward-looking statements include discussions relating to:


o        Plans to expand our existing wireless operations.
o        Plans to enter the international optical fiber market.
o        Introductions of new products and services.
o Estimates of market sizes and addressable markets for our services and products.
o Anticipated revenues from designated markets during 1999 and later years.
o        Statements regarding the Year 2000 issue.


         We wish to caution you that all the forward-looking statements contained in this Prospectus are only estimates and predictions. Our actual results could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties, or actual events differing from the assumptions underlying these statements. Such risks, uncertainties, and assumptions include, but are not limited to, those discussed in this Prospectus.


NO PAYMENT OF DIVIDENDS

         Although we declared a three-for-one stock dividend in December 1998, it is not anticipated that we will pay any dividends on our common stock in the future. The Board of Directors intends to follow a policy of retaining earnings, if any, for use in our business operations. As a result, the return on your investment in us will depend upon any appreciation in the market price of the common stock.

                                 CAPITALIZATION


         The following table shows our capitalization at June 30, 1999. The Preferred Shares listed below were redeemed in July 1999 at a redemption price of $10.00 per share.

                                                     JUNE 30, 1999              SEPTEMBER 30, 1999


                                                      C>
Notes Payable                                                 -0-                            -0-

Long Term Debt                                                -0-                            -0-

Capitalized lease obligations                                 -0-                            -0-


Stockholders' Equity
  Common Stock --no par value, authorized
     50,000,000, issued and outstanding;
     at June 30, 1999; 22,045,500, 47,000
     warrants $7,191, 10,000 options $25,800           13,021,002                      14,064,017
     issued and outstanding at September 30,
     1999 22,207,022, 47,000 warants $7,191
     10,000 options $25,800

Preferred Stock -- no par value,                        1,000,000                             -0-
     authorized 5,000,000 shares issued and
     outstanding at June 30, 1999  100,0001

Additional Paid in Capital                                    -0-                             -0-

Accumulated Deficit                                    (8,598,558)                     (9,213,049)

Total Stockholders' Equity                              5,422,444                       4,850,968




                         SELECTED FINANCIAL INFORMATION


         The following selected financial information is derived from the Consolidated Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Consolidated Financial Statements and Notes. Financial Information is for the period from July 1, 1997 to June 30,1999. Investors should note that the Preferred Shares were redeemed in July 1999 at a redemption price of $10.00 per share.


                                                                                                         THREE MONTHS ENDED
                                                            YEAR ENDED JUNE 30                             SEPTEMBER 30
                                                            1999            1998                       1999              1998
SELECTED INCOME STATEMENT DATA:


Net Revenues.............................................$ 1,070,198            -0-                $  59,484          $ 934,451

Income (Loss) from Operations............................$(8,935,417)      $(4,761)                 (612,360)          (736,681)



Income (Loss) before Income Taxes and


  Extraordinary Item ....................................$(8,932,794)      $(4,761)                 (614,491)          (736,681)



Net Income (Loss) per Share


  Basic..................................................$    (0.67)             *                 $   (.03)         $     (.38)
  Diluted................................................$    (0.67)             *                 $   (.03)               (.38)

Shares Used for Computing Net Loss
  Per Share
Basic....................................................13,322,111        960,028               22,180,102           1,960,028
Diluted..................................................13,322,111        960,028               22,180,102           1,960,028


SELECTED BALANCE SHEET DATA:
                                                JUNE 30,1999               SEPTEMBER 30, 1999


Cash..............................................$4,298,289                    $2,449,825

Total Current Assets..............................$4,340,804                    $2,625,605

Total Assets......................................$6,675,143                    $5,548,644


Current Liabilities...............................$1,252,699                    $  697,676


Stockholders' Equity..............................$5,422,444                    $4,850,968



         Stockholders Equity gives effect to the 10 to 1 reverse stock split in October 1998 and the 3 for 1 stock dividend in January 1999.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


         The following information should be read in conjunction with our Consolidated Financial Statements and Notes, included elsewhere in this Prospectus.


OVERVIEW
         We provide Internet system and network management solutions for enterprises with mission-critical Internet operations, including server hosting, Internet connectivity, collaborative management, and Internet technology services.


         We earn revenue primarily from subscriptions from our customers for Internet connection and access. Subscription fees among our Internet service providers vary between $19.95 and $189.00 per month, depending upon the type of service each customer selects. Customers generally pay us directly on a per-service basis for these services.



         From time to time we have generated revenue from the sale of internet-related software bandwidth and the subsequent modifications to the software.



         Our costs and expenses primarily fall into the following categories:


o        Telecommunications and operations;
o        Employee stock compensation plans;
o        Sales and marketing;
o        General and administrative;
o        Amortization and depreciation.

         Our telecommunications and operating expenses consist of our cost of telecommunications, including the cost of local telephone lines and costs of leased lines connecting the Internet and our operations centers. We expect these expenses to increase over time to support our growing subscriber base.

         Our operating expenses also include employee salaries and benefits, equipment costs, office rent and utilities and customer service and technical support costs. We expect customer service and support expenses to increase over time to support new and existing subscribers.

         Our sales and marketing expenses to date have been minimal due to the start of our operations. We expect those expenses to increase as we implement our business plan in the coming year. We anticipate those expenses to include advertising and commissions and bonuses paid to our sales and marketing personnel. We also anticipate hiring additional sales and marketing personnel to assist us in our rapid growth plans.

         Our employee stock compensation plans consist of restricted common stock awards and options. We have utilized our restricted stock as an incentive to attract and keep qualified experienced key personnel. We plan to look at certain employment agreements currently in place to determine the need, if any for modification. We also plan to develop an employee stock compensation/option plan that will attract new employees, retain current employees, and will not be disproportionate to our income from operations.

         Our general and administrative expenses consist primarily of administrative staff and related benefits. We expect our general and administrative costs to increase to support our growth.

         Our amortization expense primarily relates to the amortization of goodwill and a non-compete agreement acquired in our purchase of an e-commerce provider and certain equipment and licenses related to our proposed plans to offer Internet kiosks. Amortization expense is based on our best estimate of the useful lives of the intangible assets.


         Our depreciation expense primarily relates to our equipment and is based on the estimated useful lives of the assets ranging from three to five years using the straight-line method for the equipment. Depreciation expense is expected to increase as we place in service equipment already purchased and as we acquire additional equipment to support our intended growth.

         We made an acquisition of an e-commerce provider, which has been accounted for using the purchase method of accounting. As a result, the amount by which the fair value of the consideration we paid in the acquisition exceeded the fair value of the net tangible assets we bought of $3,372. We allocated the excess of $331,628 to the non-compete agreement, which was acquired as part of the purchase. The non-compete agreement will be amortized over the life of the agreement, which is three years.

REVERSE SPLIT

         Unless otherwise stated, all share and per share information contained in this prospectus gives retroactive effect to a 1-for-10 reverse split of all outstanding shares of our common stock on October 16, 1998.

COMMON STOCK DIVIDEND

         We issued a stock dividend to shareholders of record on January 6, 1999 giving three shares of our common stock for every one share held. The dividend of 15,525,081 shares was greater than twenty five percent of our pre-dividend outstanding shares; therefore it was accounted for as a forward three for one split.

RESULTS OF OPERATIONS

         The discussion of our historical results set forth below addresses our historical results of operations and annual conditions as shown on our Consolidated Financial Statements for the fiscal year ended June 30, 1999, as compared to the fiscal year ended June 30, 1998. However, this information is not necessarily indicative of our operating results since we had no significant operations until July 1998, when we purchased certain assets of Pact Communication Group, Inc. and began our Internet operations.


THREE MONTHS ENDED SEPTEMBER 30, 1999 AND SEPTEMBER 30, 1998

REVENUE

For the three months ended September 30, 1999, we had $59,484 in revenue consisting primarily of subscriber revenues received for Internet access and Internet related services. Revenues for the three months ended September 30, 1998 consisted of $7,214 in subscriber revenues received for Internet access and Internet related services. Additional revenues were generated from the sales of bandwidth of $396,000, software and installation and modification to the software totaling $531,237. These additional revenues were to one customer. The increase in subscriber revenues is primarily due to our acquisition of Wings Online, Inc. The decrease in software and bandwidth sales is due to the termination of services to the customer.

EXPENSES AND NET LOSS FROM OPERATIONS

Cost of Internet related services for the three months ended September 30, 1999 decreased to $6,082 from $50,852 for the three months ended September 30, 1998. This decrease was due to changes in vendors and related costs.

Cost of revenues for software sales and development decreased to $-0- for the three months ended September 30, 1999 from $600,000 for the three months ended September 30, 1998. The decrease was due to the software sale in 1998 being a one-time sale to one customer.

Stock based compensation for the three months ended September 30, 1999 increased to $6,000 from $-0- for the three months ended September 30, 1998. The increase was due to the issuance of common stock to certain vendors as payment for services or obligations.

Bad debt expense decreased to $-0- for the three months ended September 30, 1999 from $796,000 for the three months ended September 30, 1998. The decrease was due to the write down of receivables due from one customer for software and bandwidth sales. The customer is in default of contractual agreements with respect to the payment provisions of the agreements.

Salaries expense increased to $141,885 from $31,250 as comparing the three months ended September 30, 1999 to the three months ended September 30, 1998. The increase was due to the hiring of employees and commencing our start-up activities and operations.

General and administrative expenses consist primarily of office and equipment rent, costs associated with operating our offices, such as telephones, utilities and supplies, insurance and professional fees, such as legal, accounting and consulting. These expenses increased to $315,637 for the three months ended September 30, 1999 as compared to $181,405 for the three months ended September 30, 1998, primarily as a result of our start-up activities and beginning minimal operations.

Depreciation and amortization for the three months ended September 30, 1999 increased to $202,240 from $11,625 for the three months ended September 30, 1998. The increase was due to our placing in service equipment acquired during the fifteen months ended September 30, 1999, the amortization of intangible assets acquired in our purchase of Wings Online, Inc. and goodwill acquired from the purchase of assets from AVX Communications.

Interest expense for the three months ended September 30, 1999 increased to $33,872 from $-0- for the three months ended September 30, 1998 due to the payment of interest to our preferred shareholder for a delay in the redemption of our outstanding preferred stock.

These activities resulted in a net loss for the three months ended September 30, 1999 of $614,491.


TWELVE MONTHS ENDED JUNE 30, 1999 AND JUNE 30, 1998

REVENUE

For the year ended June 30, 1999, we had $136,361 in revenue consisting primarily of subscriber revenues received for Internet access and Internet related services and revenues from our sale, installation and modifications of software to one customer totaling $537,837 and bandwidth sales to the same customer totaling $396,000, resulting in total revenues from continuing operations of $1,070,198. We had no revenues from continuing operations for the year ended June 30, 1998.

         During the year ended June 30, 1999, we sold software to Secure Transaction International Corp. for $500,000. We also provided installation and modification services to the software totaling approximately $37,837 and bandwidth sales totaling $396,000. We are currently seeking payment through litigation for those and other services. At June 30, 1999, we recorded a charge of $867,842 to allow for the doubtful collection of this account receivable. We cannot determine what the outcome of the lawsuit will be. See "Legal Proceedings- SECURE TRANSACTION INTERNATIONAL CORP. ET. AL."



EXPENSES AND NET LOSS FROM OPERATIONS

         Cost of Internet related services for the year ended June 30, 1999 increased to $95,088 from $-0- for the period ended June 30,1009. Our cost of Internet related services primarily consists of telecommunication costs, including the cost of local telephone lines and costs of leased lines connecting the Internet and our operations centers. We expect these expenses to increase over time to support our growing subscriber base.

         Cost of revenues-software sales and development, for the year ended June 30, 1999 increased to $600,000 from $-o- for the period ended June 30, 1998. Our software sales and development costs consist primarily of our acquisition costs for the software sold to Secure Transaction International Corp. Labor related to any modification of the software after it was sold has been charged to salaries expense.

         Stock based compensation for the year ended June 30, 1999 increased to $7,029,485 form $-0- for the period ended June 30, 1998. The increase was primarily due to common stock issued to our executive officers pursuant to their employment agreements and performance bonuses.

         Bad debt expense for the year ended June 30, 1999 increased to $893,095 from $-0- for the period ended June 30, 1998. The increase was primarily due to software sales to one customer who is in default of the Software Sales Agreement with respect to the payment provisions of the Agreement.

         Salaries expense for the year ended June 30, 1999 increased to $383,160 from $-0- for the period ended June 30, 1998. The increase was due to the hiring of employees and commencing our start-up activities and operations.

         General and Administrative expenses consist primarily of office and equipment rent, costs associated with operating our offices, such as telephones, utilities and supplies, insurance and professional fees, such as legal, accounting and consulting. These expenses increased to $634,861 for the year ended June 30, 1999 as compared to $4,761 for the year ended June 30, 1998, primarily as a result of our start-up activities and beginning minimal operations

         Depreciation and amortization for the year ended June 30, 1999 increased to $313,367 from $-0- for the period ended June 30, 1998. The increase was due to our placing in service equipment acquired during the year and intangible assets acquired in our purchase of Wings Online, Inc.

         Loss of disposal of assets for the year ended June 30, 1999 increased to $56,559 from $-0- for the year ended June 30, 1998, primarily as a result of our replacing equipment acquired at June 30, 1998, which was not placed in service with new equipment acquired during the year ended June 30, 1999.


         These activities resulted in a net loss for the year ended June 30, 1999 of $8,932,794.


LIQUIDITY AND CAPITAL RESOURCES

         Since our inception, we have relied principally upon the proceeds of private equity financings to fund our working capital requirements and capital expenditures. We have generated only minimal revenues from operations to date.


         During the year ended June 30, 1999, we offered and sold 1,039,248 shares of our common stock for total cash proceeds of $925,000, equipment valued at 42,400 and $32,600 in consulting services recorded at the market price of $903,999. We paid a total of $2,950 in cash for legal fees related to the cost of the offering and issued an additional 24,000 shares of our common stock for other costs of the offering valued at $15,000.

         In July 1998, we issued 60,000 shares of our $10.00 stated value convertible preferred stock in exchange for software. The 60,000 preferred shares were converted in September 1998 for 300,000 shares of our common stock. The conversion rate of $.8610 per share was based on 80% of the five-day average bid price for the common stock prior to the date of conversion. The gain on conversion of $341,700 has been credited to retained earnings.

         In December 1998, we issued 100,000 shares of our $10.00 stated valued convertible redeemable preferred stock and 2,607,666 of our common stock to one shareholder in exchange for computer equipment valued at the fair valued of the equipment of $1,724,520. In July 1999, we redeemed our preferred stock at its stated value of $1,000,000.

         In February 1999, we acquired all of the outstanding stock of Wings Online, Inc. for $335,000. The purchase price was paid in $135,000 cash and 29,326 shares of our common stock valued at $200,000. To date, Wings Online has generated positive cash flows from operations.


         In May of 1999, we sold to one accredited investor, 910,747 shares of our common stock for gross proceeds of $5,000,000 less $350,000 in offering costs, resulting in net proceeds of $4,650,000.



         At June 30, 1999 we had cash on hand of $4,298,289 and at September 30, 1999 we had cash on hand of $2,449,825. The decrease of $1,848,464 was primarily due to our $1,000,000 cash redemption of our outstanding preferred stock and the purchase of wireless equipment. We believe we have sufficient liquidity to meet our near-term obligations and to continue with our proposed operations. If we are unable to generate and sustain positive cash flow from our operations and if we incur penalties and interest due to our inability to register certain shares, our liquidity and our planned rate of growth will be adversely affected.


         Although; we cannot accurately predict the precise timing of our future capital, we estimate that we will need to expend approximately $1,000,000 on our wireless expansion to Tampa Florida, $500,000 for T-3 lines and $700,000 in equipment. In addition, our present operating costs are approximately $60,000 per month. If the United States and Cuban governments approve Project Unidad (the installation of undersea cable to Cuba), we estimate that the cost of the project will be approximately $11,000,000 over a two-year period. We have received preliminary indications of interest to finance this project. However, if and when the time comes to begin Project Unidad, we may not be able to get financing or if we do, it may not be on terms favorable to Quest.

         We are in the planning stages of an additional $5,000,000 equity offering which may be dilutive to our existing shareholders. We are also negotiating operating and/or capital leases, which may involve pledging some or all of our assets and may contain restrictive covenants with respect to raising future capital and other financial and operational matters.


         If we are unable to obtain necessary additional capital, we may be required to change our proposed business plan and decrease our planned operations, which would have a material adverse effect upon our business, financial condition, or results of operations.

                                    BUSINESS

EXPLANATION AND BACKGROUND OF THE INTERNET

         The Internet is a global collection of interconnected computer networks that allows commercial organizations, educational institutions, government agencies, and individuals to communicate electronically, access and share information, and conduct business. As businesses have begun to use e-mail, file transfer and area networks, commercial usage has become a major component of Internet traffic.

         In the mid-1990s, Internet service providers began to offer access, e-mail, customized content and other specialized services, and products aimed at allowing both commercial and residential customers to obtain information from, transmit information to, and use resources available on the Internet.

         In its early days, the Web was used to provide information in a relatively passive way. This has been referred to as publishing "electronic brochures". Eventually, many sites became more interactive, allowing searches and retrieval from extensive databases.


         While the interactive capabilities of the Web made purchasing items technically possible, concerns about the security of transmitting credit card information over public data channels inhibited the growth of online commerce. Only in the past 18 to 24 months has electronic commerce begun to find acceptance among consumers. While the credit card and banking industries are continuing to work on solutions to the security weaknesses of the Internet, a growing percentage of the public has grown comfortable purchasing online using the available Secure Socket Layer technology.

         The emergence of the Web, the graphical, multimedia environment of the Internet, has resulted in the development of the Internet as a new mass communication medium. The ease and speed of publishing, distributing and communicating text, graphics, audio and video over the Internet has led to a proliferation of Internet-based services, including chat rooms, online magazines, news feeds, interactive games and a wealth of educational and entertainment information, as well as the development of online communities. In addition, by eliminating many of the costs involved in executing routine commercial transactions, such as simple banking services and retail purchases, the Internet is rapidly providing individuals and organizations with a new medium for conducting business.

HISTORICAL OVERVIEW OF OUR COMPANY

         We were incorporated in the State of Colorado in November 1995, under the name A.P. Sales Inc. Our proposed business was to engage in the purchasing, reconditioning, selling, moving, and repairing of office equipment and furniture, including, primarily, filing and storage cabinets, and workstations. Until July of 1998, our operations were primarily organizational in nature or related to raising capital.


         In July 1998, we acquired certain of the assets of Pact Communication Group, Inc., a privately held Florida corporation. Pact was a provider of Internet system and network management solutions. Pact's solutions include server hosting, Internet connectivity, collaborative management, and Internet technology.

         Pact commenced active operations in September 1996 and incurred losses, as of March 20, 1998 of approximately $132,537. From its inception through March 20, 1998, Pact generated revenues of approximately $482,053 and incurred operating expenses of $614,590.

         Mr. Pereira and Ms. Pereira were the founders of Pact, and both served as officers and directors. At the time of the asset purchase, Mr. and Ms. Pereira were the majority shareholders of Pact and Mr. Pereira was president and a director. In July 1998, in connection with the asset purchase, Mr. Pereira resigned from Pact and became an officer and director of Quest. Mr. and Ms. Pereira sold their stock interest in Pact on September 8, 1998.


         The assets that were purchased were related to Pact's Internet provider business and valued at $125,274. The purchase price for the assets was the issuance of 2,000,000 shares of our common stock. We then changed our name to Quest Net Corp. and, in December 1998, domesticated in the State of Florida.

         After the acquisition of Pact's assets, we became a provider of Internet system and network management solutions for enterprises with mission-critical Internet operation, including sever hosting, Internet connectivity, collaborative management and Internet technology services.

OUR BUSINESS

         We offer dedicated high speed Internet access, metropolitan and wide area network data transport services, including virtual private networks, to commercial clients and other Internet Service Providers and wireless Internet connection at a speed of up to 8 Mbps to a distance of 10 miles on a license free spectrum. We have recently instituted a marketing program for residential wireless Internet connection for condominiums.

         We are a provider of secure, full-service global Internet and Intranet broadband digital networking solutions for businesses and individuals. We have a high-speed low delay connection (referred to as an ATM) and several backup connections to the Internet.

         We believe that we offer one of the fastest and cleanest routing systems for the transfer and delivery of voice, video, and data streams at several speed ranges.

         We utilize our proprietary technology and equipment to provide a total solution for Internet connections to individuals and commercial entities, most of which provide some form of Internet value-added service, such as hosting and e-commerce, to others. We accomplish this through a wholesale business model in which we do not offer consulting services and systems integration, but only provide bulk dial-up Internet access, and dedicated Internet access.

         The solutions provided by us include co-location, hosting, dedicated and wireless Internet connectivity, content, electronic commerce (e-commerce), and search engine services.

         We anticipate that in the future we will be able to provide discounted long distance services and offshore optical fiber capacity.

         Until July 1999, when we terminated our agreement, we serviced our dial-up customers nationwide through more than 228 Points of Presence that were provided through contractual agreements with PSINet.

         In September 1998 and February 1999, we entered into two, four- year contracts with World Com to provide us with certain network transit capacity at a cost of approximately $30,000 per month, per contract to provide us with dedicated fiber connection to the metropolitan area exchange (MAE), which would have allowed us to increase our peering arrangements with other Tier 1 Internet providers. A Tier 1 Internet Service Provider is a provider that has its own IP Assignment (unique numbers, that route Internet addresses) and has dedicated connection from its central office to the peering point, or exchanging point at the Metropolitan Area Exchange ("MAE"). WorldCom was unable to timely provide the necessary fiber facility and allocation of bandwidth in order to commence the services and the contract was terminated in July 1999.

         After an intense review of our operations, revenues and costs, we decided that our operations were to wide-spread and that were expending substantial management, sales and marketing efforts and money to service, maintain and market to customers in a large geographic area. In June 1999, we decided to streamline our operations and curtail our expenses by concentrating our efforts on providing and marketing our services in Florida, with gradual managed growth to other areas.

         Although we are currently focusing on expanding our wireless operations throughout Florida, we intend to expand our connection abilities to selected geographical locations throughout the United States, by the year 2002. Our objective is to shape and lead the global market for in total solution for Internet connections. We intend to achieve this goal through a strategy focused on:

o Expanding our wireless operations throughout Florida and eventually nationwide.
o        Expanding our premier Web site hosting capabilities.
o        Addressing industry-specific customer needs.
o        Developing next generation service offerings.
o Expanding our capabilities through selective strategic alliances and acquisitions.
o Entering the international optical fiber market using Cuba as our entry point.

         We provide or will provide these services through five subsidiaries, each with its own market and customer base. We sell dial-up and dedicated Internet access services through IPQuest Corp. and wireless Internet services through Quest Wireless Corp. We also provide Internet content, e-commerce and search engine development through Globalbot Corp., and will provide long distance phone services through QuesTel Corp. In addition, we plan to provide optical fiber capacity to the islands in the Caribbean Sea, including Cuba, through Quest Fiber Corp. Our operating structure is depicted in the figure below.


                          QUEST'S OPERATING STRUCTURE

                                        QUEST NET CORP.

IPQUEST                               GLOBALBOT                 QUESTEL CORP.              QUEST WIRELESS CORP.    QUEST FIBER CORP.
CORP.

DIAL-UP SERVICES
WEB HOSTING SERVICES


DEDICATED SERVICES                    ADVERTISING SERVICES      LONG DISTANCE SERVICES    WIRELESS INTERNET SERVICES
SEARCH ENGINE SERVICES                CONTENT SERVICES

                                      WINGS ONLINE
                                      E-COMMERCE SERVICES       E-COMMERCE SERVICES

OUR SERVICES

         Our services fall into four main classifications: INTERNET WIRELESS SERVICES, CONNECTION SERVICES, ADVERTISING SERVICES, ACCESS SERVICES, AND CONTENT SERVICES, each serving a different market and a different customer base.

INTERNET WIRELESS SERVICES

       Today most Internet connections are made via regular telephone lines. We utilize the latest wireless technology to allow high speed Internet connectivity.

       We believe that the future of dedicated services is in wireless technology. Wireless technology provides innovative, high-quality solutions for local connectivity and allows us to provide leading-edge technology to our customer base.

       Our main operations are now concentrated on offering Internet Wireless Service in South Florida. We offer Internet wireless services through our Quest Wireless subsidiary. These services are designed to meet the expanding needs of local area network/wide area network (LAN/WAN) users that include:

o        Need for mobility and anytime, anywhere computing.
o        Configuration flexibility for moves, add-ons or changes.
o        Quick implementation.
o        Lower cost.

      To meet these needs, our Internet wireless services are designed to replace or complement wired networks, are ideal for providing network access in areas difficult or impossible to wire, allow mobile applications to work with traditional wired LAN applications, and are non-invasive and aesthetic. In short, they are the only LAN solution for true mobile devices, simultaneously providing both mobility and Internet connectivity.

      The figure to the right depicts a typical wireless Internet Network.



                                GRAPHIC MISSING


       The Wireless Internet system operates using microwave frequencies, which do not require a license. A link to our Internet network is established by installing a microwave antenna and wireless router at the customers' location. We provide the hardware for the duration of service. The wireless router, in turn, provides firewall and routing services to connect the customers' computers to the Internet. For security, the wireless router assigns non-routable addresses that cannot be reached from the outside, but allows the machines to access resources outside your network. The effective distance of the LAN depends on the antenna, power (amp), and environment. Quest Net's wireless products connect at a speed of up to 8 Mbps to a distance of 10 miles, which can be increased by relay hops.

DIRECTIONAL ANTENNA         10 MILES                                 10 MILES       DIRECTIONAL ANTENNA

                                           DIRECTIONAL ANTENNA
        USER                                                                              USER


      The figure below is a simple schematic visualizing a wireless system compared to a conventional wired backbone.

WIRELESS BACKBONE
                                          WIRED BACKBONE




       Wireless LANs connect at a fraction of the cost of dedicated leased lines with no need for extra telephone lines. This characteristic makes them suitable for a variety of applications including:

o Hard to wire architectural structures including heritage/old buildings, asbestos containing buildings, marble-walled buildings, and full conduits.
o Temporary connectivity needs such as on-site training facilities, audit teams and task forces, trade shows and demonstrations, temporary offices and short-term rentals.
o Disaster recovery applications such as crisis management and LAN backup capabilities in case of cable failure.
o Outdoor applications linking two or more buildings on a university campus or buildings within a city.

       The advantages that Quest Wireless provides to the above applications include:

o Cost effective and non-invasive connectivity through most types of physical barriers.
o        Undisturbed, ongoing business activities.
o Reusable set-ups that can be moved to the next project/location with minimal effort.
o        The ability to move people and offices around without rewiring
o        Immediate network installation at the new location
o        More Cost effective than a dedicated leased line.
o        Faster than 64Kbps or T1 lines.

       In June 1999, we signed an agreement with Wireless Inc., a leader in wireless networking, for wireless access equipment and installation valued at $2.5 million. Initially, this equipment will be used to complete the expansion of our wireless network throughout South Florida. The South Florida installation of the WaveNet IP central units has begun and we expect the South Florida installations to be completed within one year.

       The second stage will be to deploy the network on the entire East Coast of Florida and eventually the entire state of Florida. We plan to establish a presence in several major metropolitan cities, including Jacksonville, Tampa, Orlando, and Sarasota by the end of July 2000. This will allow us to build a wireless infrastructure throughout the area that will provide the business community with dedicated high-speed wireless connections at a fraction of the cost of conventional dedicated services.

       We believe that this new expansion plan, combined with the wire infrastructure development already underway on the east coast, will provide us with the framework and foundation to be a dominant force for dedicated services to the business community Florida.

       In order to develop and implement our expansion strategy, we entered into a two-year Internet Access Service Agreement with Qwest and UUNet to provide us with certain network transit capacity.

       We believe that the Qwest agreement will allow us to build on and establish a presence in areas that build on Qwest's infrastructure. This will allow us to integrate our wireless infrastructure with conventional fiber networks across Florida. The agreement would provide for scalable bandwidth that could meet our clients' needs well into the next century.

       As of October 30, 1999, Wireless has generated revenues of approximately $3,616.50.

WIRELESS MARKETING AND PRICING

      Quest Wireless markets its wireless services primarily to owners of existing commercial and residential properties as well as to new property developers. We provide the equipment needed for the wireless connections at a reduced cost to the developers. This gives the developer a state-of-the art; value-added item to attract tenants and increases their bottom-line profits because they receive compensation based on a percent of their tenants Internet usage.

         We have created the concept of an "IQ Building". The IQ Building is completely hi-tech, wired, and wireless Internet Voice and Data building. The IQ Building is equipped with advanced communications technology such as fiber optics, maximum bandwidth, and other leading edge telecommunication services.

         In March 1999, we completed our first completely hi-tech, wired, and wireless Internet Voice and Data IQ Building at the Concord Center II of Aventura Florida, which houses our corporate headquarters. The Concord Center II is the first building that we equipped with advanced communications technology such as fiber optics, maximum bandwidth, and other leading edge telecommunication services. The City of Aventura was the first client to take advantage of our new IQ Building. We offer up to 8 Mbps of Internet access, up to 10 miles from the IQ Building. We have now completed two additional IQ buildings.

         Moreover, as we market our Wireless Service, we are also able to offer our CONNECTION, ADVERTISING, ACCESS, AND CONTENT SERVICES, as a bundled package deal to our Wireless customers and their employees. In the future, we will also include office and residential discounted long distance service in the service package. In addition, we are test marketing the feasibility of including computers and monitors in the Wireless marketing package.

      We also take advantage of the need for this technology by marketing our Wireless service package to small businesses and larger corporations that require fast and reliable access to the Internet but would rather not have the expense of hard wiring and maintenance or the connection setup delays.

     Our present Wireless Pricing structure is as follows:


    --------------------------------------------------------------------------------------------------------

                                      WIRELESS SERVICE PRICING STRUCTURE

    -------------------------- ------------------------- ----------------------------- ---------------------

          SERVICE TYPE             PRICE PER MONTH             INSTALLATION FEE           ACTIVATION FEE

    -------------------------- ------------------------- ----------------------------- ---------------------

    Single Account                   $ 59.00                         N/A                      $99.00

    -------------------------- ------------------------- ----------------------------- ---------------------

    Shared Account                   $189.00             $189 for 3 computers                 $99.00
                                                         $ 89 for each
                                                         additional computer.

    -------------------------- ------------------------- ----------------------------- ---------------------

    Dedicated Account                $699.00             $2,599                               $99.00

    -------------------------- ------------------------- ----------------------------- ---------------------

    Residential Account               $59.00             FREE                                 $99.00

    -------------------------- ------------------------- ----------------------------- ---------------------


INTERNET WIRED CONNECTION (ACCESS) SERVICES

         Internet Wired access services require a local network connection from a customer to an Internet service provider's local facilities.

         For large, communication-intensive users, these connections are typically dedicated connections direct from the customer to the Internet service provider. For residential, small, and medium sized business users, these connections are generally connections obtained by dialing into a local exchange.

         Once a local connection is made to the Internet service provider's local facilities, information can be transmitted and obtained over a packet-switched data network. This network may consist of segments provided by many interconnected networks operated by a number of Internet service providers. This collection of interconnected networks makes up the Internet.

         Communications on the Internet are governed by Internet protocol, an inter-networking standard that enables communication across the Internet regardless of the hardware and software used.

         Wired connection services to the Internet are provided through our IPQuest subsidiary. The Internet connection or access market is comprised of Internet Service Providers, Internet Presence Providers (IPPs), Internet Content Providers (ICPs) and large corporations, organizations and small office home office ("SOHO"), up to a T-3 (45 Mbps) connection level. The Internet connection services afforded to this customer base include dial-up, hosting, and co-location services.

         In April 1999, we entered into a three-year contract with e.spire Communications, Inc. to purchase PRI's in Florida. Presently we are operating six lines. Customers call into our POP located in Aventura Florida, via one of six PRI's provided by e.spire, they will then be routed to the Internet via a high speed dedicated Internet connection.


         Pricing for dial-up services are described in the following table.
         -----------------------------------------------------------------------------------------------
                                      DIAL-UP SERVICE PRICING STRUCTURE

         SERVICE TYPE                 PRICE PER MONTH      TERMS
         U.S. Customers               $19.95               Monthly
         Dial on Demand (ETRN)        49.95                Monthly
         T1 Frame (56K)               150.00               Local Loop & Installation
         T1 Frame (1.5 Mb/s)          895.00               2 Year Contract, Local Loop & Install
         ---------------------------- -------------------- ---------------------------------------------

         From July 1998, the date it became operational to October 30, 1999, IP Quest generated approximately $14,587 in revenue from Dial up revenue.

         IPQuest is in the process of launching a no-frills $9.95 per month unlimited Internet access, which will include one E-mail address per subscriber. This service will be offered in Dade, Broward, and Palm Beach County Florida beginning late December 1999.


HOSTING SERVICES

         IPQuest provides technical support while giving the end user the fastest possible connection to the Internet through T1 and T3 connections. We also provide the latest in cutting edge marketing for customized Web sites, including a complete Internet Commerce Solution (ICS). We will work with their customers' in-house resources and will handle everything from setup to a search engine registration to provide the customers' a Web presence with a minimum of effort.


         Quest Net offers its customers three pricing options to accommodate multiple customer needs and budgets as described in the following table.


         -------------------------------------------------------------------------------------------
                                        HOSTING SERVICES
                                       PRICING STRUCTURE
                                       -----------------

                   SERVICE TYPE                     PRICE PER MONTH                   TERMS
                   ------------                     ---------------                   -----
                    Value Plan                      $24.99                       Set-up @ $39.99
                  E-Commerce Plan                   $49.95                       Set-up @ $99.00
                 Co-Location Plan                   $99.00 Port Fee              Set-up @ $500.00
         ---------------------------------- -------------------------------- -----------------------

Each plan is individually described below.

VALUE PLAN This plan is designed to attract individuals and small business entities and offers the following:

o        Includes the first 2,500 Mb, plus 3 cents per Mb thereafter.
o        10 Mb of disk space.
o        2E-mail accounts (POP3).
o        Account control panel via Web.
o        Unlimited FTP updates. Choice of UNIX or Windows NT hosting.
o        Microsoft Front Page support.
o        Telenet access to the server (UNIX hosting).
o        Personal CGI Directory for personalized scripts.
o        Site counter as well as detailed statistics.
o        E-mail forwarding, auto responders, and vacation reply.
o        Domain name registration.  InterNIC fees are additional.


COMMERCE PLAN This plan is designed to attract companies selling products and services on the Internet and offers the following:

o        Includes the first 5,000 Mb, plus 3 cents per Mb thereafter.
o        Storage Limit: 100 MB (Extra storage at $0.40/Mb/Month).
o        10 E-mail accounts (POP3)
o        Secure Socket Layer (SSL) for credit card transactions.
o        Shopping Card application, fully configurable.
o        SQL support for database applications.
o Database utilities such as search engine, guest books, feedback forms, mailing lists, and mass E-mail conferencing.
o Domain name registration (www.customersname.com). InterNIC fees are additional.

CO-LOCATION PLAN This plan is designed to attract companies or individual business entities running their own servers and offers the following:

o        Includes the first 1,000 Mb, plus 3 cents per Mb thereafter.
o        Connect into a 100 Mbps network.
o        10 IPs per server (Extra IP available at $9.99/Month).
o        Server available for lease for an extra $69.00 per month.


DEDICATED LINE SERVICES Dedicated lines consist of anything over 64K of dedicated connection that stay on continuously. These lines may be either wireless or hard-wired with point-to-point connectivity.

         From July 1999 to October 30, 1999, IP Quest generated approximately $85,355 in revenue from Hosting Services.

         In April 1999, we were chosen to host the new Volkswagen Press Room Website and Intranet. The Press Room will be used facilitate communication between these Volkswagen managers that are spread all over the world and will enable the users to have instant access to "the tools of their trade. Web Solutions and Johan Wagner, the South African PR manager for Audi, conceived this Website.

                                  GRAPHIC HERE


WIRELESS BACKBONE                             WIRED BACKBONE

E-COMMERCE SERVICES

         We have recently launched our GlobalBot subsidiary, which develops and operates dedicated search engines and also offers Web site platforms for e-commerce transactions.

         We believe that current search engines are clogged up and have lost their focus and that dedicated search engines will bring order to the present chaotic collection of multimedia and resources on the Internet. The Internet was not designed to support and organize publications and the accurate retrieval of information, as a library would. A dedicated search engine that can facilitate automated indexing much like a human indexer will be able to retrieve specific information based on author names, length of document, subject matter and date of publication, allowing the user efficient access to the specific information he is seeking. Once the user has found that specific information site, the user becomes a captive audience for those vendors selling products related to that specific topic. Herein lies a tremendous opportunity to generate advertising revenues.


         Our search engines are designed to organize the Net's storehouse of information (books, newsprint, raw scientific data, menus, meeting minutes, advertisements, video and audio recordings, transcripts or interactive conversations) in a manner similar to a traditional library.


         We are in the final stages of developing search engines, which combine librarian's skill with the computer's ability to automate and index information. A prototype can be evaluated at globalbot.net.

         In February and March 1999, we acquired three industry-specific, e-commerce sites, namely, Wings Online, an aircraft e-commerce sites, Boats Online, a boat marketplace and resource center, and Cars Online an automobile market place. At present Wings Online is the only site that is operational and generating revenues. Moreover, Wing Online, Inc., a wholly owned subsidiary of Globalbot, is Globalbot's only source of revenue at this time. From July 1998 to October 31, 1999, Wings Online generated revenue of $106,683.64.

         Wings Online is used as a market place to purchase airplanes, parts, and accessories, locate aviation services, financing, or insurance, and as an employment forum for those seeking employment in the aviation industry. Wings Online normally charges $25 per month per listing for a two-month listing. The charge to dealers is a flat rate of $25 until the item listed is sold.

         The Boats Online and Cars Online sites are not currently operational, but we believe they are equivalent in the potential to generate listing and advertising revenues. We are converting both of these sites to the same streamlined, user-friendly format as used by Wings Online and will apply a similar pricing structure.

         We have recently completed the acquisition of the registered domains for the following proposed e-commerce sites, Yacht Online.com and Motor Bikes Online. These sites are under construction and will follow the same format as the Wings Online site..


FUTURE OPERATIONS

         The following is our proposed plan to expand our business operations over the next several years. This plan is contingent on several factors, including but not limited to, financing of the projects, governmental approval when necessary and retaining additional competent personnel. There can be no assurances that we will be able to implement this expansion or that once implemented that it will be successful.

SEARCH ENGINE ADVERTISING SERVICES

       The participating community attracted by a search engine is a prime marketing audience for vendors selling products and services into the market that the search engine serves. We are beginning to develop a Web advertising sales organization that will educate, advise, and guide advertisers on optimizing their Web advertising purchases. Its specialized services and technology will enable advertisers to target the mass audience of Web consumers or tailor an advertising strategy for specific affinity groups or for consumers possessing certain demographic traits or requesting information relevant to certain advertisers. Search engine advertisements are of two types, General Banner and Targeted, which are described and priced as follows:

o GENERAL BANNER The average rate for Banner advertising is $50 per month, which is currently in place on all of Globalbot's e-commerce sites. However, we will soon implement a new pricing structure starting at 2 1/2 cents per exposure. We believe that more revenue can be generated with this policy than a flat monthly rate.

o TARGETED Targeted advertising is "key word" driven and can be more expensive than banner advertising depending on the key word selected. For example, an insurance company can have its advertisement shown in specific area code or zip code territories, the codes being the key words selected. Prices here range from 3 cents to 8 cents per exposure, depending on the key word or words selected, averaging about 5 cents per exposure.

       Both types of advertising will be subject-specific and will appear on the Web window that summarizes the seekers' search results. The typical advertiser targeted by us for our Web site advertising will be large corporations or organizations that currently advertise nationally in print, radio, television or electronic media, as well as local advertisers looking for exposure in specific geographic areas.

       We anticipate that we will be able to provide Search Engine Advertising Services by the middle of January 2000.

INTERNET KIOSK SERVICES

         In May 1999, we acquired certain assets of AVX, Inc. valued at $300,000 in exchange for an aggregate of 39,894 shares of our common stock. The assets that were acquired consisted of kiosk systems, a video studio, digital cameras, software licenses, magnetic insertion card readers, electronic equipment, and computers.

         AVX is a Virginia based manufacturer and developer of Axcess Internet Kiosk Systems. Axcess encompasses a public-proof browser, which prevents vandalism and allows easy navigation with a touch pad mouse and keyboard. Statistics show that over 80% of public Internet access use is for email. Axcess software features the best email system in a public browser. Finally, Axcess utilizes a unique 3" wide thermal printer that provides customers a receipt at the close of their transaction.

         The Axcess Internet Kiosk Internet System is comprised of a computer and monitor, set in a kiosk type cabinet that contains a mechanism for accessing the Internet through the use of cash or credit cards. The Kiosk Internet System will offer Internet access to people without the need for a large capital investment and will also supply Internet access to people who are traveling.


         We plan to position Kiosk Internet Systems initially in Florida, expanding to other parts of the United States and eventually South Africa and Europe. Our initial placement target market will be airports, hotels, train stations, universities, and other easily accessible public areas.


         The Kiosk Internet Systems will operate in the same manner as public fax machines located in airports and stores. The user will insert a credit card, which will enable him or her to connect to the Internet. Initially we plan to offer free e-mail access via our Kiosk Internet Systems to users. We will pay the establishment that hosts the Kiosk Internet System 20% of the revenues generated at the establishment. Due to our concentration on the Wireless operations, the deployment of the Kiosk Internet Systems has been tabled until we obtain additional personnel.


SOUTH AFRICAN MARKET

         We have identified South Africa as an untapped telecommunications and Internet market with a great potential to generate revenues. We believe that with the growing political maturity in South Africa, the demand for easily accessible information is increasing. We intend to position ourselves to provide telecommunications and Internet services to take advantage of this growing demand.


         In March 1999, we were going to acquire a 40% interest in Web Solutions, a South African Web page designer, and developer. We were unable to consummate the purchase due to our inability to obtain financing at that time and the Web Solutions declined our offer of issuing stock for the purchase price. After we declined the purchase, Mr. Pereira, our president purchased the interest through his South African company, Quest Net Corp. SA (PTY) LTD. Quest Net Corp. SA (PTY) LTD name has been changed to Africainternet LTD. Africainternet Corp., an Idaho corporation, is the Majority Shareholder of Africainternet LTD. and Mr. Pereira is a Shareholder of Africainternet
Corp.

         In May 1999, the Board of Directors, with Mr. Pereira abstaining, approved the purchase of 49% of the authorized but unissued common stock of Africainternet LTD., a South African Internet company, for $4,000,000. The purchase price was to be paid in our restricted common stock, valued at market as of the date of the closing of the transaction. The transaction was unduly delayed while waiting for the South African Government to approve the payment of the purchase price in our restricted common stock.

         Due to the delay, the transaction was restructured to provide for the Purchase of 49% of Africainternet Corp., an Idaho corporation, which is the Majority Shareholder of Africainternet LTD. The purchase price of $4,000,000 was arbitrarily determined by Quest and Africainternet and is payable in shares of the Quest's common stock with an equivalent market value of $3,800,000 dollars determined by the NASDAQ ("bulletin board") closing bid price on the day preceding the Closing and $200,000 dollars paid as follows:

          o $100,000 to the Africainternet Corp's attorney's trust account at Closing; and
          o $100,000 to the Company's attorney's trust account 60 days after Closing

         The financial statements of Africainternet Corp are in the process of being prepared and will be provided to Quest upon completion. In the event the financial statements are not satisfactory to Quest, we may, at our sole discretion, cancel the Agreement. The Agreement has been approved by all of our directors, including our outside directions. We anticipate that this transaction will be concluded prior to December 31, 1999.

         We will be seeking other acquisitions and strategic partners South Africa as the opportunity arises.

OPTICAL FIBER NETWORK SERVICES

         Fiber Optics is the art of transmitting light and optical images through transparent fibers, either clear plastic or glass. This technology offers myriad advantages to copper-based cable, which has been used extensively to date for transmission purposes. One major advantage is the creation of higher bandwidth that makes possible the transmission of high capacity images over the Internet.

         The advantages of optical fiber as a communications medium has been recognized since the technology was introduced in the mid-1970s, but the cost of the optical fiber and the associated electronics prevented its deployment until the mid-1980s when single-mode fiber optic systems began to be installed in the long distance transmission facilities of the telephone companies. Essentially, all terrestrial and submarine communications systems now use fiber optic cables and, as the economics continue to improve and the demand for bandwidth continues to increase, fiber optic cable will be used in more and more applications. Thus, the increasing use of fiber optics transmission facilities in communications networks is well established.

         As use of the Internet continues to become a major tool of commerce, and as world economies continue to grow and U.S. trade and communications are initiated with under-developed and otherwise strategically isolated nations, we recognize an opportunity to bring fiber optic capabilities to Cuba and to the tourist rich islands of the Caribbean.

         As soon as the political tension between the United States and Cuba is resolved, we plan to enter the international optical fiber market using Cuba as a starting point, through our Quest Fiber subsidiary.

         Conceptually, PROJECT UNIDAD will use submarine and terrestrial connections to extend high capacity fiber optics to Havana and all other major cities in Cuba. The main connection point in the U.S. will be Key West, Florida. Havana is targeted as the first interconnection point in Cuba. This is the communications equivalent of an Interstate Highway system that will enable the deployment of new, bandwidth-hungry communication applications such as fast Ethernet, ISDN, video conferencing, and telemedicine and distance education.

         The figure below is a visual representation of PROJECT UNIDAD'S proposed network.




                                GRAPHIC MISSING

         PROJECT UNIDAD is intended to be a high capacity, fiber optic communication network connecting Cuba's major population center with the United States and the world. It will use state-of-the-art optical amplification and be plow-buried from shore station to 4,900 ft. to avoid external aggressions. A collapsed Synchronous Optical Network (SONET) ring will provide equipment redundancy. A SONET is a standard way to interconnect high-speed traffic from multiple vendors. This installation is expected to have a minimum service life of 25 years.

         There is currently no fiber optic cable connecting Cuba with the U.S. and the rest of the world. If and when Project Unidad is constructed, fiber optic capacity will immediately multiply by fifty times the amount of the current copper capacity by adding shore-based electronic equipment. The total design capacity for this project is 10 Gigabytes (Gbps) or enough to carry 129,024 simultaneous voice or data calls.

         Based upon the average of three independent quotes from venders that specialize in fiber optics, it is estimated that the overall cost of the project will be approximately $11,000,000 and will be completed within one year from the date of the approval by the proper governmental agencies and securing financing for the project. Most vendors in the Fiber Optic industry provide vendor financing, we have an oral commitment from one vender for financing for the Project. In addition, we have had indications of interest for financing from a representative for several banks. However, there can be no assurance that the actual financing will take place or that it will be on terms acceptable to us.

         A feasibility study has been completed by SETWAVE Communications, a New Jersey based firm that specializes in management and design of Fiber Optics undersea cable. SETWAVE has also been awarded the management contract for the construction and installation of the cable.

         The Project Unidad system is being designed primarily for data and will only carry Internet and data traffic. Therefore we will not be involved in settlement of telephone tariffs, which is a point of contention between the United States and Cuba.


         After preliminary contact with the Office of Foreign Asset Control, the Federal Communications Commission and State and Commerce Departments, we are confident that there is no violation of the Cuban Democratic Act in our proposal, as Internet traffic is already widely available between the United States and Cuba.

         In June 1999, our Chairman/Chief Executive Officer received a license from the United States Department of the Treasury to travel to Cuba to discuss Project Unidad with Cuban officials. The license travel was for discussion purposes only. In August 1999, Mr. Pereira traveled to Cuba to discuss the Project. Cuban officials expressed an interest in the project however, we will not be able to conclude any negotiations or begin construction until such time as permission has been obtained from both the United States and Cuban Governments.

         In order to begin the Project, a landing license for the United States must be obtained from the Federal Communications Commission to build the fiber optic cable. A license will only be granted once the Office of Foreign Asset Control (i.e.: the Department of State, Department of Commerce, and the Treasury Department) consent. In order the obtain a landing license in Cuba we will be working with the Monopoly Telephone Company of Cuba, who will apply to the Ministry of Telecommunication for the license.

         Once both landing licenses are obtained, we will then have to obtain the approval of the United States Army Corp of Engineers and the Florida State and local governments before construction begins.

         The United States landing license was applied for under Section 214 of the Communication Act of 1934 in June 1999. We are unable to determine when, if ever a license will be granted.


THE CUBAN MARKET

         ALL DATA HAS BEEN OBTAINED FROM PUBLISHED, FREELY AVAILABLE SOURCES. IN
ALL CASES NON-PROPRIETARY INFORMATION WAS USED.


                   ------------------------------------------------------------------------

                              CUBA DEMOGRAPHICS & TELECOMMUNICATIONS INDICATORS

                   ------------------------------------------------------------------------
                   ---------------------------------- -------------------------------------

                   Population                         11 million

                   ---------------------------------- -------------------------------------
                   ---------------------------------- -------------------------------------

                   Population, Havana                 2.1 million

                   ---------------------------------- -------------------------------------
                   ---------------------------------- -------------------------------------

                   Human Development Ranking          89th out of 173 countries

                   ---------------------------------- -------------------------------------
                   ---------------------------------- -------------------------------------

                   Literacy rate                      98.5%

                   ---------------------------------- -------------------------------------
                   ---------------------------------- -------------------------------------

                   # of schools of higher education   46

                   ---------------------------------- -------------------------------------
                   ---------------------------------- -------------------------------------

                   GDP                                $13 Billion

                   ---------------------------------- -------------------------------------
                   ---------------------------------- -------------------------------------

                   Main telephone lines               356,000

                   ---------------------------------- -------------------------------------
                   ---------------------------------- -------------------------------------

                   Annual Minutes per Subscriber      34.8

                   ---------------------------------- -------------------------------------
                   ---------------------------------- -------------------------------------

                   International Telephone Circuits   1900

                   ---------------------------------- -------------------------------------
                   ---------------------------------- -------------------------------------

                   Teledensity                        3.2 million

                   ---------------------------------- -------------------------------------
                   ---------------------------------- -------------------------------------

                   # Households                       3.2 Million

                   ---------------------------------- -------------------------------------
                   ---------------------------------- -------------------------------------

                   Residential Main Line%             7.3%

                   ---------------------------------- -------------------------------------
                   ---------------------------------- -------------------------------------

                   Residential Connection Charges     US$ 100

                   ---------------------------------- -------------------------------------
                   ---------------------------------- -------------------------------------

                   Residential               Monthly  US $6.3
                   Subscriptions

                   ---------------------------------- -------------------------------------

o Data from "1998 World Telecommunication Development Report," Published by ITU, Geneva, Switzerland and "Culturegram 1996", published by Bringham Young University.
o Data represents 1996 demographics, the latest year for which information is available


                   VOICE CHANNELS FROM US TO CUBA, AS OF 1996

                             ---------------- ------------------ --------------

                             Carrier          Link               Authorized
                                                                 by the FCC

                             ---------------- ------------------ --------------
                             ---------------- ------------------ --------------

                             AT&T             Undersea Cable     143

                             ---------------- ------------------ --------------
                             ---------------- ------------------ --------------

                             AT&T P.R.        Interlsat          150

                             ---------------- ------------------ --------------
                             ---------------- ------------------ --------------

                             Sprint           Intelsat           120

                             ---------------- ------------------ --------------
                             ---------------- ------------------ --------------

                             WorldCom         Intersputnil       390

                             ---------------- ------------------ --------------
                             ---------------- ------------------ --------------

                             Total                               953

                             ---------------- ------------------ --------------

o "Cuban Telecommunication Infrastructure and Investment," L. Press, as presented at the Conference of the Association for the Study of the Cuban Economy, August 1996

         Cuba is the largest Caribbean Sea country, larger than nearly all of the islands within the Caribbean Sea area combined, and, with 11 million citizens, has nearly one-third of the combined populations.


         The average literacy rate in this country is 95.7% nearly equally balanced between male and female genders. All citizens age 15 and over can read and write. We believe that Cuba's segmented age structure and high literacy rate indicates a need for high bandwidth-demanding enterprises such as the Internet.


         In the area of communications, Cuba's telephone system is among the world's least developed networks. There are only 229,000 telephones for 11 million people, connected internationally in the Atlantic Ocean region by one Intersputnik satellite, Intelsat, and a 35-year-old copper undersea Cable owned by AT&T. Data describing the domestic network is currently not available. We have not been able to obtain any statistics with regard to the number of installed computers and Internet usage in Cuba.


         According to a 1993 estimate, Cuba has 2.14 million radios and three radio broadcast and short-wave stations. There are also 58 domestic television broadcast stations serving this population.

         The above referenced data indicates a tremendous telecommunications need and opportunity in Cuba.


         The cable will be a gateway to gateway. Quest will not be involved in computer installation, ISP's, wireless, server networks, or other infrastructure to connect customers within Cuba to our proposed cable.


LONG-DISTANCE TELECOM SERVICES

        In the US, local calling revenue was $96.6 billion in 1997. Long distance revenue came to $92.7 billion in the same year and is estimated at $102 billion in 1998. Future growth rates are forecast at 10%. The defining feature of today's telecom market is change, spurred by technological advances and deregulation.


         Today, about 94% of all U.S. households have telephone service. With the dissolution of AT&T's national monopoly in 1982, a new era of competition began, one with cheaper rates, sophisticated pricing management, and barrage of telemarketing tactics. Mega-mergers have now become the norm in this industry, as competitors buy their customers through acquisition rather than build new networks. In 1996, these mergers totaled $77 billion. In 1998, the MCI-WorldCom merger alone was valued at $37 billion. This deal highlights how a formerly obscure company such as WorldCom, which started life in 1983 as a cut-rate long-distance carrier called LDDS, can grow into a dangerous rival through acquisitions. WorldCom has acquired approximately 40 competitors over the years. The marriage of MCI to WorldCom created the third largest U.S. telecommunications company, behind AT&T and Sprint.

     A developing trend in the long distance phone market is the reselling of long distance services bought, under high volume contracts and at deeply discounted rates from major telecommunications carriers such as those mentioned above. These services are resold to commercial customers too small to receive the discounts directly from the major firms. The resellers operating in this area of long distance activity (both regional, national and international) are high growth companies with incomes between $10 million and $100 million, are experiencing double digit growth rates, and are lean staffed. We plan to enter this market through our QuesTel subsidiary.

     We plan to enter the long distance telecom service market before the end of June 30, 2000. The Federal Communications Commission has recently accepted our application for a cable-landing license. This license authorizes us to:

o        Transfer control of or assign the authorization of a carrier.
o        Be a facilities-based carrier.
o Resell the switched services of other common carriers to provide international switched telecommunications services between the United States and international points.
o        Resell the private line services of other common carriers to provide:
         (1) Non-interconnected international private line services the United States and international points, and/or (2) Switched services to a country for which the Commission has authorized the provision of switched services over private lines or (3) To exceed the 25 percent foreign ownership benchmark under Section 310(b)(4) of the Communications Act.


     In September 1999, we applied for a Competitive Local Exchange Carrier License. We anticipate that this license will be issued no later than January 2000. By February 2000, we plan to offer our long distance service as an add-on or bundled service to businesses and their employees that have contracted for our wireless services and to our wireless residential customers. Our operations will consist of leasing transmission lines from long distance carriers at a volume discount and reselling the long distance services to customers.


     Although we will not be a facilities-based provider in this market, we will serve as a less expensive alternative to larger major providers. We believe that we can offer customers long distance services having the same quality and convenience as the major carriers.

SALES AND MARKETING
OVERVIEW

         Because of our limited working capital in the past, we have not had the resources to develop a marketing and sales force. In order to increase our revenues, we will have to develop a marketing and sales force with technical expertise and marketing capability. In late October 1999, we hired a sales and marketing director, and seven sales persons. The sales staff is employed on an independent contractors basis, and are paid a weekly draw against commissions.

         The market for our services is new and rapidly growing. In developing our sales and marketing strategies we are focused on attracting users for our wireless and other connection services, advertisers for our search engine advertising services. We believe that the principal competitive factors for companies seeking to attract users for its Internet connection services are line quality, speed of connection, quality customer service, and demographic focus. In addition, we believe that advertisers will more likely advertise on sites that have:


o    a large amount of Web traffic
o    reached critical mass
o    a multi-functional Web site
o    brand recognition, user affinity and loyalty
o    a broad demographic range
o    an ability to deliver targeted audiences
o    open access for visitors


     Our marketing and sales director is developing our customer base through an active sales and marketing campaign, primarily centered on building relationships with small businesses for connection services, especially wireless connectivity, and developing an Internet community of loyal search engine users that will serve as a captive audience for both banner and targeted advertising. At present, we are concentrating our efforts in South Florida, but anticipate expanding geographically over the next few years.


CUSTOMER BASE

o        Our primary target markets are comprised of:

o owners of existing commercial and residential properties as well as to new property developers.
o small businesses that resell connectivity services in some value-added way, such as small size web designers and web hosting companies that seek to provide a complete solution to its clients but do not own their own network or Internet facility.

o small corporate entities and marketers who wish an effective banner or targeted Internet advertising medium.


         We are planning major expansion efforts throughout Florida and plan to establish a presence in several major metropolitan cities, including Jacksonville, Tampa, Orlando, and Sarasota. In light of the reorganization of our operations in order to concentrate on Florida operations, we have reduced our dial up customer base from approximately 200 customers nationwide to 3 IP Co-locations (excluding wireless) and 35 dial up customers (excluding wireless). We have also reduced our operating costs accordingly by not having to service customers nationwide at this time.

         In addition to the dial up and IP Co-location accounts, we now have 104 non-affiliated hosting sites, and 48 wireless connections.

         Although there is a lot of fluctuation of clients, since Internet clients tend to try out many providers before settling with a single provider, we have been successful in retaining several of our Florida customers since we began offering Internet services. In addition, as our clients Internet needs grow, we have been able to provide them with additional services.

         We believe that our new operational plan will provide manageable growth in our client base in relatively a short time. We can devote our resources and marketing efforts to a limited area, Florida, and expand to other areas at a slower regulated pace once our organization and resources grow.


SALES STRATEGY

         We rely primarily on direct sales to generate new customers and to maintain relationships with existing customers. At present, we have eight sales representatives. As our capacity and operations grow we will be hiring a Vice President of Marketing and Sales to build a quality in-house direct sales force. Our sales effort will focus mainly on the commercial sector, selling the IQ Building concept, and voice, data and enhanced telecommunications services to business customers.


MARKETING STRATEGY

         We plan to utilize a variety of marketing techniques to generate awareness and inquiries.


o Telemarketing We plan to contract with a national telemarketing firm to enlist twelve telemarketers at a charge of $30 per hour to sell our products and services by phone. We estimate that one telemarketer can contact three potential customers per hour, with one of every three contacts resulting in a sale. Each telemarketer will work 2,000 hours per year, making 6,000 contacts during that time, of which 2,000 are anticipated to be sales.


o Direct Mail We plan to conduct a direct mail campaign targeting potential customers in new geographic areas in a six to twelve week cycle. We will employ appropriate and creative printing and mailing services. The promotional materials will be produced in the most cost effective manner without sacrificing quality. We also plan direct mail campaigns for existing territories to stimulate incremental usage by new and existing customers and to build awareness, especially for our "bundled" services program. We also plan to establish an in-bound telesales customer service department designed to supplement our direct mail marketing strategy. Once established, customer service representatives will be available 24 hours a day, 7 days a week to answer marketing inquiries generated by our marketing campaigns, as well as supporting existing customers.

o Magazine/Professional Journal/Newspaper Advertisement We plan to advertise in major telecommunications and Internet magazines throughout the country using postcard inserts and other mail-in techniques to foster inquiries and to solicit sales.


o Trade Shows Trade shows are a critical component for generating awareness because of their popularity among Internet users. Thousands of enthusiasts who surf the Net attend trade shows each year, as well as vendors and product manufacturers. We plan to participate in several annual local shows and events, as well as one national show starting in fiscal year 2000. We plan to have a booth that is staffed with our business development, technical, and sales people. In addition, we will host a hospitality suite. Attending trade shows also gives sales people the opportunity to gather competitor information and keep current regarding industry needs and trends. We estimate that the cost of exhibiting at a national trade show ranges from $20,000 to $30,000 and the cost of exhibiting at a local trade show is between $1,000 and $2,000.


o Sponsorships We also plan to sponsor Internet programs at local universities. In one program being developed, we will underwrite Internet connection services for local universities so that its students can access the Net in the university's computer room. We will distribute promotional literature to the students describing our products and services, and also detailing similar for-fee services that the students can purchase for home or business use. These sponsorships are at a minimal cost to us and provide an excellent means of good public relations.


o Other We have a website (www.ipquest.com) where information about Quest and our services can be obtained. Users can also E-mail a request for contact by one of our sales representative. Interested parties can also call a toll-free number (800-952-6638) and request informational literature to be sent to them

PUBLIC RELATIONS AND ADVERTISING

         We have retained a public relations firm and an advertising firm to assist us in gaining attention from the media and establishing a corporate and product identity for Quest Net.

         Most of the public relations activities will be focused on trade press, primarily those catering to the telecommunications industry. We estimate that the cost of public relations will be $1,500 per month. We also periodically distribute press releases, regarding our new acquisitions and agreements and describing our services.

         Our initial advertising activities will consist of billboard, print, and other media corporate recognition activities.


EXPANSION STRATEGY
Our expansion strategy primarily consists of the following steps:


>>       Add wireless connectivity through the State of Florida by fiscal year
         2000.
>>       Increase usage of services through "bundling".
>>       Develop a diverse Web community around our search engine site.
>>       Establish a customer base of vendors to advertise on its search engine sites.
>>       Enter the long distance telephone backbone market nationwide.
>>       Provide Optical Fiber capacity to the islands of the Caribbean Sea.

>>       Introduce new products and services.

WIRELESS CONNECTIVITY THROUGHOUT FLORIDA

         Installation of the WaveNet central units has begun and we expect it to be completed within one year.


         We believe that the future of dedicated services is in wireless technology. Wireless technology provides innovative, high-quality solutions for local connectivity and allows us to provide leading-edge technology to our customer base.


INCREASE USAGE OF SERVICES THROUGH "BUNDLING

         We intend to motivate our current and prospective customers to use our services by bundling our basic Internet connection services with our other services such as wireless and in the future, our long distance telephone services. We believe that if we are successful in our bundling efforts we can increase revenue per customer and decrease customer attrition. We also believe that such bundling will be attractive to small businesses seeking to obtain a variety of services from one provider.


DEVELOP A DIVERSE WEB COMMUNITY AROUND ITS SEARCH ENGINE SITES

         Search engines are usually subject specific and, as such, tend to create an affinity environment. We have already established an overall affinity group for transportation, divided into categories such as airplanes, boats, cars, and motorbikes. We plan to expand this strategy to other categories of specific high value items of interest to large groups of individuals. For example, a "collectors" site may comprise sports memorabilia, and rare coins, stamps, books, and records.

DEVELOP STRATEGIC MARKETING RELATIONSHIPS

         We intend to continue to develop strategic marketing relationships with entities such as software developers and equipment manufacturers and retail outlets to expand distribution of its basic Internet connection services as well as long distance services.

EXPAND THROUGH ACQUISITION

         We operate in a highly fragmented segment of the Internet. This environment provides opportunities for a company of our size and capabilities to acquire similar smaller firms providing complementary services. Acquisition is a popular mechanism for building a diverse customer base through purchase, a grass-roots approach, which entails a large increase in overhead.

INTRODUCE NEW PRODUCTS AND SERVICES

         Our objective is to eventually become the leading provider of Internet system and management solutions nationwide. We realize that in order to do so, we must be innovative in our product design and capabilities and must continually develop new collaborative management services, and establish strategic relationships with leading technology developers and distribution alliances with content developers, system integrators, system vendors, consulting companies and Internet Service Providers.


COMPETITION

            As with all markets growing at double-digit rates, competitors for these potential revenues are numerous and formidable. We compete in five markets, each having its own growth potential, expectations, customer base, and competitors. Some of these competitors may be affiliated with major international players and, as a result, are well financed and may present a formidable challenge. See "Risk Factors- WE LACK UNIQUE SERVICES OR MARKET NICHE IN AN INDUSTRY CHARACTERIZED BY SIGNIFICANT OVERCAPACITY FOR CURRENT DEMAND", "We cannot be certain that we will be able to compete with significant pricing pressure by our competitors", and "WE MAY NOT BE ABLE TO COMPETE IN THE INTERNET SERVICE MARKET WE MAY NOT BE ABLE TO COMPETE IN THE LONG-DISTANCE TELEPHONE MARKET".

         Our potential competitors in our individual markets are as follows:

PRESENT COMPETITORS

INTERNET ACCESS SERVICES

         We are a Tier 1 Internet backbone operator. Our competitors in this category include AEGIS, Dearborn, MI; @Home Network, Redwood City, Ca; AT&T, Basking Ridge, NJ; CAIS Internet, McLean, VA; Concentric Network Corp., Cupertino, CA; and Fiber Network Solutions, Columbus, OH, among others.

WIRELESS SERVICES

         Our competitors in this category include Intelligent Information, Inc. (Stamford, CT), DataLink Systems Corp. (Canada), Geoworks, Silverlake Communications, Inc., Ikon Office Solutions, Unwired Planet, Inc. (Redwood Shores, CA), TekNow (Phoenix, AZ) and RTS Wireless. The Florida competition includes , Fuzion Wireless Communications (Boca Raton, FL), Intermedia Wireless Communication, Winstar Communication, CableVision, Tellegent Communication and Airwave Direct Net One. We believe that we have several advantages over these competitors, including:

o As one of the first license free microwave spectrum service providers, we enjoy a time-to-market advantage and are therefore well positioned to capture a large percentage of early adopters, which are generally among the heaviest users.

o The broad scope of our footprint enables us to offer wireless broad services targeting much of the United States addressable business market.
o Our network management operational support system provides 24-hour, seven-days-a-week network monitoring and management.

INTERNET ADVERTISING MARKET

         We have entered a new and rapidly evolving market comprised of members, users, and Internet advertising customers. Competition in this market includes The Globe.Com, Tripod, and GeoCities, which recently agreed to be acquired by Yahoo!. We believe that we can successfully compete in attracting advertising customers by focusing on niche community groups surrounding its search engine sites. We will continue to acquire search engines in upscale markets that can deliver a select audience to potential advertisers in these markets.

COMPETITORS FOR FUTURE OPERATIONS


LONG DISTANCE SERVICES

         In this market, we plan to sell long distance connection services, either by providing a "dial-around" access number or by being the customer's primary carrier. In some instances, we may resell excess capacity purchased from major carriers in local markets. We will compete with all long distance connection services, including but not limited to Sprint, AT&T, and MCI. The leading United States provider in the resale market is Telco Communications Group, a subsidiary of Excel Communications, Chantilly, VA. Other noteworthy competitors include VarTec Group Long Distance, Inc., Ft. Lauderdale, FL., STAR Telecommunications, Inc., Santa Barbara, CA., and Startec Global Communications, Inc., Bethesda, MD.


OPTICAL FIBER MARKET

         As a provider of offshore Optical Fiber capacity to the areas of the Caribbean, we will compete with one major international company, Global Crossing Holdings Ltd., and specifically Global Crossing's Atlantic Crossing division. However, we believe the cable route we have chosen is more direct and will be less costly than that envisioned by Global Crossing. Also, Cuba does not appear to be one of Global Crossing's connection sites. We will also compete with providers of satellite connections for this geographic location's telecommunications business.


         We have taken into account all areas of competition when planning our business strategy. We plan to compete by attracting and retaining a quality customer base using financial incentives combined with high customer service standards. In addition, we are focused on attracting and retaining new advertising customers, responding to competitive developments, developing, and extending its brand, continuing to form and maintain relationships with strategic partners. We also realize that in order to compete we will need to attract, motivate and retain qualified personnel, continuously develop and upgrade our technologies and rapidly commercialize our services incorporating these technologies.



YEAR 2000
         The "Year 2000" issue concerns the potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits, rather than four, to define the applicable year of business transactions.

         We established a program during 1998 and completed it in October 1999 to ensure that, to the extent reasonably possible, all systems are Year 2000 compliant.

         The Year 2000 Program was designed with the assistance of an outside consultant. It consisted of five phases:

o Inventory of systems, equipment, software and hardware including those of significant third-party suppliers and customers.
o             Analysis of the systems to determine compliance or non-compliance.
o             Remediation and contingency plan development.
o             Remediation.
o             Testing of affected systems.

         A team consisting of our staff from Information Technology, Finance and Operations was established as the Y2K Readiness Team. With the assistance of our outside consultant, the team designed an aggressive schedule to identify systems requiring compliance upgrades and tested the systems.

            Although there is inherent uncertainty in the Year 2000 issue, based on the results of our Year 2000 Program, we currently do not believe that the Year 2000 issue will have a material effect on our internal network, computer systems or operations.

            We have not established contingency plans in case of failure of our internal network and computer systems since we currently believe that such systems are Year 2000 compliant.

         We are dependent on a number of third party network service providers. We have performed a technical review of significant third party suppliers and customers and, if available, have surveyed the public Year 2000 statements issued by them. Additionally, we have sent inquiries to certain third party suppliers and customers requesting information regarding their vulnerability to Year 2000 issues. Based on our review and inquiry we believe that that they have minimum vulnerability to Year 2000 issues.

            We have not established contingency plans in case of failure of our third party network service providers since we currently believe that they have minimum vulnerability to Year 2000 issues.

         Although we are not presently aware of any third party Year 2000 issues that are likely to result in any disruption of our services, the failure of our third party network service providers to properly correct a Year 2000 problem could result in the interruption or failure of certain normal business activities or operations.

         A significant Year 2000-related disruption of these network services could cause customers to consider seeking alternate service providers or cause a significant burden on customer service and technical support. . See "Risk Factors- We Could Lose Revenues And Our Reputation May Be Damaged If Our Systems Or Those Of Our Customers Or Our Suppliers Are Not Year 2000 Compliant.


NON-REPORTING STATUS

         We are not currently a reporting company under the Securities and Exchange Act of 1934, as amended and therefore we have not filed any reports with the Securities and Exchange Commission. Upon effectiveness of the Registration Statement of which this Prospectus is a part, we intend to register under the Exchange Act, and to furnish to our security holders annual reports containing audited financial statements reported on by independent auditors, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year by electronic delivery on our Website at WWW.IPQUEST.COM.



PROPERTY

         We currently lease our offices located at 2999 NE 191st Street, PH-8, Aventura, Florida 33180. In January 1999, we signed a five-year lease for 3,000 square feet of corporate office space at a base rent of $2,980 per month plus common area maintenance costs. In December 1998 and March 1999 we leased two additional offices at a base rent of $1,028.50 and $2,887.17 per month plus common area maintenance fees. The additional space houses our Internet operations, our sales staff and our Globalbot subsidiary. These leases expire five years from their date of commencement. Our telephone number is (305) 935-1080.

LEGAL PROCEEDINGS

SECURE TRANSACTION INTERNATIONAL CORP ET AL.

         In April 1999, we filed a lawsuit in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida against Secure Transaction International Corp., its subsidiaries and principals, the accounting firm of Margolis, Fink & Wichrowski, Barry A Fink, C.P.A., P.A., Mark V. Wichrowski, C.P.A. and Barry A. Fink and Mark Wichrowski, individually, alleging violation of the Florida securities laws, negligent misrepresentations, breach of contract payment of accounts, and conversion.

         The lawsuit stems from several contracts entered into with Secure Transaction and its subsidiaries for bandwidth, consulting services and software. As payment for the services Secure Transaction and its subsidiaries issued redeemable preferred stock that was convertible into Secure Transaction common stock.


         We provided the services as required and the appropriate amount of convertible stock was not redeemed or converted. The amount due us under these various agreements is approximately $867,842.


         We have also alleged that the Financial Statements provided, negligently misrepresented the financial condition of Secure Transaction and its subsidiaries. We have asked the court for rescission, compensatory damages, attorneys' fees, costs, and expenses.

         The defendants filed a motion to dismiss, which was denied. The defendants have filed an answer to our complaint. Secure Transaction also filed a counter claim alleging breach of contract, failure to deliver, and conversion. They have asked for damages in excess of $15,000, but did not state a specific amount. The lawsuit is in the discovery stage. At present, we are unable to predict the outcome this lawsuit.

PSINET
         On December 10, 1998, we filed a lawsuit in the United States District Court for the Southern District of Florida against PSINet, alleging fraud, misrepresentation, and breach of contract. This lawsuit stemmed from PSINET's inability to provide us with the services we contracted for.


         On August 25, 1999, we entered into a Settlement Agreement and Mutual Release with PSINet, Inc. for the dismissal of this lawsuit.


         The Agreement provides that for the payment of $20,000 to Quest, less any sums Quest owes PSINet, the return of any PSINet equipment that Quest has in its possession, and the assignment to Quest of approximately $80,000 in debt owed to PSINet by Pact. Quest has agreed to use commercially reasonable efforts to obtain from Pact and return to PSINet all PSINet equipment in Pact's possession.

HERMAN HENIN

         In January 1999, Herman Henin, a shareholder of Pact, filed a lawsuit against us in Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida. Mr. Henin alleged that he did not receive a proper distribution of Quest shares from Pact after our acquisition of certain of the assets of Pact, and that, somehow, we are responsible.

         Mr. Henin has demanded that we issue him the additional shares that Pact allegedly did not issue plus the dividend for those shares.


         We filed a motion to dismiss/for more definite statement. On July 29, 1999, the motion to dismiss was granted. On August 14, 1999, Mr. Henin filed an Amended Complaint alleging that the transaction between Quest and Pact was a "DE FACTO MERGER" and that Quest assumed all of Pact's liabilities.


         On August 17, 1999, we filed a Motion To Dismiss/Strike on the grounds that the Amended Complaint failed to state a claim, upon which relief could be granted, for alleging immaterial and impertinent matters, and for failure to join an indispensable party (Pact). We contend that a "DE FACTO MERGER" never took place and that the Asset Purchase and Sale Agreement specifically states that the transaction was not a "DE FACTO MERGER and that we did not assume any debts, liabilities or obligations of Pact.


         On November 10, 1999, there was a hearing on our Motion to Dismiss. The Court dismissed the breach of fiduciary duty claim and the fraud claim against, however it ruled that the breach of contract and specific performance claim could proceed. At present we are unable to predict the outcome of this lawsuit, however we intend to vigorously defend it.


                                   MANAGEMENT

         The following table sets forth certain information concerning our directors and executive officers:

NAME                                AGE              TERM              POSITION


Camilo Pereira                      39               1999-2000         Chairman of the Board, Chief
                                                                       Executive Officer and Director

Rebecca J. Del Medico               48               N/A               President and Chief
                                                                       Operating Officer

Paul K. Zeller                      46               N/A               Executive Vice President and
                                                                       Chief Financial Officer


Maxine Pereira                      34               1999-2000         Executive Vice-President, and
                                                                       Director.

David Block                         32               1999-2000         Director


Victor Coppola                      56               1999-2000         Director


         Directors serve until the next annual meeting of shareholders and the election and qualification of their successors. Officers serve at the discretion of the board.


CAMILO PEREIRA, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS

         Mr. Pereira has been our Chairman/Chief Operating Officer since July 1998 and served as our President from January 1999 to October 1999. Mr. Pereira was Chief Operating Officer of PACT Communications Inc. since its inception in September 1996, and served as President of that company from February 1998 until A.P. Sales, Inc., now Quest Net Corp., purchased certain of Pact's assets in July 1998. Mr. Pereira `s employment contract was part of the asset purchase.

         From 1988 to 1989, Mr. Pereira developed and owned a successful 12-unit chain of restaurants in Johannesburg, South Africa. While there in 1989, he founded a small food equipment company out of need to obtain certain kitchen equipment for the restaurant. This endeavor was so successful that in its last year, it generated sales of over $600,000. Due to the unstable political situation in South Africa at the time, Mr. Pereira sold the restaurant chain and relocated the food equipment business to the United States under the name CaterQuip. CaterQuip is still an active company located in Florida, which manufactures and markets food equipment in Hong Kong, Italy, England, the United States, and several other countries.

         From 1986 to 1987, Mr. Pereira attended Tadmor College in Jerusalem, Israel and received a Bachelor of Arts Degree in Hotel Administration. In 1987 he became a certified Rooms Division Executive by Michigan State University, a program sponsored by The Education Institute of the American Hotel and Motel Association. As part of his management activity in several hotel chains, Mr. Pereira designed and implemented computer software for use in the hospitality industry. Mr. Pereira also has several patents registered with the U.S. Patent Office for a food processor; grill scraper, fryers, and a livestock branding iron.

         In November 1996, and June 1997, due to the heavy financial burden of sustaining PACT Communications, Inc., Mr. Pereira filed personal bankruptcy actions under Chapter 7 and Chapter 13, respectively, in the United States Bankruptcy Court for the Southern District of Florida. An order of discharge was entered on February 18, 1997 for the Chapter 7 action. Mr. Pereira is current with all of his payments under the Chapter 13 action. In September 1999, Mr. Pereira petitioned the court to accelerate his payments in order to discharge his debts under the Chapter 13 action. The request was denied.


         Mr. Pereira began his professional career in the service of the government of his native state of Goias, Brazil. During his employment there, he built friendships and relationships with several high level members of the Brazilian and other national governments, some of which have remained strong to date. Mr. Pereira believes that these relationships are facilitating contact with several government agencies that are important to the growth of Quest Net.

         From 1981 to 1984, Mr. Pereira served in the Israeli Defense Force
(IDF) and was a spokesperson for the Israeli Consulate in Philadelphia. Mr. Pereira was decorated by the IDF for service during the Lebanon War of 1982.

Mr. Pereira is the husband of Maxine Pereira.


REBECCA DEL MEDICO, PRESIDENT/CHIEF OPERATING OFFICER, GENERAL COUNSEL

            Ms. Del Medico was appointed President of Quest in October 1999. Ms Del Medico served as Quest's special counsel from September 1998 to October 1999. Ms. Del Medico has served as a director of Environmental Monitoring and Testing Corporation, a publicly traded company, from June 1994 through March 1997 and October 1998 to November 1999, when she resigned.

            From September 1997 to date, Ms. Del Medico has served as general counsel to Imaging Diagnostic Systems, Inc., a publicly traded company. Since May 1996, Ms. Del Medico has been of counsel to the law firm of Lerner & Pearce, P.A. From October 1994 to April 1996 Ms. Del Medico was general counsel to Sky Scientific, Inc., a now-defunct public company that was located in Boca Raton, Florida.

            Since June 1992 to October 1994 and from April 1996 to October 1999, Ms. Del Medico practiced law as a sole practitioner. Ms. Del Medico has 13 years experience counseling public companies in the areas of operations, mergers and acquisition, and contract negotiations as well as SEC and NASDAQ compliance.

         From 1991 to July 1992 Ms. Del Medico was associated with the law firm of Lewis, Vergosen & Rosenbach, P.A. in West Palm Beach, Florida.

         Ms. Del Medico holds a Juris Doctorate degree from Nova University Law School and is a member of the Florida Bar.


PAUL K. ZELLER, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

         Paul K. Zeller joined Quest Net Corp. on September 7, 1999. Mr. Zeller is Executive Vice President of Finance and our Chief Financial Officer.

         From 1996 till joining Quest, Mr. Zeller was founder and President of Zelco Enterprises, Inc., a Florida corporation that specialized in financial and management consulting to both private and public corporations.

         Mr. Zeller began his business career in 1974 at Texaco Inc. (World Headquarters), as a member of the corporate staff. Responsibilities included providing administrative and human resource support to all refining, marketing, and sales operations in Europe.

         In 1978 he accepted an opportunity to join Joseph E. Seagram & Sons, Inc. in New York City as a member of International Operations and Administration Staff. He was appointed to a Director level position in 1982 and was a member of a five-person management team responsible for multiple businesses throughout Latin America/Asia Pacific, which represented revenues in excess of $1 Billion.

         In 1985 he was offered and accepted the position of Vice President Corporate Administration with W.R. Grace & Co. in New York City.
Responsibilities were global in nature. At that time, Grace had 117,000 employees and over $7 Billion in revenues.

            Upon leaving Grace in 1994, Paul was asked to accept a key project assignment for Ryder System Inc. in Miami, as the Assistant to the Executive VP Human Resources. In 1995, a developmental stage corporation, Sky Scientific, Inc. a now-defunct public company that was located in Boca Raton, Florida, recruited him as their Executive Vice President and Chief Operating Officer, to assist them with a operating and financial strategic turn around.

         Mr. Zeller received his Bachelor's Degree in 1974 from The Citadel and his Master's Degree in 1976 from New York University.

MAXINE PEREIRA, VICE PRESIDENT AND DIRECTOR

         Maxine Pereira has been our Vice President since July 1998. From 1997 to January 1998 she was President of Pact. In 1996, she assisted in the founding of PACT Communications. From 1991 to 1996 Ms. Pereira was Vice President of Caterquip.

         Mrs. Pereira is a graduate of Port Elizabeth College in South Africa where she studied Public Relation, Marketing, and Cosmetology. She developed her marketing skills during her career in cosmetology, where, as a consultant, she coordinated events to launch new products onto the market for several companies. Ms. Pereira is the wife of Camilo Pereira.


DAVID J. BLOCK, ESQ., OUTSIDE DIRECTOR

         David Block has been a director of Quest since July 1998. From March 1997 to present, Mr. Block has been employed by H. Hertner Associates, a Miami Lakes, Florida recruiting firm, as a legal recruiter. From May 1996 to March 1997, he was an attorney with the law office of Singer & Block, which was located in Miami, Florida. From October 1994 to January 1996 he was a Supervising Attorney for the United States Small Business Administration, in their Florida and California offices delivering agency relief to disaster victims of Hurricanes Andrew, Erin, Opal and the Northridge earthquakes.


         Mr. Block is a 1992 graduate of the University of Miami School of Law, where he served as Vice President of Entertainment and Sports Law Society from 1999-1991. Mr. Block is a member of the Florida Bar. Mr. Block's affiliations within the legal community provide him with insight into the ever-changing legal market.


VICTOR V. COPPOLA, OUTSIDE DIRECTOR

         Victor Coppola has been a director of Quest since January 1999. From 1998 to present Mr. Coppola has been Chief Executive Officer of P.I. Associates, a management development firm located in Delray Beach, Florida. From 1996 to 1997, Mr. Coppola was President of C & C Consulting, a compensation, merger, and acquisition search firm located in Bryn Mawr, Pennsylvania. From 1995 to 1996, he was Executive Vice President for the Mid Atlantic Region, for Right Management, a human resource-consulting firm located in Philadelphia, Pennsylvania.

         From 1968 to 1995, Mr. Coppola was employed by Coopers & Lybrand, now Price Waterhouse Coopers , where he held several high level positions, including National Chairman of Middle Market Business Services, partner-in-charge of the Middle Market Group of its Philadelphia, Pennsylvania office.

         Mr. Coppola's experience spans many industries including manufacturing, merchandising, conglomerates, real estate, and communications. He has also been responsible for or a participant in auditing, tax and management consulting engagements for national and international operations of multi-unit companies, as well as special engagements in acquisitions, investment analysis, financial projections and operational audits.

         Mr. Coppola was chosen by Coopers & Lybrand to be part of a select four-man team responsible for developing a program to train Coopers & Lybrand personnel as specialists in serving entrepreneurial, growth-oriented businesses; i.e., companies needing more than conventional auditing services. This effort resulted in the creation of Coopers & Lybrand's National Middle Market Business Services Group, which is now one of the focal points of Coopers & Lybrand's practice.

         Mr. Coppola has also co-authored the Coopers and Lybrand Guide to Growing Your Business, which offers both new entrepreneurs and experienced business owners the financial and operating advice and techniques to flourish in an increasingly competitive market.

         Mr. Coppola has served as a member of the Board of Directors of Leadership, Inc., University City Science Center, Ben Franklin Technology Center, and the Greater Philadelphia Economic Development Coalition. He is also a member of the Securities and Exchange Commission's Executive Committee on Small Business Capital formation and has served on several SEC panels. He has also written a regular column about growing businesses for the Philadelphia Business Journal, and has been an invited speaker at the Inc. 500 and Growth Company conferences, participated in SEC panels and has given numerous presentations pertinent to emerging growth companies.


         Mr. Coppola received a Bachelor of Science in Finance from Long Island University.

COMPENSATION OF DIRECTORS

         In March 1999, outside directors received options to purchase an aggregate of 5,000 shares of our common stock at $6.00 per share. The options vest in two equal increments of 2,500 shares 6 months and 12 months from the date of grant as long as the holders are members of the Board of Directors at the time the options vest. Any options not vested will terminate upon resignation or termination from the Board.

         The options will be exercisable at any time after vesting and for a period of two years there after. In January 1999, before the present board was appointed, we awarded directors an aggregate of 6,667 shares of common stock.


         In October 1999, the Board of Directors, with outside directors abstaining, voted to compensate outside directors $150 per meeting attended, and to reimburse outside directors for travel expenses to attend meetings.

LIMITED LIABILITY OF DIRECTORS

         Provisions included in our certificate of incorporation, as amended, protect our directors against personal liability for monetary damages from breaches of their duty of care. As a result, our directors will not be liable for monetary damages from negligence and gross negligence in the performance of their duties. They remain liable for monetary damages for any breach of their duty of loyalty to us, and our stockholders, as well as acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law and for transactions from which a director derives improper personal benefit. The liability of our directors under federal or applicable state securities laws is also unaffected. We carry officers and directors' liability insurance in the amount of $1,000,000.

         While our directors have protection from awards of monetary damages for breaches of the duty of care, that does not eliminate their duty of care. Equitable remedies, such as an injunction or rescission based upon a director's breach of the duty of care, are still available.

MANAGEMENT COMPENSATION

                          SUMMARY OF COMPENSATION TABLE


         THE FOLLOWING TABLE does not include:

o 150,000 shares granted to Mr. Pereira as of July 1, 1999. The value of these shares at the time of grant was $975,000. The number of shares actually issued was 135,022. The remaining shares were cancelled, as repayment of $97,360 in advances made to Mr. Pereira.
o        1,250 shares granted to Ms. Pereira for her services as a Director.
o 25,000 shares granted to Ms. Pereira as of July 1, 1999. The value of these shares at the time of the grant was $168,750.




                           ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
Name & Principal
Position                  Year       Salary    Other Annual       Restricted     Securities/Underlying
                                               Compensation(3)   Stock Awards     Option/SARs (1) (2)


------------------------- ------- ---------------- -------------- --------------- ------------------

Camilo Pereira, CEO and    1999      $125,000           N/A          $440,625         1,310,693
Director


------------------------- ------- ---------------- -------------- --------------- ------------------
------------------------- ------- ---------------- -------------- --------------- ------------------
Maxine Pereira             1999       $48,000           N/A          $154,675            N/A

------------------------- ------- ---------------- -------------- --------------- ------------------



EMPLOYMENT AGREEMENTS


         We entered into five-year employment agreements with Camilo Pereira and Maxine Pereira that expire March 20, 2003 and July 1, 2003, respectively. Pursuant to the terms of the employment agreements, base annual salaries, after giving effect to cost of living adjustments, are as follows: Camilo Pereira $133,700; Maxine Pereira $51,360. Mr. Pereira receives a car allowance of $1,000 per month. Ms. Pereira receives a car allowance of $500 per month.


         In October 1999, we entered into a five-year employment agreement with Rebecca J. Del Medico, our President. Pursuant to the terms of the employment agreements Ms Del Medico is paid a base annual salary of $110,000. Ms. Del Medico also receives a car allowance of $500 per month and an expense allowance of $500 per month.

         Mr. Zeller, our executive Vice President/Chief Financial Officer is employed pursuant to an oral agreement. His annual base salary is $75,000. Mr. Zeller also receives a car allowance of $500 per month.

         Each employment agreement provides for health insurance, vacations, and related benefits, a cost of living adjustment and the following equity and other incentives.

o Ms. Pereira's agreement provides for the issuance of 50,000 shares of common stock on each anniversary date of her employment, to be paid pro rata every six months.

o Mr. Pereira's agreement provides for the issuance of 300,000 shares of our common stock on each anniversary date of his employment, to be paid pro rata every six months, and a performance bonus.

o Mr. Pereira's bonus will be in the form of an option to purchase one share of common stock for every $100 of earning assts generated by us prior to and after September 9, 1998. The options are exercisable at $.012 per share, calculated after every quarterly audit and exercisable for up to five years from the date of issuance. As of June 30,1999, Mr. Pereira earned and exercised options to purchase 1,310,693 shares of common stock. See "Certain Transactions".

o Ms. Del Medico's employment agreement states that she is entitled to receive 150,000 shares of Quest's common stock in equal installments of 50,000 shares during the first year of employment and options to purchase up to 600,000 shares of the Company's common stock, at $3.09 per share (110% of fair market value on date of grant). The options vest in equal installments over a four-year period beginning the second year of her employment.

o Mr. Zeller has been granted options to purchase 90,000 shares of the Company's common stock at an exercise price of $3.25 per share. The options will vest in increments of 15,000 shares on each six months anniversary of his employment

         The following table sets forth certain information with regard to the Options/SAR granted to Management for the fiscal year ended June 31, 1999.



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

             No. of Securities       %of Total Options    Exercise or     Market Price
             Underlying Options      Granted to Employees Base Price      On Date of   Expiration
Name         Granted                 In Fiscal Year       ($/Share)       Grant        Date

-------------- ---------------- -------------------- ----------------- ----------- --------------

Camilo            1,310,693            97.4%              $.012          $2.75       Exercised
Pereira


-------------- ---------------- -------------------- ----------------- ----------- --------------


EQUITY INCENTIVE PLAN

            On October 29, 1999, the Board of Directors approved an Equity Incentive Plan. The Shareholders must approve the Plan within one year. The maximum number of shares that can be granted under the 1999 plan is 15,000,000 shares of common stock and 5,000,000 shares of preferred stock. The series, rights, and preferences of the preferred shares are to be determined by the Company's Board of Directors.

            Under the Plan, the exercise price of the incentive options to employees must be equal to at least 100% of the fair market value of the Common Stock, as of the date of grant. The exercise price of incentive options to executive officers, or affiliated persons, must be at least 110% of the fair market value as of the date of grant.

            Pursuant to stock option agreements, Ms. Del Medico has the option to purchase 600,000 shares of common stock or preferred stock. These options vest in equal installments over a four-year period, beginning in October 2000, at an exercise price of $3.09 per share (110% of the fair market value of the shares, on the date of grant).


GOVERNMENT REGULATION

         The law in the United States relating to the liability of on-line and Internet service providers for information disseminated through their systems remains largely unsettled. It may also take years to determine whether and how existing laws, such as those governing intellectual property, privacy, libel, and taxation, apply to the Internet.

         The growth and development of the market for on-line commerce may also prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business on-line. The application of existing laws or new laws could require us to expend substantial resources to comply with such laws or discontinue certain service offerings.

         Increased attention to liability issues could also divert management attention, result in unanticipated expenses, and harm our business. Regulation of the Internet may also harm our customers' businesses, which could lead to reduced demand for our services.

         At present there are few government laws or regulations that would adversely effect our Internet business, however there can be no assurance that the government will not enact laws that that address issues including user privacy, pricing, and the characteristics and quality of products and services.

         An increase in regulation or the application of existing laws to the Internet could significantly increase our costs of operations and harm our business. For example, the Communications Decency Act of 1996 sought to prohibit the transmission of certain types of information and content over the Web. Additionally, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Imposition of access fees could increase the cost of transmitting data over the Internet.



                              CERTAIN TRANSACTIONS


         Camilo Pereira and Maxine Pereira are husband and wife. Further, Camilo Pereira and Maxine Pereira is each "Control Persons", as a result of their control of a majority voting power of our outstanding stock. Both parties disclaim, however, any beneficial interest or ownership in the shares owned by the other party.

         Pursuant to an action by our Board of Directors, Camilo Pereira receives a performance bonus. The bonus is in the form of an option to purchase one share of common stock for every $100 of earning assets generated by us prior to and after September 9, 1998. Earning assets are defined as all assets that have a potential to earn revenues for Quest. The options are exercisable at $.012 per share, calculated after every quarterly audit and exercisable for up to five years from the date of issuance. At the time the options were issued the price of our common stock was $2.75.


         As of June 30, 1999, Mr. Pereira earned and exercised options to purchase 1,310,698 shares of common stock. See "Management-Compensation".


         In March 1999, we were going to acquire a 40% interest in Web Solutions, a South African Web page designer, and developer. We were unable to consummate the purchase due to our inability to obtain financing at that time and the Web Solutions declined our offer of issuing stock for the purchase price. After we declined the purchase, Mr. Pereira, our president purchased the interest through his South African Internet Company, Quest Net Corp. SA (PTY) LTD.


         In May 1999, the Board of Directors, with Mr. Pereira abstaining, approved the purchase of 49% of the authorized but unissued common stock of Africainternet LTD., a South African Internet company, for $4,000,000. The purchase price was to be paid in our restricted common stock, valued at market as of the date of the closing of the transaction. The transaction was unduly delayed while waiting for the South African Government to approve the payment of the purchase price in our restricted common stock. Due to the delay, the transaction was restructured to provide for the Purchase of 49% of Africainternet Corp., an Idaho corporation, which is the Majority Shareholder of Africainternet LTD. The purchase price of $4,000,000 was arbitrarily determined by Quest and Africainternet and is payable in shares of the Quest's common stock with an equivalent market value of $3,800,000 dollars and $200,000 in cash.

         In March 1999, we issued 100,000 shares to Maxine Pereira, an officer of Quest, pursuant to her employment agreement. At the time of issuance the value of the shares was $154,000. The agreement called for the issuance of 25,000 shares on January 1, 1999. Quest neglected to timely issue the shares and therefore the shares were not issued at the time of the stock dividend. The Board of Director authorized the issuance of the additional 75,000 shares that would have been issued to Ms. Pereira pursuant to the dividend if Quest had performed its obligations under the employment agreement in a timely manner.

            In January 1999, we issued a total of 101,333 shares of our common stock to David Plant, the father of Maxine Pereira and father-in-law of Camilo Pereira, for consulting services rendered. The consulting services were valued at $7,600. At the time of issuance these shares were valued at $303,999. Mr. Pereira held a power of attorney for these shares until October 1999, when the power was terminated. In addition, in March 1999 Mr. Plant was paid a consulting fee of $35,000 in connection with Project Unidad.

         In December 1998, we acquired certain assets of Grupo Internet Latinoamericano valued at $1,724,520 in exchange for an aggregate of 100,000 shares of our redeemable preferred stock and 2,607,660 shares of our common stock. At the time of the transaction, Grupo Internet Latinoamericano was an unaffiliated third party. Quest redeemed the redeemable convertible preferred shares in July 1999, at a redemption price of $10.00 per share. At the time of the redemption, Grupo Internet Latinoamericano owned 49.2% of the outstanding common stock.

         During the year ended June 30, 1999, Camilo Pereira, an officer and director of Quest and another entity owned by Mr. Pereira, paid on behalf of Quest certain expenses totaling $103,976. Mr. Pereira also advances $35,000 to Quest for working capital. We repaid $29,725 to the President and issued a seven and half percent note payable to Mr. Pereira for the remaining $109,899. We repaid the note and accrued interest of $3,241 for a total of $113,140.

         Mr. Pereira also advanced Quest an additional $105,000 in exchange for a promissory note. We repaid the note within sixty days of issuance and did not accrue any interest.

         From time to time during the year ended June 30, 1999, Quest paid certain expenses related to ventures Mr. Pereira is associated with, but have no relative business purpose to Quest. The amounts totaled $97,360 and have been deducted from amounts accrued and payable to Mr. Pereira pursuant to his employment agreement by decreasing the shares to be issued to Mr. Pereira in connection with his employment agreement by 14,978 shares valued at $97,360.

         In November 1999, Quest instituted a policy that prohibits payment of any new expenses unrelated to its business. In addition, the Policy provides that Quest will not enter into any transaction or loan with a related party unless the transaction or loan is on terms that are no less favorable to us than we could obtain from unrelated third parties. A majority of the disinterested, "independent" members of our board of directors must review and approve or ratify any transaction involving related parties or conflicts of interest.

                             PRINCIPAL STOCKHOLDERS




         The following table sets forth the beneficial ownership of our common stock as November 29, 1999 as to (a) each person known to us who beneficially owns more than 5% of the outstanding shares of our common stock; (b) each current director and executive officer; and (c) all of our executive officers and directors as a group.



         The actual number of shares of Common stock held by Camilo Pereira and Maxine Pereira are 6,666,810 and 136,000 shares respectively. Both Camilo Pereira and Maxine Pereira specifically disclaim any beneficial interest in each other's shares


NAME AND ADDRESS                    NUMBER OF SHARES OWNED                       % OF OUTSTANDING
OF BENEFICIAL OWNER                         BENEFICIALLY                        SHARES OF COMMON STOCK
-------------------                         ------------                        ----------------------
Camilo Pereira                              17,732,088                                  79.9%
2999 NE 191st Street, PH-8
Aventura, Florida 33180


Maxine Pereira                               6,817,788                                  30.7%
2999 NE 191st Street, PH-8

Aventura, Florida 33180


Rebecca J. Del Medico                           96,000                                     *
2999 NE 191st Street, PH-8
Aventura, Florida 33180

Paul K. Zeller                                   4,000                                     *
2999 NE 191st Street, PH-8
Aventura, Florida 33180

David Block                                     11,130                                     *
2999 NE 191st Street, PH-8
Aventura, Florida 33180

Victor Coppola                                      -0-                                  -0-
2999 NE 191st Street, PH-8
Aventura, Florida 33180

Grupo Internet Latinoamericano, S.A.        10,929,278                                  49.2%
P.O. Box 3174
Road Town, Tortola
British Virgin Islands

Simplex LTDA                                 1,200,000                                   5.4%
Rua P-25 No. 774
Setor dos Funcionarios
Goiania Gois 74.000 Brazil

All officers and directors                  17,743,191 (5)                              79.9%
as a group (6) persons

*Represents less than 1% of the outstanding shares of common stock.

o Except as indicated below, based on information provided by such persons, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock shown beneficially owned by them.
o Percentage of ownership is based on 22,207,022 shares of common stock outstanding as of November 29, 1999, plus each person's options that are exercisable within 60 days. Shares of common stock subject to stock options that are exercisable within 60 days of November 29, 1999 are deemed outstanding for computing the percentage of that person and the group.
o Mr. Pereira shares include 136,000 shares owned by his wife, Maxine Pereira, of which he disclaims beneficial ownership. Also includes the 10,929,278 shares owned by Grupo Internet Latinoamericano, S.A. that are subject to a proxy held by Mr. Pereira.
o Ms. Pereira's shares include 6,681,788 shares owned by her husband, Camilo Pereira, of which she disclaims beneficial ownership.
o All officers and directors as a group includes 10,929,278 shares owned by Grupo Internet Latinoamericano, S.A. which are subject to a proxy held by Mr. Pereira.
o Sandra van Staden and Selma Atkinson are the directors of and have control over Gruppo Internet Latinoamericano, S.A.
o        Rosane Regis Oliveira has voting control over Simplex Ltd.


                           MARKET PRICE OF SECURITIES

     Our common stock is traded on the NASDAQ over-the-counter bulletin board market under the symbol QNET. There has been trading in our common stock since July 10, 1998.


     The following table sets forth, for each of the fiscal periods indicated, the high and low bid prices for the common stock, as reported on the OTC Bulletin Board. These per share quotations reflect inter-dealer prices in the over-the-counter market without real mark-up, markdown, or commissions and may not necessarily represent actual transactions.

     QUARTER ENDING                     HIGH/BID                  LOW/BID


     FISCAL YEAR 1998

     September 1998                     $  3.0625                 $  .8128
     December 1998                      $    9.75                 $    .51
     March 1999                         $   15.00                 $   5.00
     June 1999                          $ 10.1255                 $   4.56
     September 1999                     $   9.250                 $  2.875

On November 26, 1999, the closing trade price of the common stock as reported on the OTC Bulletin Board was $4.56. As of such date, there were approximately 300 holders of record of our common stock.



SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         On October 16, 1998, the shareholders approved a 10 to 1 reverse split. For every 10 shares held by a shareholder the shareholder received one share.


VOLATILITY AND FLUCTUATION OF OUR COMMON STOCK


         The price of our common stock and Internet and Telecommunication stock in general, is highly volatile. During the period from July 10, 1998 to November 26, 1999 the bid and ask price of our common stock has ranged from a high of $30.71 to a low of $.43. This volatility may negatively impact the liquidity and value of your shares.


         The market price of our common stock could continue to fluctuate substantially due to a variety of factors, including:

o The number of shares in the market at the time as well as the number of shares we may be required to issue in the future, compared to the market demand for our shares.
o        Our performance and whether or not we meet our projections.
o        General economic and market conditions.
o        Quarterly fluctuations in results of operations.
o The commencement of or major developments in litigation. Announcement of key developments or new products or services by competitors.
o        Announcement and market acceptance of acquisitions.
o        Changes in earnings estimates by analysts.
o Press coverage of favorable or unfavorable developments in our business.
o        Loss of key personnel.
o        Changes in accounting principles or policies.
o        Sales of common stock by existing stockholders.
o        Economic and political conditions

         The market price for our common stock may also be affected by our inability to meet analysts' expectations. Any failure to meet these expectations, even slightly, could have an adverse effect on the market price of our common stock.

         In addition, the market prices of securities issued by many companies may change for reasons unrelated to the operating performance of these companies.

         Following periods of volatility in the market price of other companies' securities, class action securities litigation has often been instituted. If similar litigation were instituted against us, it could result in substantial costs and a diversion of our management's attention and resources, which could have an adverse effect on our business.

                            DESCRIPTION OF SECURITIES


         Our Articles of Incorporation, as amended authorizes us to issue up to 50,000,000 shares of common stock, no par value per share and 5,000,000 shares of Preferred Stock, no par value. As of the date of this Prospectus we have issued and outstanding 22,206,062 shares of common stock and no shares of Preferred stock. In October 1998, the shareholder is approved a 10 to 1 reverse split. For every 10 shares held by a shareholder the shareholder received one share.


         In January 1999, the Board of Directors approved a three for one stock dividend. For every one share of common stock held by a shareholder they received three shares.

COMMON STOCK

         Holders of the common stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the shareholders. There is no cumulative voting in the election of directors. Holders of common stock are entitled to receive such dividends as may be declared from time to time by our Board of Directors out of funds legally available thereof and, in the event of liquidation, dissolution or winding up of Quest, to share ratably in all assets remaining after payment of liabilities. The holders of common stock have no preemptive or conversions rights, and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of Preferred Stock. All of the outstanding shares of common stock are fully paid and non-assessable.


PREFERRED STOCK

         Our Articles of Incorporation authorize the issuance of "blank check" preferred stock. The board of directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting, or other rights, including the right to issue convertible securities with no limitations on conversion. Any such designations and issuances, could:

o Adversely affect the voting power or other rights of the holders of our common stock.
o        Substantially dilute the common shareholder's interest.
o        Depress the price of our common stock.

         In addition the issuance of "blank check preferred stock could be utilized as an anti-takeover measures, which could have the effect of delaying, deterring, or preventing a change in control without any action by the shareholders.



                                 DIVIDEND POLICY

         It is the current policy of the Board of Directors to retain any earnings to provide for the growth of Quest. Consequently, we do not expect to pay cash dividends in the future.

                            SELLING SECURITY HOLDERS


         In June 1999, we sold to the Selling Security Holder, James LLC, 910,747 shares of common stock for gross proceeds of $5,000,000. In accordance with our obligations to the Selling Security Holder contained in the Registration Rights Agreement, we have registered for sale by the Selling Security Holder 1,700,000 shares of common stock owned by or to be issued to the Selling Security Holder.

         Under the terms of a registration statement between Quest and James LLC., if the average of the closing bid prices of the Common Stock as reported by Bloomberg, LP for the sixty (60) consecutive trading days following but not including the date the Registration Statement is deemed effective is less than 125% of the Purchase Price, then Quest is required to issue to the Selling Security Holder, at no cost to the Selling Security Holder, within 5 business days of receipt of written notice from the Selling Security Holder, additional shares of Common Stock equal to the difference between (i) the Aggregate Purchase Price divided by 80% of the Current Market Price and (ii) the Total Number of Shares.

    Example:  Aggregate Purchase Price                        =  $5,000,000
                  Purchase Price (80% of $7.00)               =  $5.60
                  125% of Purchase Price                      =  $7.00
                  Current Market Price                        =  $6.00
                  80% of Current Market Price                 =  $4.80
                  Total Number of Shares                      892,857 (5,000,000
                                                              divided by $5.60)

                   Additional Shares                          148,810
                           ($5,000,000 divided by $4.80= 1,041,667-892,857)



         Due to the fluctuation in the price of Quest's Common Stock Quest's and the Selling Security Holder's good faith estimate of the number of shares that will be required to be issued in connection with the Subscription Agreement is 1,700,000 shares. This estimate was based on average quarterly low ask price from September 1998 to June 1999 ($2.72) divided by the net proceeds of the offering ($5,000,000) which equaled 1,838,235 shares. By negotiations with the Selling Security Holder, this number was reduced to 1,700,000 shares. In the event that additional shares will be required to be issued, Quest will file a new registration statement to cover the additional shares. Any shares that are not issued will be deregistered. As of November 29, 1999, if the Registration Statement were effective for 60 days, we would be required to issue an additional 1,211,570 shares in accordance with the terms of the Subscription Agreement.


         If the Registration Statement is not declared effective within 120 day from June 3, 1999, Quest is required to pay, as liquidated damages, 1.0% of the principal amount of the Shares. After 150 calendar days Quest is required to pay 2.0% of the principal amount of the Shares for each 30-day period, or portion thereof, that the registration statement is not declared effective.

         The Selling Security is James LLC., a Cayman Island corporation whose address is c/o Citco Trustees (Cayman) LTD., Corporate Centre, West, Bay Road, Po Box 31106 SMB, Grand Cayman, Cayman Islands, BWI. CTC Corporation LTD is the sole director of and has voting control over James LLC. Michael Francombe is the director of and has voting control over CTC Corporation LTD.

         No officer, director, or affiliate of James LLC. or CTC Corporation LTD is or has been an officer, director, or employee of ours during the past three years, or had any other relationship with us during such period, other than as an investor. Of the 1,700,000 shares of common stock being registered, 910,747 shares represent the total beneficial holdings of the Selling Security Holder at this time. CTC Corporation LTD does not hold any of our securities.


         All of the common stock held by the Selling Security Holders is being offered for sale pursuant to this Prospectus for its accounts. Accordingly, it is anticipated that the Selling Security Holder, after completion of the Offering, will not hold any shares of our common stock.

                              PLAN OF DISTRIBUTION

         The Registration Statement of which this Prospectus is a part has been filed in connection with the registration rights included in Subscription Agreement between the Selling Security Holder and us.


         The Shares may be offered and sold from time to time by the Selling Security Holder. The Selling Security Holder will act independently of Quest in making decisions with respect to the timing, manner, and size of each sale. Such sale may be made on the OTC Bulletin Board or otherwise, at prevailing prices and terms or at prices related to the then market price, or in negotiated transactions.

o        One or more of the following methods may be used to sell the shares:

         Block trade in which the broker-dealer engaged by the Selling Security Holder will attempt to sell Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.
o Purchases by the broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus.
o Ordinary brokerage transactions and transactions in which the broker solicits purchasers.


         To the best of our knowledge, the Selling Security Holder has not, as of the date hereof, entered into any arrangement with a broker or dealer for the sale of shares through a block trade, special offering, or secondary distribution of a purchase by a broker-dealer.

         In effecting sales, broker-dealers engaged by the Selling Security Holder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the Selling Security Holder in amounts to be negotiated.


         In offering the Shares, the Selling Security Holder, and any broker-dealers who execute sales for the Selling Security Holder, may be considered "underwriters" within the meaning of the Securities Act. In connection with such sales, any profits realized by the Selling Security Holder and any compensation of such broker-dealer may be considered an underwriting discount or commission.

         We have advised the Selling Security Holder that during the time they are engaged in distribution of the securities covered by this Prospectus, they must comply with Rule 10b-5 and Regulation M under the Exchange Act.
In addition they have been advised that they:

o Cannot engage in any stabilization activity in connection with Quest's securities.
o Must furnish each broker through which securities covered by this Prospectus may be offered the number of copies of this Prospectus that are required by each broker.
o        Must not bid for or purchase any securities of Quest.
o Must not attempt to induce any person to purchase any of Quest's securities other than as permitted under the Exchange Act Release 34-38067 (December 20, 1996)
o Must coordinate their sales under this Prospectus with each other and Quest for purposes of Regulation M.

         The Shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. This offering will terminate on the earlier of:

         The date on which such Selling Security Holder's shares may be resold pursuant to Rule 144 under the Securities Act.
O The date on which all Shares offered hereby have been sold by the Selling Security Holder.


         There can be no assurance that the Selling Security Holder will sell any or all of the shares of common stock offered hereby.

         The Selling Security Holder and any broker-dealers participating in the distribution of the Shares may be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts paid or given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL


         Certain legal matters in connection with the securities being offered hereby will be passed upon for Quest by Rebecca J. Del Medico, Esq., President and General Counsel for Quest. Ms. Del Medico currently owns approximately 96,000 shares of common stock of Quest.

            In connection with Ms. Del Medico's employment agreement, she is entitled to receive 150,000 shares of the Company's common stock in equal installments of 50,000 shares the first year of employment and options to purchase up to 600,000 shares of the Company's common stock, at $3.09 per share (110% of fair market value on date of grant). The options vest in equal installments over a four-year period beginning the second year of her employment.




                                     EXPERTS


            The consolidated audited Financial Statements of Quest Net Corp. appearing in this Prospectus and Registration Statement have been audited by Cordovano and Harvey, P.C., independent certified public accountants, for the periods and to the extent set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report given under the authority of such firm as experts in accounting and auditing.


         The report of Cordovano and Harvey P.C. covering the June 30, 1999, Financial Statements contains an explanatory paragraph that states that Quest Net Corp. has incurred significant operating losses since inception, has a limited operating history, and has a negative cash flow from operations, which raises substantial doubt about its ability to continue as a going concern. The Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.


                                  LEGAL MATTERS


         Rebecca J. Del Medico, Esq. President and General Counsel for Quest, will pass upon the validity of the issuance of the Shares for Quest.


                                 QUEST NET CORP
                                 --------------
                          (A Development Stage Company)


                                                                                                             Page
                                                                                                             ----
Independent auditors' report.................................................................................F-2

Balance sheet as of June 30, 1999............................................................................F-3

Consolidated statements of operations, for the years ended June 30, 1999 and 1998, and for the period November 28, 1995 (inception) through June 30, 1999 (unaudited).........................F-4

Consolidated statements of shareholders' equity
  for the period November 28, 1995 (inception) through June 30, 1999 (unaudited).............................F-5

Consolidated statements of cash flows, for the years ended June 30, 1999 and 1998, and for the period November 28, 1995 (inception) through June 30, 1999 (unaudited).........................F-7

Notes to consolidated financial statements...................................................................F-8

To the Board of Directors and Shareholders
Quest Net Corp. and Subsidiaries




                          INDEPENDENT AUDITORS' REPORT



We have audited the accompanying consolidated balance sheets of Quest Net Corp. and subsidiaries (a Florida corporation in the development stage) as of June 30, 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended June 30, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quest Net Corp. and subsidiaries, as of June 30, 1999 and 1998 and the results of their operations and cash flows for the years ended June 30, 1999 and 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $8,932,794 for the year ended June 30, 1999, negative cash flows from operations and has a limited operating history. These and other factors discussed in Note A to the consolidated financial statements raise a substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to those matters are also described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Cordovano and Harvey, P.C.
Denver, Colorado
July 10, 1999


                                 QUEST NET CORP.
                                 ---------------
                        (A Development Stage Company)
                          CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999


                                     ASSETS

CURRENT ASSETS
     Cash.......................................................................    $ 4,298,289
     Accounts receivable, net of $867,842 allowance ............................         11,084
     Accounts receivable, other.................................................          2,276
     Prepaid expenses...........................................................         29,155
                                                                               -----------------
                                                          TOTAL CURRENT ASSETS        4,340,804

PROPERTY AND EQUIPMENT, net of
     accumulated depreciation of $266,159  (Note C).............................      1,329,364

PROPERTY NOT IN SERVICE (Note C)................................................        434,144

INTANGIBLE ASSETS, net of
     accumulated amortization of $41,453  (Note A)..............................        501,031

DEPOSITS........................................................................         69,800
                                                                               -----------------
                                                                                    $ 6,675,143
                                                                               =================

                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable, trade....................................................    $    44,114
     Accrued compensation (Note E)..............................................      1,118,265
     Accrued expenses...........................................................         25,506
     Accrued payroll taxes......................................................         64,814
                                                                               -----------------
                                                     TOTAL CURRENT LIABILITIES        1,252,699
                                                                               -----------------


COMMITMENTS (Note H)............................................................              -

SHAREHOLDERS' EQUITY
     Preferred stock, no par value; 5,000,000 shares authorized;
       100,000  shares issued and outstanding, respectively.....................      1,000,000
     Common stock, no par value; 50,000,000 shares authorized;
       22,045,500 shares issued and outstanding ................................     12,988,011
       47,000 outstanding common stock warrants.................................          7,191
       10,000 outstanding common stock options..................................         25,800
     Deficit accumulated during development stage...............................     (8,598,558)
                                                                               -----------------
                                                    TOTAL SHAREHOLDERS' EQUITY        5,422,444
                                                                               -----------------
                                                                                    $ 6,675,143
                                                                               =================


See accompanying notes to the consolidated financial statements.


                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                                                       November 28,
                                                                                                           1995
                                                                                                        (inception)
                                                                       For the Years Ended June 30,    Through June 30,
                                                                           1999            1998            1999
                                                                      --------------- ---------------  --------------
                                                                                                        (Unaudited)

REVENUES
     Internet related services.......................................   $    136,361     $         -    $    136,361
     OTHER:
       Bandwidth sales (Note H)......................................        396,000               -         396,000
       Software sales and development (Note H).......................        537,837               -         537,837
                                                                      --------------- ---------------  --------------
                                                       TOTAL REVENUES      1,070,198               -       1,070,198
                                                                      --------------- ---------------  --------------


COSTS AND EXPENSES
     Cost of internet related services...............................         95,088               -          95,088
     Cost of revenues - software sales and development...............        600,000               -         600,000
     Stock based compensation........................................      7,029,485               -       7,029,485
     Bad debt expense................................................        893,095               -         893,095
     Salaries and bonuses............................................        383,160               -         383,160
     General and administrative......................................        634,861           4,761         642,325
     Depreciation and amortization...................................        313,367               -         313,367
     Loss on disposal of assets......................................         56,559               -          56,559
                                                                      --------------- ---------------  --------------
                                             TOTAL OPERATING EXPENSES     10,005,615           4,761      10,013,079
                                                                      --------------- ---------------  --------------

                                                       OPERATING LOSS     (8,935,417)         (4,761)     (8,942,881)
NON-OPERATING INCOME (EXPENSE)
     Interest expense................................................         (5,943)              -          (5,943)
     Interest income.................................................          8,566               -           8,566
                                                                      --------------- ---------------  --------------
                                         NET LOSS BEFORE INCOME TAXES   $ (8,932,794)    $    (4,761)   $ (8,940,258)

INCOME TAXES (NOTE F)
     Current tax benefit.............................................      1,348,598             678       1,349,662
     Deferred tax expense............................................     (1,348,598)           (678)     (1,349,662)
                                                                      --------------- ---------------  --------------
                                                             NET LOSS   $ (8,932,794)    $    (4,761)   $ (8,940,258)
                                                                      =============== ===============  ==============

NET LOSS PER SHARE:
     Basic...........................................................   $      (0.67)        *
                                                                      =============== ===============

     Diluted.........................................................   $      (0.67)        *
                                                                      =============== ===============

SHARES USED FOR COMPUTING NET LOSS PER SHARE:
     Basic...........................................................     13,322,111         960,028
                                                                      =============== ===============

     Diluted.........................................................     13,322,111         960,028
                                                                      =============== ===============

* Less than $.01 per share

See accompanying notes to the consolidated financial statements.



                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
      From November 28, 1998 (inception) through June 30, 1999 (Unaudited)



                                                                   Preferred Stock                   Common Stock
                                                                 Shares      Amount      Shares         Amount      Warrants
                                                                ---------   ---------  ----------   -------------  -----------
Balance, November 28, 1995 (inception).........................         -   $       -           -     $         -   $        -

Net loss for the period ended June 30, 1996....................         -           -           -               -            -
                                                                ---------   ---------  ----------   -------------  -----------
                                         BALANCE, June 30, 1996         -           -           -               -            -

July 3, 1996, shares issued for cash (Note B)..................   300,000       3,000           -               -            -

September 4, 1996, shares issued for cash......................         -           -     240,007  *        1,200            -

Net loss for the year ended June 30, 1997......................         -           -           -               -            -
                                                                ---------   ---------  ----------   -------------  -----------
                                         BALANCE, June 30, 1997   300,000       3,000     240,007  *        1,200            -

June 15, 1998, cancellation of preferred stock.................  (300,000)     (3,000)          -           3,000            -

June 16, 1998, capital contributed by officer..................         -           -           -              70            -

June 30, 1998, shares issued in asset acquisition (Note D).....         -           -     200,000  *      125,274            -

Net loss for the year ended June 30, 1998......................         -           -           -               -            -
                                                                ---------   ---------  ----------   -------------  -----------
                                         BALANCE, June 30, 1998         -           -     440,007  *      129,544            -

July 27, 1998 shares issued for software purchase (Note D).....    60,000     600,000           -               -            -

September 21, 1998, conversion of preferred shares.............   (60,000)   (600,000)    300,000         258,300            -

November 2, 1998, shares issued for services, valued at market
  value of stock...............................................         -           -     200,000         600,000            -

November 2, 1998, shares issued for services at market value
  of stock (Note B)............................................         -           -     101,333         303,999            -

November 23, 1998, shares issued for cash, net of $2,950
  offering costs...............................................         -           -      50,000          97,050            -

December 1, 1998, shares issued for officers' compensation
  (Note E).....................................................         -           -   1,310,693       4,013,997            -

December 11, 1998, shares issued pursuant to employment
   agreements..................................................         -           -     175,000         514,063            -

December 22, 1998, shares issued in exchange for equipment
   (Note D)....................................................   100,000   1,000,000   2,607,660         724,520            -

December, 1998, shares issued for cash.........................         -           -      50,000          50,000            -


(restubbed table)
                                                                                      Deficit
                                                                                    Accumulated
                                                                                      During        Total
                                                                                    Development  Shareholders'
                                                                                       Stage        Equity
                                                                                     ----------   -----------
Balance, November 28, 1995 (inception).........................                      $        -   $         -

Net loss for the period ended June 30, 1996....................                               -             -
                                                                                     ----------   -----------
                                         BALANCE, June 30, 1996                               -             -

July 3, 1996, shares issued for cash (Note B)..................                               -         3,000

September 4, 1996, shares issued for cash......................                               -         1,200

Net loss for the year ended June 30, 1997......................                          (2,703)       (2,703)
                                                                                     ----------   -----------
                                         BALANCE, June 30, 1997                          (2,703)        1,497

June 15, 1998, cancellation of preferred stock.................                               -             -

June 16, 1998, capital contributed by officer..................                               -            70

June 30, 1998, shares issued in asset acquisition (Note D).....                               -       125,274

Net loss for the year ended June 30, 1998......................                          (4,761)       (4,761)
                                                                                     ----------   -----------
                                         BALANCE, June 30, 1998                          (7,464)      122,080

July 27, 1998 shares issued for software purchase (Note D).....                               -       600,000

September 21, 1998, conversion of preferred shares.............                         341,700             -

November 2, 1998, shares issued for services, valued at market
  value of stock...............................................                               -       600,000

November 2, 1998, shares issued for services at market value
  of stock (Note B)............................................                               -       303,999

November 23, 1998, shares issued for cash, net of $2,950
  offering costs...............................................                               -        97,050

December 1, 1998, shares issued for officers' compensation
  (Note E).....................................................                               -     4,013,997

December 11, 1998, shares issued pursuant to employment
   agreements..................................................                               -       514,063

December 22, 1998, shares issued in exchange for equipment
   (Note D)....................................................                               -     1,724,520

December, 1998, shares issued for cash.........................                               -        50,000

* Restated (See Note D)

                        QUEST NET CORP.
                 (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
From November 28, 1998 (inception) through June 30, 1999 (Unaudited)


                                                                   Preferred Stock                   Common Stock
                                                                 Shares      Amount      Shares          Amount     Warrants
                                                                ---------- ----------- -----------    -----------  ----------
January 5, 1999, shares issued for compensation at market value
  of stock.....................................................         -           -      17,667         178,878            -

January 5, 1999, shares issued for payment of offering costs of
  $15,000.......................................................        -           -      24,000               -            -

Shares issued in three for one common stock dividend (Note D)...        -           -  15,525,081               -            -

January 7, 1999, shares issued for cash.........................        -           -      25,000          75,000            -

January 8, 1999, shares issued for services at market value of
   stock........................................................        -           -         677           8,801            -

January 1999, shares issued for purchase of domain names........        -           -       1,500           7,000            -

January 25, 1999, shares issued for cash........................        -           -     132,915         692,809            -

January 25, 1999, 47,000 warrants issued for cash...............        -           -           -               -        7,191

February 15, 1999, shares issued in acquistion of Wings
   Online, Inc.(Note G).........................................        -           -      29,326         200,000            -

February 12, 1999, shares issued pursuant to employment
  agreement.....................................................        -           -     100,000         154,675            -

March 2, 1999, shares issued for services, valued at market
  value of stock................................................        -           -       4,000          29,375            -

May 3, 1999, shares issued in exchange for property.............        -           -      39,894         300,000            -

May 17, 1999, 10,000 options granted at fair value (Note E).....        -           -           -               -       25,800

May 27, 1999, shares issued for cash, net of $350,000 offering
  costs.........................................................        -           -     910,747       4,650,000            -

Net loss for the year ended June 30, 1999.......................        -           -           -               -            -
                                                                ---------- ----------- -----------    ------------   ----------
                                         BALANCE, JUNE 30, 1999   100,000  $1,000,000  22,045,500     $12,988,011     $ 32,991
                                                                ========== =========== ===========    ============   ==========
(restubbed table)
                                                                                       Deficit
                                                                                     Accumulated
                                                                                       During        Total
                                                                                     Development  Shareholders'
                                                                                        Stage        Equity
                                                                                   ------------  ------------
January 5, 1999, shares issued for compensation at market value
  of stock.....................................................                           -       178,878

January 5, 1999, shares issued for payment of offering costs of
  $15,000.......................................................                          -             -

Shares issued in three for one common stock dividend (Note D)...                          -             -

January 7, 1999, shares issued for cash.........................                          -        75,000

January 8, 1999, shares issued for services at market value of
   stock........................................................                          -         8,801

January 1999, shares issued for purchase of domain names........                          -         7,000

January 25, 1999, shares issued for cash........................                          -       692,809

January 25, 1999, 47,000 warrants issued for cash...............                          -         7,191

February 15, 1999, shares issued in acquistion of Wings
   Online, Inc.(Note G).........................................                          -       200,000

February 12, 1999, shares issued pursuant to employment
  agreement.....................................................                          -       154,675

March 2, 1999, shares issued for services, valued at market
  value of stock................................................                          -        29,375

May 3, 1999, shares issued in exchange for property.............                          -       300,000

May 17, 1999, 10,000 options granted at fair value (Note E).....                          -        25,800

May 27, 1999, shares issued for cash, net of $350,000 offering
  costs.........................................................                          -     4,650,000

Net loss for the year ended June 30, 1999.......................                 (8,932,794)   (8,932,794)
                                                                                ------------  ------------
                                         BALANCE, JUNE 30, 1999                 $(8,598,558)  $ 5,422,444
                                                                                ============  ============

See accompanying notes to the consolidated financial statements.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                              November 28,
                                                                                                  1995
                                                                                              (inception)
                                                              For the Years Ended June 30,   Through June 30,
                                                                 1999             1998            1999
                                                              -------------  --------------- ---------------
                                                                                              (Unaudited)

OPERATING ACTIVITIES
    Net loss.................................................  $(8,932,794)       $  (4,761)    $(8,940,258)
    Transactions not requiring cash:
       Depreciation and amortization.........................      313,367                -         313,367
       Loss on disposal of assets............................       56,559                -          56,559
       Increase to allowance for doubtful accounts...........      867,842                -         867,842
       Non-cash software cost of revenues....................      600,000                -         600,000
       Stock based compensation expense......................    7,029,485                -       7,029,485

    Changes in current assets and current liabilities:
       Increase in receivables and  prepaid expenses.........     (910,357)               -        (910,357)
       Increase in accounts payable and accrued liabilities
         net of effects from purchase of Wings Online, Inc...       23,000            3,237          26,237
                                                              -------------  --------------- ---------------
                                            NET CASH USED IN
                                        OPERATING ACTIVITIES      (952,898)          (1,524)       (957,125)
                                                              -------------  --------------- ---------------

INVESTING ACTIVITIES
    Equipment and leasehold purchases........................     (118,756)               -        (118,756)
    Proceeds from sale of equipment..........................        2,100                -           2,100
    Cash paid for deposits...................................      (69,250)               -         (69,250)
    Purchase of Wings Online, Inc, net of $-0- cash received.     (135,000)               -        (135,000)
                                                              -------------  --------------- ---------------
                                           NET CASH (USED IN)
                                        INVESTING ACTIVITIES      (320,906)               -        (320,906)
                                                              -------------  --------------- ---------------

FINANCING ACTIVITIES
    Capital contribution.....................................            -               70              70
    Sale of preferred stock..................................            -                -           3,000
    Sale of common stock and warrants........................    5,925,000                -       5,926,200
    Cash paid for offering costs.............................     (352,950)               -        (352,950)
    Proceeds from issuance of notes to related party.........      214,900                -         214,900
    Principal payments of related party notes................     (214,900)               -        (214,900)
                                                              -------------  --------------- ---------------
                                        NET CASH PROVIDED BY
                                        FINANCING ACTIVITIES     5,572,050               70       5,576,320
                                                              -------------  --------------- ---------------

NET INCREASE  IN CASH AND CASH EQUIVALENTS...................    4,298,246           (1,454)      4,298,289
Cash and cash equivalents, beginning.........................           43            1,497               -
                                                              -------------  --------------- ---------------
Cash and cash equivalents, ending............................  $ 4,298,289        $      43     $ 4,298,289
                                                              =============  =============== ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest.......................................  $     5,943        $       -     $     5,943
                                                              =============  =============== ===============
Cash paid for income taxes...................................  $         -        $       -     $         -
                                                              =============  =============== ===============

NON-CASH INVESTING AND FINANCING ACTIVITIES:
2,000,000 common shares issued for property..................  $         -        $ 125,274     $   125,274
2,649,054 common shares issued for property..................  $ 1,031,520        $       -     $ 1,031,520
160,000 preferred shares issued for property and software....  $ 1,600,000        $       -     $ 1,600,000
24,000 common shares issued for payment of offering costs....  $    15,000        $       -     $    15,000
29,326 common shares issued in acquisiton of Wings Online,
  Inc........................................................  $   200,000        $       -     $   200,000

See accompanying notes to the consolidated financial statements.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note A:  Organization, business, liquidity and summary of significant accounting
--------------------------------------------------------------------------------
policies
--------

Organization and business
Quest Net Corp. (the "Company") was incorporated in the state of Colorado on November 28, 1995 under the name of A. P. Sales, Inc. The Company was formed for the purpose of entering the office furniture repair and reconditioning market. In June of 1998, the Company acquired certain assets related to the internet services industry and became a provider of Internet system and network management solutions for enterprises with mission-critical Internet operations, including server hosting, Internet connectivity, and Internet technology services. At that time, the Company changed its name to Quest Net Corp. The Company reincorporated in Florida in December 1998.

As shown in the accompanying financial statements, the Company incurred a net loss of $8,932,794 for the year ended June 30, 1999, and has a limited operating history. Those factors, as well as the uncertain condition that the Company faces as a new business with an unproven business model entering the new and rapidly evolving market of online commerce and the Internet, create an uncertainty about the Company's ability to continue as a going concern.

Management plans to commence significant operations during the next fiscal year, reduce expenses resulting from stock based compensation and raise an additional $5,000,000 in equity financing. The ability of the Company to continue as a going concern is dependent on the success of these plans, and ultimately upon achieving profitability. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Summary of significant accounting policies:

Basis of presentation
---------------------
The Company's primary operations since July 1998 have been devoted to developing its Internet services business and raising capital. As a result, the consolidated financial statements are presented in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." In order to generate significant revenues and become an operating business, the Company will need to continue to market its internet access services to customers in its current markets and in markets to be acquired.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of significant accounting policies continued:

Principles of Consolidation
---------------------------
The Company's consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Wings Online, Inc. The Company formed five other wholly-owned subsidiaries, IPQuest Corp., Quest Wireless Corp., Globalbot Corp., QuesTel Corp. and Quest Fiber Corp, which had no revenues and insignificant accounting transactions during the periods presented. The accounting transactions of those five subsidiaries consisted primarily of costs to form the corporations and cash transferred from the parent company to open bank accounts. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates
----------------
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications
-----------------
Certain prior-year amounts have been reclassified for comparative purposes to conform to the current-year presentation.

Cash and cash equivalents
-------------------------
The Company considers all short-term, highly liquid investments with an original maturity date of three months or less to be cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value. The Company has concentrated its credit risk for cash by maintaining $4,246,891 of its $4,298,289 cash in one money market account. The maximum loss that would have resulted from that risk totaled $4,246,891 at June 30, 1999. The Company has not experienced any losses in the account and believes it is not exposed to any significant credit risk to cash.

Property and equipment
----------------------
Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which is estimated to be three to five years. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the consolidated statements of operations.

Leasehold improvements are amortized over the life of the existing lease of sixty months.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of significant accounting policies continued:

Intangible assets
-----------------
Intangible assets are stated net of accumulated amortization and include a non-compete agreement acquired as a result of the Company's acquisition of Wings Online, Inc. and goodwill resulting from the Company's purchase of equipment and certain other assets from AVX Communications. Amortization is provided using the straight-line method over three years. The Company evaluates on a regular basis whether events and circumstances have occurred that indicate that the carrying amount of intangible assets may warrant revision. Management believes that there has been no impairment to the intangible assets as reflected in the Company's consolidated financial statements as of June 30, 1999.

Long-lived assets
-----------------
The Company periodically reviews the values assigned to long-lived assets, such as property and equipment, to determine whether any impairments are other than temporary. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

Sources of supplies
-------------------
The Company relies on third-party networks, local telephone companies and other companies to provide data communications capacity. Although management feels alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

Income taxes
------------
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.


Revenue recognition
-------------------
The Company recognizes revenue when internet-related services and bandwidth are provided. Revenue from the sale of software is recognized when the software is delivered to the customer. Revenue related to the maintenance and further modification of software previously sold is recognized as the work is performed.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of significant accounting policies continued:

Stock-based compensation
------------------------
SFAS No. 123, "Accounting for Stock-Based Compensation" permits the use of either a fair value based method or the method defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25 and, accordingly, has included pro forma disclosures under SFAS No. 123 in Note E.

Fair value of financial instruments
-----------------------------------
SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company has determined, based on available market information and appropriate valuation methodologies, the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, accounts receivable, prepaid expenses, accounts payable, accrued compensation, and other accrued liabilities approximate fair value due to the short-term maturity of the instruments.

Loss per share
--------------
In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share" (SFAS 128). The Company adopted SFAS 128 for the two year period ended June 30, 1999. Under SFAS 128, net loss per share-basic excludes dilution and is determined by dividing loss available to common shareholders by the weighted average number of common shares outstanding during the period. Net loss per share-diluted reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. As of June 30, 1999, there were 87,999 stock options and 47,000 common stock purchase warrants outstanding which were not included in the calculation net loss per share-diluted because they were antidilutive.

Recently issued accounting pronouncements
-----------------------------------------
The Company has adopted the following new accounting pronouncements for the year ended June 30, 1999. There was no material effect on the financial statements presented from the adoption of the new pronouncements.

SFAS No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of significant accounting policies continued:

Recently issued accounting pronouncements continued
---------------------------------------------------
SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers.

SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

Statement of Position ("SOP") 98-1, "Accounting for the costs of Computer Software Developed or Obtained for Internal Use." This SOP requires that entities capitalize certain internal-use software costs once certain criteria are met.

SOP 98-5, "Reporting on the costs of Start-Up Activities." SOP 98-5 provides, among other things, guidance on the reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred.

The Company will continue to review these new accounting pronouncements over time, in particular SFAS 131 and SOP 98-1, to determine if any additional disclosures are necessary based on evolving circumstances.

Note B:  Related party transactions
-----------------------------------

For the year ended June 30, 1999
--------------------------------
During the year ended June 30, 1999 the President of the Company and another entity owned by the President of the Company, paid on behalf of the Company certain expenses totaling $103,976. The President also advanced $35,648 to the Company for working capital purposes. The Company repaid $29,725 to the President and issued a seven and half percent note payable to the President for the remaining $109,899. As of June 30, 1999, the Company repaid the note and accrued interest of $3,241 for a total of $113,140.

The President advanced the Company an additional $105,000 in exchange for a note payable to the President. The Company repaid the $105,000 within sixty days of issuance of the note, and did not accrue any interest.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note B:  Related party transactions continued
---------------------------------------------
The Company paid $35,000 to an affiliate for consulting fees related to the Company's proposed plan to expand into international markets. The affiliate also performed consulting services for the Company valued at $7,600. For payment of those services the Company issued 101,333 shares of the Company's common stock to the affiliate and recorded the charge for the services at the market value of the stock issued, $303,999.

From time to time during the year ended June 30, 1999, the Company paid certain expenses related to ventures the President is associated with, but have no relative business purpose to the Company. The amounts totaled $97,360 and have been deducted from amounts accrued and payable to the President pursuant to his employment agreement. See Note H Commitments and contingencies

For the year ended June 30, 1998 and the period November 28, 1995 (inception) through June 30, 1998 - On July 3, 1996, the Company issued 300,000 shares of its no par value preferred stock to an officer and an affiliate company for $3,000. In June 1998, the preferred shares were cancelled and the related $3,000 was reclassified as a capital contribution.

Note C:  Property and equipment
-------------------------------

Furniture and equipment consisted of the following at June 30:



                                                 1999              1998
                                           ----------------- ------------------
Office equipment..........................      $    44,588          $   8,196
Computer equipment........................        1,468,317             66,966
Software..................................           56,588             49,562
Artwork...................................            9,545                  -
Leasehold improvements....................           16,485                  -
                                           ----------------- ------------------
                                                  1,595,523            124,724
Less accumulated depreciation.............         (266,159)                 -
                                           ----------------- ------------------
                                                $ 1,329,364          $ 124,724
                                           ================= ==================



Depreciation expense for the years ended June 30, 1999, 1998 and inception (November 28, 1995) through June 30, 1999 totaled $271,877, $-0-, and $271,877, respectively.

As discussed in Note A to the financial statements, the Company has not yet fully commenced planned operations. Certain computer equipment that was acquired during the year ended June 30, 1999 has not yet been placed in service. The cost of the equipment not being used at June 30, 1999 is $434,144 and accordingly the Company has not recorded any depreciation expense related to the unused equipment. Management expects the equipment to be placed in service during the Company's next fiscal year.
                                      F-13

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note D:  Shareholders' equity
-----------------------------

Preferred Stock
---------------
The Company is authorized to issue five million shares of no par value preferred stock which may be issued in series with such designations, preferences, stated values, rights, qualifications or limitations as determined by the Board of Directors.

During the year ended June 30, 1999, the Company issued 60,000 shares of its redeemable convertible preferred stock with a stated value of $10 per share in exchange for certain software used in transacting credit card business over the internet. The preferred stock was convertible into the Company's common stock based on the average five day bid price for the Company's common stock as of the date of conversion. Notice of conversion was received by the Company on September 21, 1998. The five day average bid price prior to conversion was $.8610 per share. The preferred stock was converted into 300,000 common shares. The conversion rate in accordance with the preferred stock agreement was 696,864 common shares. The Company has recorded a credit to retained earnings to reflect the gain of $341,700 on conversion of its preferred stock.

During the year ended June 30, 1999, the Company issued 100,000 shares of its convertible redeemable preferred stock with a stated value of $10 per share, along with 2,607,660 shares of its common stock in exchange for computer equipment at a cost of $1,724,520. The preferred stock was redeemable six months from date of issuance. In the event of non-redemption, the holder had the right to convert the preferred shares in the common stock of the Company at a conversion price equal to the average bid and asked price of the common stock for the three trading days prior to conversion. The preferred stock was valued at $1,000,000 based on the stated and redemption value of the preferred stock of $10.00 per share. The remaining purchase price of $724,520 was allocated to the common stock. Based on a third party independent appraisal of the equipment, the Company recorded the transaction at the fair value of the equipment of $1,724,520. The preferred stock was redeemed for $1,000,000 subsequent to June 30, 1999.

Common Stock
------------
On June 30, 1998, the Company issued 200,000 (restated from 2,000,000 for reverse stock split) shares of its no par value common stock pursuant to an Asset Purchase and Sale Agreement, whereby the Company would receive certain assets from PACT Communication Group, Inc. - See Note G.

On October 16, 1998 the Company reversed its 4,400,000 outstanding common shares to 440,000 to give effect to a one for ten reverse split approved by the shareholders.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note D:  Shareholders' equity continued
---------------------------------------

Common stock continued
----------------------
On December 31, 1998, the board of directors approved a three for one common stock dividend to shareholders of record as of January 6, 1999. The number of shares issued in the dividend of 15,525,081 was greater than twenty five percent of the outstanding shares prior to the dividend, therefore the Company has accounted for the transaction as if it were a forward three-for-one stock split. Earnings per share calculations have been retroactively restated for all periods presented to give effect to the dividend.

During the year ended June 30, 1999 the Company sold 1,039,248 of its no par value common stock in exchange for $925,000 in cash, $42,400 of equipment (see discussion of equipment acquired for $1,724,520 above) and $32,600 in services valued at the market value of the stock issued, $903,999. The offerings were conducted on behalf of the Company through its executive officers and directors. The shares offered were not registered and were offered pursuant to an exemption from registration claimed under Section 3(b) of the Securities Act of 1933, as amended, and Rule 504 of Regulation D promulgated thereunder. The Company incurred $17,950 in legal costs related to the offerings. The offering costs were paid in $2,950 cash and in the issuance of 24,000 shares of the Company's restricted stock valued at the cost of the services of $15,000. The costs have been deducted from the offering proceeds and are recorded as such in the accompanying consolidated financial statements.

Shares sold to one shareholder in conjunction with the above-mentioned offering also included 47,000 warrants to purchase additional shares of the Company's no par value common stock for $9.40 per share. The warrants may be exercised anytime beginning January 25, 2000 and prior to January 25, 2001. The Company valued the warrants at $7,191 using pricing methods similar to those used in valuing options under SFAS 123.

In January 1999 the Company acquired from two different individuals the rights to the domain names Boats Online and Cars Online for $10,000 and $4,000, respectively. The purchase price was paid in 1,000 and 500 shares of the Company's restricted stock, respectively valued at $5,000 and $2,000 along with $5,000 and $2,000 in cash, respectively.

On February 12, 1999 the Company issued 29,326 shares of its restricted common stock valued at the market price of the Company's free-trading common shares or $200,000 and $135,000 in cash, in exchange for all of the outstanding shares of Wings Online, Inc. - See Note G.

On May 3, 1999 the Company entered into an agreement with AVX Communications whereby the Company would receive certain assets valued at $300,000 in exchange for the issuance of 39,894 shares of the Company's restricted common stock. - See Note G.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note D:  Shareholders' equity continued
---------------------------------------

Common stock continued
----------------------
On May 27, 1999, pursuant to an exemption from registration claimed under
Section 3(b) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, the Company sold 910,747 shares of its common stock for $5,000,000 to one shareholder. The costs of the offering were legal and finders' fees of $350,000, which have been deducted from the proceeds of the offering in the accompanying consolidated financial statements.

Note E:  Stock based compensation
---------------------------------

On December 11, 1998, pursuant to employment contracts with key management and officers, the Company issued 175,000 shares of the Company's common stock as compensation to three employees. The Company has recorded stock compensation expense of $514,063 based on the market price of the Company's free-trading common stock as of the date of the grant which was December 1, 1998.

On January 5, 1999 the Company issued 10,000 shares of its restricted common stock to a former officer of the Company as payment for services. The stock was valued at the market price of the Company's free-trading common stock as of January 5, 1999 and accordingly the Company has recorded $101,250 in stock compensation expense.

On January 5, 1999 the Company issued 7,667 shares of its restricted common stock, valued at the market price of the Company's free-trading common stock as of January 5, 1999, to its board of directors and accordingly recorded a $77,628 charge to operations as directors' fees.

On February 12, 1999, the Company issued to an officer of the Company 100,000 shares of the Company's restricted common stock as payment pursuant to the officer's employment agreement. The employment agreement dated July 1, 1998 states that the officer is to receive 50,000 shares per year, 25,000 of which is to be issued each six months beginning January 1. The Company failed to issue the officer the 25,000 shares prior to the three for one dividend effective January 6, 1999. Therefore to make the officer whole, the Company issued 100,000 shares, valuing them at the total value of 25,000 shares at the market price of the Company's free-trading stock which was $6.187 on January 1, 1999, resulting in stock compensation expense of $154,675.

On March 2, 1999 as payment for $5,000 in consulting services, the Company issued 4,000 shares of its restricted common stock, valued at the market value of the stock issued, $29,375.

On March 10, 1999 as payment for $10,000 in consulting services, the Company issued 677 shares of its restricted common stock, valued at the market value of the stock issued, $8,801.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note E:  Stock based compensation continued
-------------------------------------------

Common stock options
--------------------
On September 9, 1998 the board of directors approved a performance bonus plan in the form of common stock options with an exercise price of $.012 to the President and CEO of the Company. The President would receive one share of restricted common stock for every $100.00 of earning assets (increase in total assets) generated prior to and after September 9, 1998. The number of shares to be received as options are to be calculated at the end of each quarter and expire five years from the date of grant which is considered to be the date both the strike price and number of shares are determined. On December 1, 1998, based on unaudited quarterly financial information, the board of directors granted to the President options to purchase 1,310,693 shares of the Company's restricted common stock for $.012 per share. The Company recorded stock compensation expense in accordance with APB 25 of $3,998,269 which was the difference between the exercise price of $.012 and the market value of the Company's common stock on December 1, 1998 of $3.05. The President exercised the options in December of 1998. No other options have been granted pursuant to the performance bonus plan.

On March 26, 1999, the Company granted options to its three outside directors to purchase 5,000 shares of the Company's common stock for $6.00 per share, which was the market value of the Company's common stock on that date. The options vest in two equal increments of 2,500 shares six months and twelve months from the date of grant, as long as the option holders are members of the board at time of vesting. The options expire two years from date of vesting. As of June 30, 1999 none of the options were vested.

On March 30, 1999 the Company granted options for 9,999 shares of its common stock, to an employee, exercisable for $6.00 per share. The options vest on March 30, 2000 and expire on March 30, 2002. The options were granted at the market value of the Company's common stock as of March 30, 1999. In accordance with APB 25, no compensation expense was recorded.

On April 5, 1999 the Company granted options for 25,000 shares of its common stock, exercisable for $4.00 per share to an officer, who resigned subsequent to the granting of the options. The options were vested on the date of grant and expire April 5, 2000. The options were granted at the market value of the Company's common stock as of April 5, 1999. In accordance with APB 25, no compensation expense was recorded.

On May 17, 1999 the Company granted options for 10,000 shares of its common stock, exercisable for $7.25 per share to certain consultants. The options were granted at the market value of the Company's common stock as of May 17, 1999. They are fully vested and expire on May 17, 2001. The fair value of the options as determined in accordance with SFAS No. 123 is $25,800 and has been charged to operations.
                                      F-17

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note E:  Stock based compensation continued
-------------------------------------------

Common stock options continued
------------------------------
On May 17, 1999 the Company granted options for 28,000 shares of its common stock, exercisable for $7.25 per share to certain employees. The options were granted at the market value of the Company's common stock as of May 17, 1999. The options vest in six months from the date of grant. As of June 30, 1999 none of the options were vested. In accordance with APB 25, no compensation expense was recorded.

Summary
-------
A summary of the status of the Company's stock option awards as of June 30, 1999, and the changes during the period ended June 30, 1999 is presented below:



             Fixed Options                    Number
----------------------------------------------------------
Outstanding at June 30, 1998.............                -
Granted..................................        1,398,692
Exercised................................       (1,310,693)
Canceled.................................                -
                                         -----------------
Outstanding at June 30, 1999.............           87,999
                                         =================


The weighted average exercise price per share for the 87,999 outstanding options at June 30, 1999 was $5.97.

SFAS 123
--------
In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting form Stock-Based Compensation". SFAS 123 encourages the use of a fair value based method of accounting for compensation expense associated with stock option awards and similar plans. SFAS 123 permits the continued use of the intrinsic value based method prescribed by APB 25, but requires additional disclosures, including pro forma calculations of net earnings and earnings per share, as if the fair value method of accounting prescribed by SFAS 123 had been applied for the applicable periods.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note E:  Stock based compensation continued
-------------------------------------------

SFAS 123 continued
------------------
The fair value of each option granted has been estimated as of the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rate of 5.63 percent, expected volatility of 80 percent, expected life of two to five years, and no expected dividends. During the year ended June 30, 1999, the weighted-average exercise price and fair values of options granted were $5.97 and $2.03, respectively on the date of grant for options granted with an exercise price equal to the market price of the stock. The weighted-average exercise price and fair values of options on the date of grant for options granted with an exercise price less than the market price of the stock on the grant date was $.012 and $3.04, respectively. There were no options granted that exceeded the market price of the underlying stock on date of grant.

Had compensation expense been determined based on the fair value at the grant date, and charged to expense over vesting periods, consistent with the provisions of SFAS 123, the Company's net loss and net loss per share would have decreased to the pro forma amounts indicated below:

                                                           Amount
                                                      ------------------
As reported:
    Net loss......................................       $(8,932,794)
    Net loss per share - basic and diluted........       $     (0.67)
Pro Forma:
    Net loss......................................       $(9,021,219)
    Net loss per share - basic and diluted........       $     (0.68)




The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. Option valuation models also require the input of highly subjective assumptions such as expected option life and expected stock price volatility. Because the Company's stock-based awards have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, the Company believes that the existing option valuation models do not necessarily provide a reliable single measure of the fair value of its stock-based awards.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note F:  Income taxes
---------------------

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate follows for the years ended June 30, 1999 and 1998:

                                                                                              November 28,
                                                                                                  1995
                                                                                              (Inception)
                                                                                                Through
                                                                  June 30,                      June 30,
                                                      ---------------------------------
                                                          1999               1998                 1999
                                                      --------------     --------------    -------------------
    U.S. statutory federal rate..............                 34.00%            15.00%                  34.00%
    State income tax rate,
       net of federal benefit................                     -              4.25%                      -
    Permanent differences:
    Deferred offering costs..................                  1.42%                                     1.42%
    Excess officers compensation.............                (15.20%)                                  (15.20%)
    Other....................................                  (.02%)                                    (.02%)
    Temporary differences:
    Depreciation expense.....................                   .20%                                      .20%
    Allowance for bad debt...................                 (3.35%)                                   (3.35%)
    Net operating loss for which no tax
      benefit is currently available.........                (17.05)           (19.25%)                (17.05)
                                                      --------------     --------------    -------------------
                                                                  - %               -%                      - %
                                                      ==============     ==============    ===================

At June 30, 1999 and 1998, deferred taxes consisted of the following:

                                                                                     June 30,
                                                                     -----------------------------------------
                                                                           1999                   1998
                                                                     ------------------     ------------------
    Deferred tax assets,
       Net operating loss...................................               $ 1,523,658            $    1,064
    Valuation allowance.....................................                (1,523,658)               (1,064)
                                                                     ------------------     ------------------
          Net deferred taxes................................               $         -            $        -
                                                                     ==================     ==================

The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended June 30, 1999 and 1998 totaled $1,522,594 and $678, respectively. The net operating loss carryforward expires through the year 2018.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note F:  Income taxes, continued
--------------------------------

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of these losses.

Note G:  Acquisitions
---------------------

Wings Online, Inc.
------------------
On February 15, 1999 the Company purchased all of the outstanding common stock of Wings Online, Inc. ("Wings") in exchange for $135,000 cash and 29,326 of the Company's common stock valued at $200,000. The common stock was valued at the average bid and asked price for the three trading days prior to closing which was $6.82. Wings was acquired from an independent and unaffiliated third party. Net assets of Wings as of the date of the acquisition totaled $3,372, which approximated fair value. As part of the acquisition, the previous shareholders of Wings entered into an agreement to not compete with the Company for thirty-six months. The excess of the purchase price over the fair value of the assets, in the amount of $331,628 has been allocated to the non-compete agreement and is being amortized over the life of the agreement. Amortization expense of $41,453 has been recorded in the accompanying consolidated financial statements for the year ended June 30, 1999.

The Company has recorded the transaction as a purchase in accordance with Accounting Principles Board Opinion No. 16. The accompanying consolidated financial statements include the results of operations of Wings from the date of the acquisition, February 15, 1999 through June 30, 1999.

The following pro forma condensed consolidated statement of operations gives effect to the acquisition of Wings as if it had occurred at the beginning of the period presented. The pro forma financial information should be read in conjunction with the separate audited financial statements and notes thereto of each of the companies included in the pro forma.

The pro forma condensed consolidated statement of operations are not necessarily indicative of results of operations had the acquisition occurred at the beginning of the periods presented nor of results to be expected in the future.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note G:  Acquisitions continued
-------------------------------

Wings Online, Inc. continued
----------------------------

                    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        For the year ended June 30, 1999

                                                                                                    Pro forma
                                                       Quest Net         Wings       Adjustments    Consolidated
                                                       ---------         -----       -----------    ------------
Revenues............................................$ 1,070,198     $   105,169         (58,705)   $ 1,116,662
Operating expenses..................................(10,005,615)        (97,668)         (7,798)   (10,111,081)
(Loss) income from operations....................... (8,935,417)          7,501         (66,503)    (8,994,419)
Interest expense....................................     (5,943)              -               -         (5,943)
Interest income.....................................      8,566               -               -          8,566
Net (loss) income................................... (8,932,794)          7,501         (66,503)    (8,991,796)
Net (loss) income per share - basic and diluted.....$     (0.67)    $     37.50                    $     (0.67)
Basic and diluted shares outstanding................ 13,322,111             200                     13,322,111


                    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        For the year ended June 30, 1998

                                                                                                    Pro forma
                                                     Quest Net         Wings       Adjustments    Consolidated
                                                     ---------         -----       -----------    ------------
Revenues............................................$      -        $ 46,161               -       $  46,161
Operating expenses..................................  (4,761)        (25,456)       (110,542)       (140,759)
(Loss) income from operations.......................  (4,761)         20,705        (110,542)        (94,598)
Net (loss) income...................................  (4,761)         20,705        (110,542)        (94,598)
Net (loss) income per share - basic and diluted.....     *          $ 103.52                       $   (0.10)
Basic and diluted shares outstanding................ 960,028             200          29,126         989,354
* Less than $.01 per share

Pro forma adjustments
---------------------
The year ended June 30, 1999:
-----------------------------
The consolidated financial statements of Quest Net include the results of operations of Wings for the period February 15, 1999 through June 30, 1999. The financial information of Wings presented in the pro forma statement are the results of operations for Wings for the year ended June 30, 1999. Therefore the adjustments reduce the pro forma consolidated information for the duplication of the period February 15, 1999 through June 30, 1999 by the following: Revenues:
$58,705, Operating expenses: $61,292, Loss from operations and Net loss: $2,587. The adjustments also include the increased amortization expense resulting from the non-compete agreement as if the agreement was amortized for the full year of $69,090.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note G:  Acquisitions continued
-------------------------------

Wings Online, Inc., pro forma adjustments continued
---------------------------------------------------

The year ended June 30, 1998:
-----------------------------
The adjustments include the amortization expense resulting from the non-compete agreement as if the agreement was amortized for the full year of $110,542 and the 29,326 share increase to weighted shares outstanding to give effect of the shares issued in the acquisition.

The pro forma condensed consolidated financial information do not show any adjustments for a change in the income tax benefit as the total pro forma consolidated benefit for income taxes would be offset by any valuation allowance due to any deferred tax asset derived from net operating losses. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery.

Asset acquisitions
------------------
On May 3, 1999, the Company purchased certain assets, including computers, software licenses, video editing and studio equipment, office equipment, inventory, contracts for software development and interactive kiosk systems and related software for $300,000 from AVX Communications. The purchase price was paid in 39,894 shares of the Company's restricted common stock, valued at the average bid and asked price for the three trading days prior to closing. The fair value of the assets received is $89,144.

The excess of the purchase price over the fair value of the assets received is $210,856 and has been recorded as goodwill in the accompanying consolidated financial statements. As of June 30, 1999, the assets were still in transit and had not been placed in service. The $89,144 attributed to the equipment and software is recorded in the Company's consolidated balance sheet as "Property not in service." As of June 30, 1999 the Company had not amortized any of the goodwill, however management intends to assess the estimated useful life of the goodwill once the assets are place in service and amortize the goodwill on a straight-line basis over the estimated useful life.

On June 24, 1998, the Company entered into an agreement with PACT Communication Group, Inc. ("Pactcom") to acquire certain assets of Pactcom in exchange for 2,000,000 shares of the Company's restricted common stock. Subsequent to the transaction with Pactcom, a former shareholder and officer of Pactcom became and officer and director of the Company, therefore the transaction was recorded as a transfer of assets between entities under common control and has been recorded at the historical cost basis of Pactcom as determined under generally accepted accounting principles.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note G:  Acquisitions continued
-------------------------------

The assets acquired include equipment, software, furniture and an office lease deposit, which have been recorded on the Company's books at $125,274. The Company also acquired Pactcom's contracts with BellSouth Telecommunications, Inc. ("Bellsouth") and WorldPass Communications Corporation ("WorldPass"), office leases and certain employment agreements. There was no value assigned to any of the above contracts in conjunction with the acquisition. Based on the total value assigned to the assets received, the Company has valued the 200,000 (restated from 2,000,000) shares issued, as consideration for the assets, at $125,274.

During the year ended June 30, 1999, the Company discovered that the BellSouth contract could not be assigned by Pactcom to the Company and Pactcom has subsequently terminated the contract. Amounts due under the contract for any services or termination costs have not been accrued on the Company's records as management believes that the costs should accrue to Pactcom.

The WorldPass contract was terminated during the year ended June 30, 1999.

Note H:  Commitments and contingencies
--------------------------------------

Litigation
----------
The Company is involved in various legal proceedings that have arisen in the ordinary course of business. While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of the Company's management, all such proceedings should not materially result in any liability, which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.


As noted in the accompanying consolidated financial statements, the Company has recorded a reserve for the doubtful collection of accounts receivable totaling $867,842 of which substantially all is due from one customer. The receivables resulted from the Company's sale of bandwidth and certain software and revenue generated from the installation and modifications to the software. The Company has filed lawsuit against the customer. The lawsuit is in the discovery stage and management is unable to determine at June 30, 1999 the outcome of the lawsuit.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note H:  Commitments and contingencies continued
------------------------------------------------

Employment contracts
--------------------
The Company has employment agreements and arrangements with its executive officers. The agreements are dated March 20, 1998 and July 1, 1998. The contracts provide for an annual issuance of 300,000 and 50,000 shares of the Company's common stock, respectively, with fifty percent of the annual awards payable every six months. During the year ended June 30, 1999 the Company incurred compensation expense related to the contracts of $1,729,675, resulting from the issuance of 175,000 common shares valued at the market price of the Company's common stock on the anniversary date of the awards. 160,022 shares not issued, but due at June 30, 1999 total $1,037,015, net of 14,978 shares valued at $97,360 for the repayment of certain advances made to the President of the Company. The accrual is recorded in the accompanying consolidated financial statements as accrued stock compensation expense. - See Note B - Related party transactions

The Company had employment agreements with certain key management during the year June 30, 1999. The agreements were terminated during the year. Amounts paid as stock compensation pursuant to the agreements were 25,000 shares valued at $73,438, which is recorded in the accompanying consolidated financial statements as stock compensation expense. Amounts due at June 30, 1999 for unissued common stock awards of 12,500 shares have been accrued as stock compensation expense of $81,250 and is recorded in the accompanying consolidated financial statements as accrued stock compensation expense.

Non-cancelable leases
---------------------
The Company leases office space under three separate non-cancelable operating leases that expire in January 2004. Total office rent expense incurred under these leases for the years ended June 30, 1999 and 1998 and for the period November 28, 1995 (inception) through June 30, 1999 was $25,565, $-0- and $25,565, respectively. Future minimum lease payments for the leases with initial terms in excess of one year as of June 30, 1999 are as follows:

June 30, 2000........................................         $ 117,494
June 30, 2001........................................         $ 117,494
June 30, 2002........................................         $ 117,494
June 30, 2003........................................         $ 117,494
June 30, 2004........................................          $ 65,698

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note I - Year 2000 Compliance
-----------------------------

The Year 2000 issue ("Y2K") is the result of computer programs written using two digits rather than four to define the applicable year. Any of the Company's computer and telecommunications programs that have date sensitive software may recognize a date using "00" as the year 1900 instead of 2000. This could result in system failure or miscalculations causing disruptions in operations, including the ability to process transactions, send invoices, or engage in similar normal business activities. The Company is currently assessing its current computer systems and has yet to determine the extent, if any, of non-compliance. There is no certainty that the Company will not experience Y2K issues.

The Company cannot determine the extent to which the Company is vulnerable to third parties' failure to remediate their own Y2K problems. As a result, there can be no guarantee that the systems of other companies on which the Company's business relies will be timely converted, or that failure to convert by another company, or a conversion that is incompatible with the Company's systems, would have a material adverse affect on the Company. In view of the foregoing, there can be no assurance that the Y2K issue will not have a material adverse effect on the Company's business.



                               WINGS ONLINE, INC.
                               ------------------

                          Index to Financial Statements

                                                                                                             Page
                                                                                                             ----
Independent auditors' report....................................................                              F-28

Statements of operations, from July 1, 1998 through February 14, 1999
     and for the year ended June 30, 1998.......................................                              F-29

Statement of shareholder's equity, July 1, 1997 through
     February 14, 1999..........................................................                              F-30

Statements of cash flows, from July 1, 1998 through February 14, 1999
     and for the year ended June 30, 1998.......................................                              F-31

Summary of significant accounting policies......................................                              F-32

Notes to financial statements...................................................                              F-34

To the Board of Directors and Shareholders
Wings Online, Inc.


                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying statements of operations, shareholders' equity and cash flows of Wings Online, Inc. (an "S" Corporation) from July 1, 1998 through February 14, 1999 and for the year ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Wings Online, Inc. for the period from July 1, 1998 through February 14, 1999 and for the year ended June 30, 1998 in conformity with generally accepted accounting principles.




Cordovano and Harvey, P.C.
Denver, Colorado
July 10, 1999


                               WINGS ONLINE, INC.
                               ------------------

                            Statements of Operations

                                                                                    July 1, 1998         For The
                                                                                      Through           Year Ended
                                                                                    February 14,         June 30,
                                                                                        1999               1998
                                                                                  -----------------  -----------------
SALES............................................................................    $      46,463       $     46,161

COST OF SALES....................................................................            9,082              7,458
                                                                                  -----------------  -----------------
                                                                     GROSS PROFIT           37,381             38,703

EXPENSES
     Selling, general and administrative.........................................           27,293             17,998
                                                                                  -----------------  -----------------
                                                                       NET INCOME    $      10,088       $     20,705
                                                                                  =================  =================

Basic earnings per common share..................................................    $       50.44       $     103.53
                                                                                  =================  =================

Basic weighted average common shares outstanding.................................              200                200
                                                                                  =================  =================

----------------------------------------------------------------------------------------------------------------------
                       Pro Forma Statements of Operations
----------------------------------------------------------------------------------------------------------------------

                                                                                    July 1, 1998         For The
                                                                                      Through           Year Ended
                                                                                    February 14,         June 30,
                                                                                        1999               1998
                                                                                  -----------------  -----------------
                                                   NET INCOME BEFORE INCOME TAXES    $      10,088       $     20,705

INCOME TAX EXPENSE...............................................................           (1,985)            (4,074)

                                                                                  -----------------  -----------------
                                                             PRO FORMA NET INCOME    $       8,103       $     16,631
                                                                                  =================  =================

Pro forma basic earnings per common share........................................    $       40.52       $      83.16
                                                                                  =================  =================

Pro forma basic weighted average common shares outstanding.......................              200                200
                                                                                  =================  =================


           See accompanying summary of significant accounting policies and notes to the financial statements.


                               WINGS ONLINE, INC.
                               ------------------

                        Statement of Shareholder's Equity

                     July 1, 1997 through February 14, 1999

                                                                                                             Additional
                                                   Preferred Stock                 Common Stock               Paid-In
                                               Shares        Par Value         Shares        Par Value        Capital
                                           --------------- --------------- --------------- --------------- ---------------
Balance, July 1, 1997.....................              -    $          -             200   $           -    $        200

Net income for the year ended
   June 30, 1998..........................              -               -               -               -               -
                                           --------------- --------------- --------------- --------------- ---------------
                    BALANCE, JUNE 30, 1998              -               -             200               -             200

Distributions paid to shareholders........              -               -               -               -               -

Net income for the period ended
   February 14, 1999......................              -               -               -               -               -
                                           --------------- --------------- --------------- --------------- ---------------
                BALANCE, FEBRUARY 14, 1999              -    $          -             200   $           -    $        200
                                           =============== =============== =============== =============== ===============


(restubbed table)
                                                                       Total
                                                     Retained      Shareholders'
                                                     Earnings          Equity
                                                  ---------------  ---------------


Balance, July 1, 1997.....................           $      (935)    $       (735)

Net income for the year ended
   June 30, 1998..........................                20,705           20,705
                                                  ---------------  ---------------
                    BALANCE, JUNE 30, 1998                19,770           19,970

Distributions paid to shareholders........               (26,686)         (26,686)

Net income for the period ended
   February 14, 1999......................                10,088           10,088
                                                  ---------------  ---------------
                BALANCE, FEBRUARY 14, 1999           $     3,172     $      3,372
                                                  ===============  ===============


          See accompanying summary of significant accounting policies and notes to the financial statements.


                                WINGS ONLINE, INC.
                                ------------------

                             Statements of Cash Flows

                                                                                     July 1, 1998       For The
                                                                                       Through         Year Ended
                                                                                     February 14,       June 30,
                                                                                         1999             1998
                                                                                    ---------------  ---------------
OPERATING ACTIVITIES
     Net income....................................................................       $ 10,088         $ 20,705

     Transactions not requiring cash:
        Depreciation and amortization..............................................          3,383            3,528
        Loss on write-off of organization costs....................................            125                -

     Changes in current assets and current liabilities:
        Decrease in receivables and other current assets...........................         13,911                -
        Increase in accounts payable and other
           current liabilities.....................................................          9,136              377
                                                                                    ---------------  ---------------
                                          NET CASH PROVIDED BY OPERATING ACTIVITIES         36,643           24,610
                                                                                    ---------------  ---------------

INVESTING ACTIVITIES
     Purchases of furniture and equipment..........................................        (11,492)          (2,507)
                                                                                    ---------------  ---------------
                                            NET CASH (USED IN) INVESTING ACTIVITIES        (11,492)          (2,507)
                                                                                    ---------------  ---------------

FINANCING ACTIVITIES
     Distributions paid to officers................................................        (26,686)               -
     Advances paid to officers.....................................................              -          (26,825)
     Repayment advances from officers (Note B).....................................              -            4,702
                                                                                    ---------------  ---------------
                                            NET CASH (USED IN) FINANCING ACTIVITIES        (26,686)         (22,123)
                                                                                    ---------------  ---------------

                                                                 NET CHANGE IN CASH         (1,535)             (20)
Cash, beginning of period..........................................................          1,535            1,555
                                                                                    ---------------  ---------------
                                                                CASH, END OF PERIOD       $      -         $  1,535
                                                                                    ===============  ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
-------------------------------------------------
Cash paid during the period for:
     Interest......................................................................       $    830         $     11
                                                                                    ===============  ===============
     Income taxes..................................................................       $      -         $      -
                                                                                    ===============  ===============


            See accompanying summary of significant accounting policies and notes to the financial statements.

                               WINGS ONLINE, INC.
                               ------------------

                   Summary of Significant Accounting Policies

                                February 14, 1999

Use of estimates
----------------
The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash equivalents
----------------
For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property, equipment and depreciation
------------------------------------
Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Maintenance and repair costs are charged to expense as incurred. Gains or losses on disposition of property and equipment are reflected in income.

Sales
-----
Sales consist of monthly fees charged to customers for Internet advertisements. Internet advertisement sales are recognized in the period ads are run.

Income Taxes
------------
The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the accompanying financial statements.

Fair value of financial instruments
-----------------------------------
The Company has determined, based on available market information and appropriate valuation methodologies, that the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, receivables, payables and other current liabilities approximate fair value due to the short-term maturity of the instruments.

Earnings per common share
-------------------------
Effective December 31, 1997, SFAS 128 "Earnings per Share" requires a dual presentation of earnings per share-basic and diluted. Basic earnings per common share has been computed based on the weighted average number of common shares outstanding. Diluted earnings per share reflects the increase in weighted average common shares outstanding that would result from the assumed exercise of outstanding stock options. However, the Company has a simple capital structure for the periods presented and, therefore, there is no variance between the basic and diluted earnings per share.

                               WINGS ONLINE, INC.
                               ------------------

                   Summary of Significant Accounting Policies

                                February 14, 1999

Recently issued accounting pronouncements
-----------------------------------------
The Company has adopted the following new accounting pronouncements for the year ended June 30, 1998. There was no effect on the financial statements presented from the adoption of the new pronouncements. SFAS No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers. SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

                               WINGS ONLINE, INC.
                               ------------------

                          Notes to Financial Statements

                                February 14, 1999

Note A:   Nature of Organization
--------------------------------

             Wings Online, Inc. (the "Company") was incorporated in Florida on November 29, 1995. The Company sells advertising space on its web site to dealers and individuals that are looking to sell their aircraft.

             On February 15, 1999, the shareholders of the Company entered into a Stock Purchase Agreement with Quest Net Corp. ("Quest"), whereby the shareholders received $135,000 and 29,326 shares of Quest's no par value common stock in exchange for 100 percent of the outstanding common shares of the Company. As a result, the Company became a wholly owned subsidiary of Quest.

             The Company has a tax year-end of December 31; however, the Company adopted an accounting year-end of June 30 to correspond to the year-end of its parent corporation, Quest.

Note B:   Related party transactions
------------------------------------
             At July 1, 1998, the officers owed the Company $14,627 for advances received in prior years. During the period ended February 14, 1999, the Company advanced the officers, who were the only shareholders, an additional $13,350 of which the officers repaid $1,292. As a result, the officers owed the Company $26,686 at February 14, 1999, which was reclassified as a distribution to shareholders and is included in the accompanying financial statements in retained earnings. The officers resigned on February 15, 1999.

             On June 3, 1999 and February 14, 1999, the Company received $6,000 and $8,059, respectively, for working capital in exchange for promissory notes from Quest. The notes are unsecured, non-interest bearing and are due on demand.

Note C:   Property and equipment
--------------------------------
             Property and equipment consisted of the following at February 14, 1999:


Furniture and fixtures........................          $  4,868
Equipment.....................................            13,209
                                              -------------------
                                                          18,077
Less: accumulated depreciation................            (5,907)
                                              -------------------
                                                        $ 12,170
                                              ===================



             Depreciation expense totaled $3,308 and $3,459 for the period from July 1, 1998 through February 14, 1999 and for the year ended June 30, 1998, respectively.

                               WINGS ONLINE, INC.
                               ------------------

                          Notes to Financial Statements

                                February 14, 1999

Note D:   Year 2000 compliance
------------------------------
             The Year 2000 issue (Y2K) is the result of computer programs written using two digits rather than four to define the applicable year. Any of the Company's computer and telecommunications programs that have date sensitive software may recognize a date using "00" as the year 1900 instead of 2000. This could result in system failure or miscalculations causing disruptions in operations, including the ability to process transactions, send invoices, or engage in similar normal business activities.

             The Company cannot determine the extent to which the Company is vulnerable to third parties' failure to remediate their own Y2K problems. As a result, there can be no guarantee that the systems of other companies on which the Company's business relies will be timely converted, or that failure to convert by another company, or a conversion that is incompatible with the Company's systems, would have a material adverse affect on the Company. In view of the foregoing, there can be no assurance that the Y2K issue will not have a material adverse effect on the Company's business.



NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED
TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER
THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR                       1,700,000 SHARES
MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY QUEST. THIS PROSPECTUS                         QUEST NET CORP.
DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED                      COMMON STOCK
BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF
AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY                             ________________
JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE
UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY                          PROSPECTUS
SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY                       ________________
THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY
TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.


                   ----------------

          TABLE OF CONTENTS

                                          PAGE
                                          ----
Prospectus Summary.......................... 2
Risk Factors................................ 3
Capitalization..............................14
Selected Financial Information..............14                                   QUEST NET CORP.
Management Discussion and                                                  2999 NE 191ST STREET, PH-8
Analysis of Financial Condition                                              AVENTURA, FLORIDA 33180
and Results of Operation....................15                                   (305) 935-1080
Business....................................19
Legal Proceedings...........................44
Management..................................45
Certain Transactions........................53
Principal Stockholders......................55
Market Price of Securities..................56
Description of Securities...................57
Dividend Policy.............................58
Selling Security Holders....................58                                      ___, 1999
Plan of Distribution........................60
Interests Of Named Experts .................61
Experts.....................................61
Legal Matters...............................62
Financial Information.......................F-1




UNTIL ____________, 1999 (25 DAYS AFTER THE DATE
HEREOF) ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN
THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A
PROSPECTUS.




                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         Our Articles of Incorporation and Florida law authorizes Quest to indemnify directors and officers as follows:


         1. So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

         2. So long as permitted by law, no officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such officer occurring prior to such amendment, repeal or termination of effectiveness.

         3. To the extent that a Director, Officer, or other corporate agent of this corporation has been successful on the merits or otherwise in defense of any civil or criminal action, suit, or proceeding referred to in sections (a) and (b), above, or in defense of any claim, issue, or matter therein, he shall be indemnified against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         4. Expenses incurred by a Director, Officer, or other corporate agent in connection with a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action suit, or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING QUEST PURSUANT TO THE PROVISIONS SET FORTH ABOVE, QUEST HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE



ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
         The following expenses in connection with the issuance and distribution of the securities being registered hereby will be borne by us and are estimated to be as follows:


Registration Fee .........................  $  1,803.03
Legal Fees ...............................  $ 50,000


Accounting Fees...........................  $ 31,002.57
Edgar Formatting Fees                       $ 35,000
Miscellaneous ............................  $  2,000
         Total .............................$119,805.60




ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

         The following information does not give effect to the 3 for 1 common stock dividend declared in January 1999 or, except for the shares issued subsequent to October 16, 1998, the 10-to-1 stock split on October 16, 1998.

         Each of the investors, employees, consultants, and others who received securities were:

o Provided with and had access to financial and other information concerning Quest and its operations.
o Had the opportunity to ask questions concerning Quest and its operations.

         In July 1996, under our former name A.P. Sales, Inc., we sold 300,000 shares of our preferred stock to an affiliate and an accredited investor for a total purchase price of $3,000. The sale was conducted pursuant to Regulation D Rule 504. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 3(b) of the Act.

         In September 1996, we concluded a private offering of a total of 2,400,000 shares of our common stock to thirty-eight investors for aggregate offering proceeds of $1,200. The offering was conducted pursuant to Regulation D Rule 504. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 3(b) of the Act.


         In July 1998, we acquired certain assets of Pact Communication Group, Inc. valued at $125,274 in exchange for an aggregate of 2,000,000 shares of our common stock. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

         In July 1998, we acquired software from Simplex Ltda. valued at $600,000 in exchange for 60,000 shares of our redeemable convertible preferred stock. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act. In September we received a notice of conversion and in November 1999, we issued 300,000 shares of our common stock to complete the conversion.

         In November 1998, we issued 150,000 shares of our common stock to a consultant for consulting services valued at $25,000. These shares were issued pursuant to Rule 504 of Regulation D under the Act. The issuance of these securities was exempt from the registration requirements of the Act pursuant to
Section 3(b) of the Act.

         In November 1998, we concluded a private offering of 50,000 shares of our common stock to an accredited investor for aggregate proceeds of $100,000. These shares were issued pursuant to Rule 504 of Regulation D under the Act. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 3(b) of the Act.

         In December 1998, we issued to employees of Quest, including officers, an aggregate of 1,485,693 shares of our common stock pursuant to the terms of their employment agreements. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

         In December 1998, we acquired certain assets of Grupo Internet Latinoamericano valued at $1,724,520 in exchange for an aggregate of 100,000 shares of our redeemable preferred stock and 2,607,660 shares of our common stock. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act. Quest redeemed the redeemable convertible preferred shares in July 1999, at a redemption price of $10.00 per share.

         In December 1998 we issued 175,000 shares of common stock as compensation to three employees pursuant to their employment agreements. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

            In December 1998, we concluded a private offering of a total of 50,000 shares of our common stock to an accredited investor for aggregate offering proceeds of $50,000. The offering was conducted pursuant to Regulation D Rule 504. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 3(b) of the Act.

         In January 1999, we issued 24,000 shares of common stock for legal services valued at $15,000, and 1,000 shares for consulting services valued at $4,500. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

         In January 1999, we issued 10,000 shares of common stock pursuant to an employment agreement. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

         In January 1999, we issued an aggregate of 6,667 shares of common stock to directors of Quest. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

         In January 1999, we concluded a private offering of a total of 25,000 shares of our common stock to an accredited investor for aggregate offering proceeds of $75,000. The offering was conducted pursuant to Regulation D Rule
504. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 3(b) of the Act.

         In January 1999, we issued a total of 101,333 shares of our common stock to a consultant for services rendered, valued at $7,600. The shares were issued pursuant to Regulation D Rule 504. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 3(b) of the Act.

         In January 1999, we concluded a private offering of a total of 132,915 shares of our common stock and warrants to purchase 45,000 shares of common stock at an exercise price of $9.40 to an accredited investor for aggregate offering proceeds of $700,000. In connection with the offer we issued warrants to purchase 2,000 shares of common stock at an exercise price of $9.40 to certain nonaffiliated principals in the transaction. The warrants are exercisable on year from the date of issuance and expire two years thereafter. The offering was conducted pursuant to Regulation D Rule 504. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 3(b) of the Act.

         In March 1999, we purchased Wings Online Inc, for 29,326 shares of our common stock and $135,00 in cash. The Wings Online transaction was valued at $335,000. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.


         In March 1999, we acquired two industry-specific, e-commerce sites, namely, Boats Online, a boat marketplace and resource center, and Cars Online an automobile market place valued at $10,000 and $4,000. These were acquired for an aggregate of 1,500 shares of our common stock along with and aggregate of $7,000 in cash. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.


         In March 1999, we issued 677 shares of common stock for consulting services valued at $10,000. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

         In March 1999, we issued 100,000 shares to Maxine Pereira, an officer of Quest, pursuant to her employment agreement. The agreement called for the issuance of 25,000 shares on January 1, 1999. Quest neglected to timely issue the shares and therefore the shares were not issued at the time of the stock dividend. The Board of Director authorized the issuance of the additional 75,000 shares that would have been issued to Ms. Pereira pursuant to the dividend, if Quest had performed its obligations under the employment agreement.

         In March 1999, Quest issued 4,000 shares of its common stock for consulting services valued at $5,000. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

         In May 1999, we acquired certain assets of AVX, Inc. valued at $300,000 in exchange for an aggregate of 39,894 shares of our common stock. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

         In June 1999, we completed a Regulation D Rule 506 private offering of 910,747 shares of common stock to an accredited investor and received gross proceeds of $5,000,000. The issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act. In connection with this offering Quest paid consulting fees of $350,000.

         From March 1999 to date, we have issued options to purchase an aggregate of 1,998,692 shares of common stock to Mr. Pereira, an officer of Quest, employees, and consultants. The exercise price of the options ranged from $.012 to $7.25 per share. Mr. Pereira exercised options to purchase 1,310,693 shares of common stock. No other options have been exercised to date. The remaining options are exercisable for a period of two to five years from the date of grant.

         In August 1999, we issued 25,000 shares of common to Maxine Pereira and 135,022 shares of common stock to Camilo Pereira. Mr. Pereira was due to be issued 150,000 shares, however the shares issued to Mr. Pereira were decreased to offset money advanced to Mr. Pereira by Quest.


         In September 1999, we issued approximately 500 shares of common stock to a non-affiliated third party consultant for public relations services performed and 1,000 Shares to our previous landlord as consideration for the termination of our old lease.




ITEM 27      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(A)  EXHIBITS

EXHIBIT           DESCRIPTION


2.                Asset Purchase Agreement (Pact)
3.1(a)            Articles of Incorporation (Colorado)****
3.1(b)            Amended Articles of Incorporation(Colorado)****
3.1(c)            Articles of Incorporation (Florida)****
3.2               Bylaws****
3.2(a)            Amended and Restated Bylaws****
4.                Warrant (Zubeir Kazi)****
4.1               Warrant (Scott Goldstein)****
4.2               Warrant (Sheldon Goldstein)****
4.3               Warrant (DSF Capital)****
4.4               Warrant (Jeffery Stein)****

4.5               Equity Incentive Plan
5.                Opinion of Rebecca J. Del Medico, P.A.
10.               Lease (709)****
10.1              Lease (1008)****
10.2              Lease (901)****
10.3              Employment Agreement (Camilo Pereira)****
10.4              Employment Agreement (Maxine Pereira)****


10.5              Qwest Agreement*
10.6              Bell South Agreement*
10.7              E.spire Agreement*

10.8              Subscription Agreement (James LLC.)****
10.9              Registration Rights Agreement (James LLC.)****

10.10             Wireless Agreement*

10.11             Software Purchase Agreement (Secure Transaction International
                  Corp.)****
10.12             Asset Purchase Agreement (Grupo Internet Latinoamericano)****
10.13             Software Purchase Agreement (Simplex)****
10.14             Asset Purchase Agreement (AVX, Inc.)****
10.15             Stock Purchase Agreement (Wings Online)****
10.16             Network Sales and Service Agreement (Real Time Cash, Inc.)****
10.17             Network Sales and Service Agreement (Real Time Encryption,
                  Inc.)****
10.18             Network Sales and Service Agreement (Real Time Wireless,
                  Inc.)****
10.19             Professional Consulting Agreement (Real Time Wireless,
                  Inc.)****
10.20             Professional Consulting Agreement (Real Time Encryption,
                  Inc.)****
10.21             Professional Consulting Agreement (Real Time Phone Services,
                  Inc.)****
10.22             Employment Agreement (Rebecca J. Del Medico)
10.23             Form of Africainternet, Corp Stock Purchase Agreement
20                Long Distance Public Notice****
20.1              License (Cuba Travel)****
21                Subsidiaries of Quest***
24.               Consent of Cordovano and Harvey, P.C.
24.2              Consent of Rebecca J. Del Medico, P.A.**
----------------------

* Pricing Information Omitted pursuant to a Request for Confidentiality and filed separately with the Commission.
**       Contained in Opinion of Rebecca J. Del Medico, P.A.
*** Filed on August 11, 1999, as an Exhibit to the Registration Statement on Form SB-2.
**** Filed on August 11, 1999, as an Exhibit to Amendment No.1 to the Registration Statement on Form SB-2.




ITEM 28. UNDERTAKINGS


         (a) Quest hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any Prospectus required by
         Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase, or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


         (b) Quest hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Quest hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Quest, Quest has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Quest of expenses incurred or paid by a director, officer or controlling person of Quest in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Quest will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (e) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) Under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.


         (f) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets the requirement for filing on Form SB-2 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aventura, State of Florida, on the 29th day of November 1999.


                                 QUEST NET CORP.


                                            By:  /s/ CAMILO PEREIRA
                                                 Camilo Pereira, Chairman/Chief Operating Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Dated: November 29, 1999                     By: /s/ CAMILO PEREIRA
                                                -------------------------------
                                                Camilo Pereira, Chairman of the
                                                Board and Director,


Dated: November 29, 1999                     By: /s/PAUL K. ZELLER
                                                -------------------------------
                                                Executive Vice President-Finance (PRINCIPAL FINANCIAL
                                                OFFICER)


Dated: November 29, 1999                     By: /s/ MAXINE PEREIRA
                                                -------------------------------
                                                Maxine Pereira, Executive Vice-President and Director


Dated: November 29, 1999                     By: /s/ DAVID BLOCK
                                                ------------------------------
                                                David Block, Director







                                             By: _______________________________
                                             Victor V. Coppola, Director

                                      II-8



                                INDEX TO EXHIBITS

EXHIBIT           DESCRIPTION

2.                Asset Purchase Agreement (Pact)
3.1(a)            Articles of Incorporation (Colorado)****
3.1(b)            Amended Articles of Incorporation(Colorado)****
3.1(c)            Articles of Incorporation (Florida)****
3.2               Bylaws****
3.2(a)            Amended and Restated Bylaws****
4.                Warrant (Zubeir Kazi)****
4.1               Warrant (Scott Goldstein)****
4.2               Warrant (Sheldon Goldstein)****
4.3               Warrant (DSF Capital)****
4.4               Warrant (Jeffery Stein)****
4.5               Equity Incentive Plan
5.                Opinion of Rebecca J. Del Medico, P.A.
10.               Lease (709)****
10.1              Lease (1008)****
10.2              Lease (901)****
10.3              Employment Agreement (Camilo Pereira)****
10.4              Employment Agreement (Maxine Pereira)****
10.5              Qwest Agreement*
10.6              Bell South Agreement*
10.7              E.spire Agreement*
10.8              Subscription Agreement (James LLC.)****
10.9              Registration Rights Agreement (James LLC.)****
10.10             Wireless Agreement*
10.11             Software Purchase Agreement (Secure Transaction International
                  Corp.)****
10.12             Asset Purchase Agreement (Grupo Internet Latinoamericano)****
10.13             Software Purchase Agreement (Simplex)****
10.14             Asset Purchase Agreement (AVX, Inc.)****
10.15             Stock Purchase Agreement (Wings Online)****
10.16             Network Sales and Service Agreement (Real Time Cash, Inc.)****
10.17             Network Sales and Service Agreement (Real Time Encryption,
                  Inc.)****
10.18             Network Sales and Service Agreement (Real Time Wireless,
                  Inc.)****
10.19             Professional Consulting Agreement (Real Time Wireless,
                  Inc.)****
10.20             Professional Consulting Agreement (Real Time Encryption,
                  Inc.)****
10.21             Professional Consulting Agreement (Real Time Phone Services,
                  Inc.)****
10.22             Employment Agreement (Rebecca J. Del Medico)
10.23             Form of Afticainternet, Corp Stock Purchase Agreement
20                Long Distance Public Notice****
20.1              License (Cuba Travel)****
21                Subsidiaries of Quest***
24.               Consent of Cordovano and Harvey, P.C.
24.2              Consent of Rebecca J. Del Medico, P.A.**


----------------------

* Pricing Information Omitted pursuant to a Request for Confidentiality and filed separately with the Commission.
**       Contained in Opinion of Rebecca J. Del Medico, P.A.
*** Filed on August 11, 1999, as an Exhibit to the Registration Statement on Form SB-2.
**** Filed on August 11, 1999, as an Exhibit to Amendment No.1 to the Registration Statement on Form SB-2.